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Filed Pursuant to Rule 424B3
Registration No. 333-180185

SUBJECT TO COMPLETION, DATED JULY 12, 2012

The information contained in this prospectus supplement is subject to completion or amendment. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the notes in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 12, 2012)

Harley-Davidson Motorcycle Trust 2012-1
Issuing Entity

$519,834,000 Motorcycle Contract Backed Notes

Harley-Davidson Customer Funding Corp.
Depositor

Harley-Davidson Credit Corp.
Seller, Servicer and Sponsor

         The notes will represent obligations of Harley-Davidson Motorcycle Trust 2012-1 only, and will not represent obligations of or interests in Harley-Davidson Financial Services, Inc., Harley-Davidson Credit Corp., Harley-Davidson Customer Funding Corp., Harley-Davidson, Inc. or any of their respective affiliates. The notes are motorcycle contract backed notes issued by the issuing entity. Payments on the notes will be made monthly on the 15th day of each month or, if the 15th is not a business day, on the business day immediately following the 15th. The first payment date is August 15, 2012. The assets securing the notes are fixed rate, simple interest, conditional sales contracts or promissory notes and security agreements relating to the purchase of new or used motorcycles. This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.

Consider carefully the risk factors beginning on page S-17 in this prospectus supplement and on page 6 of the accompanying prospectus.

The issuing entity will issue the classes of notes described below:

	Principal Amount	Interest Rate		Final Scheduled Payment Date	Price to Public	Underwriting Discount	Proceeds to Depositor
Class A-1 Notes	$91,200,000		%		August 2013%	%	%
Class A-2 Notes	$182,000,000		%		August 2015%	%	%
Class A-3 Notes	$169,000,000		%		April 2017%	%	%
Class A-4 Notes	$57,800,000		%		February 2018%	%	%
Class B Notes	$19,834,000		%		June 2018%	%	%
Class C Notes	$19,008,000		%		December 2019%	%	%

Total	$538,842,000				$	$	$

The issuing entity will also issue a certificate representing the residual equity interest in the issuing entity, which is not being offered hereby.

Some or all of the Class B notes may be retained by the depositor and/or be sold to one or more affiliates of the depositor. Such Class B notes will not be purchased by the underwriters if retained by the depositor or acquired by any of its affiliates. The Class C notes are not being offered for sale pursuant to this prospectus supplement and will not be purchased by the underwriters, but will be retained by the depositor and/or be sold to one or more affiliates of the depositor. See "Underwriting" in this prospectus supplement.

Credit Enhancement:

  •
  Overcollateralization.

  •
  Reserve fund.

  •
  Subordination of the Class B notes and the Class C notes to the Class A notes, and subordination of the Class C notes to the Class B notes as described in this prospectus supplement.

  •
  Excess cash flow.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners

J.P. Morgan	Citigroup	RBS

Co-Managers

BMO Capital Markets	Mizuho Securities USA Inc.	Wells Fargo Securities	The Williams Capital Group, L.P.

Prospectus Supplement dated                                    , 2012

Annex I—Global Clearance, Settlement and Tax Documentation Procedures

Appendix A—Static Pool Information

i

Regarding this prospectus supplement and the accompanying prospectus

        We provide information to you about the notes in two separate documents that offer varying levels of detail:

  •
  prospectus—provides general information, some of which may not apply to the notes; and

  •
  prospectus supplement—provides specific information relating to the terms of the notes.

        References to "we", "our" and "us" refer to Harley-Davidson Customer Funding Corp.

        We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The Tables of Contents of this prospectus supplement and the accompanying prospectus provide pages on which these captions are located.

        Certain matters discussed by us in this prospectus supplement are "forward-looking statements", or a projection of what we think will happen in the future. These forward-looking statements can generally be identified as such by reference to this note or because the context of the statement will include words such as we "believe", "anticipate", "expect", "plan", or "estimate" or words of similar meaning. Similarly, statements that describe future plans, objectives, outlooks, targets, guidance or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this prospectus supplement. Certain of such risks and uncertainties are described in close proximity to such statements or elsewhere in this prospectus supplement, including under the caption "Risk Factors" in this prospectus supplement and the accompanying prospectus. You are urged to consider these factors in evaluating the forward-looking statements and cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this prospectus supplement are made only as of the date of this prospectus supplement and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments that may arise after the date of this prospectus supplement.

        If you have received a copy of this prospectus supplement and the accompanying prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and the accompanying prospectus from Harley-Davidson Credit Corp. or any of the underwriters by asking any of them for it.

 Summary of Transaction Structure and Flow of Funds

        This structural summary briefly describes certain major structural components, the relationships among the parties, the flow of proceeds from the issuance of the notes and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all the terms of this offering.

        Harley-Davidson Customer Funding Corp., the depositor, will purchase from Harley-Davidson Credit Corp. a pool of motorcycle conditional sales contracts or promissory notes and security agreements purchased by Harley-Davidson Credit Corp. from Eaglemark Savings Bank and, to a limited extent, certain Harley-Davidson® motorcycle dealers. Harley-Davidson Customer Funding Corp. then will sell the contracts to Harley-Davidson Motorcycle Trust 2012-1. The following chart illustrates the use of proceeds from investors by the issuing entity and the depositor to purchase the contracts.

*
Some or all of the Class B notes may be retained by the depositor and/or be sold to one or more affiliates of the depositor. Such Class B notes will not be purchased by the underwriters if retained by the depositor or acquired by any of its affiliates. The Class C notes are not being offered hereby and will not be purchased by the underwriters, but will be retained by the depositor and/or be sold to one or more affiliates of the depositor.

 Flow of Funds*

        On each payment date prior to any acceleration of the notes, the issuing entity will apply collections on the contracts received during the prior calendar month, servicer advances and, with respect to payments of principal and interest on the notes, funds transferred from the reserve fund, together with certain other amounts received by the issuing entity (see "Certain Information Regarding the Notes—Payments and Distributions on the Notes—Available Amounts" for a further description of amounts available to make payments on the notes) to make the following payments in the following order of priority:

Reimbursement of servicer advances, to the servicer
The servicing fee, to the servicer
The indenture trustee fee, to the indenture trustee
Interest due on the Class A notes, to the Class A noteholders, pro rata
First priority principal distributable amount, sequentially to the holders of the Class A notes
Interest due on the Class B notes, to the Class B noteholders
Second priority principal distributable amount, sequentially to the holders of the Class A notes and Class B notes
Interest due on the Class C notes, to the Class C noteholders
Noteholders' regular principal distributable amount, sequentially to the holders of the Class A notes, the Class B notes, and the Class C notes
To the reserve fund, the amount, if any, needed to fund the reserve fund to the required amount
Any remaining funds, to the certificateholder under the trust agreement

*
This flow chart provides only a simplified overview of the monthly flow of funds prior to any acceleration of the notes. The priority of payments of principal and interest on the notes will be different after acceleration of the notes following an event of default. See "Certain Information Regarding the Notes—Payments and Distributions on the Notes—Distributions" in this prospectus supplement for a more detailed description.

Prospectus Supplement Summary

        This summary highlights selected information from this prospectus supplement and does not contain all the information that you should consider in making an investment decision. To understand all of the terms of the offering of the offered notes, you should read this entire prospectus supplement and the accompanying prospectus before making an investment decision. In addition, you may wish to read the documents governing the transfers and servicing of the contracts, the formation of the issuing entity and the issuance of the notes. Forms of these documents have been filed as exhibits to the registration statement, and final versions of these documents will be filed with the Securities and Exchange Commission following the issuance of the notes.

        There are material risks associated with an investment in the notes. See "Risk Factors" in this prospectus supplement and in the accompanying prospectus for a discussion of factors you should consider before investing in the offered notes.

The Issuing Entity or the Trust	Harley-Davidson Motorcycle Trust 2012-1, a Delaware statutory trust.
Seller, Servicer, Sponsor and Administrator	Harley-Davidson Credit Corp., a wholly-owned subsidiary of Harley-Davidson Financial Services, Inc.
Depositor

Harley-Davidson Customer Funding Corp., a wholly-owned, limited-purpose subsidiary of Harley-Davidson Credit Corp. The depositor or one of its affiliates will be the initial holder of the certificate issued by the issuing entity.

Originators

Eaglemark Savings Bank, a Nevada thrift and wholly-owned subsidiary of Harley-Davidson Credit Corp., and, to a limited extent, certain motorcycle dealers have originated the contracts in accordance with the underwriting standards approved by Harley-Davidson Credit Corp. under agreements governing the assignment of contracts to the seller. The seller will acquire the contracts from Eaglemark Savings Bank and certain motorcycle dealers in the ordinary course of its business pursuant to those agreements.

Owner Trustee	Wilmington Trust, National Association, a national banking association.
Indenture Trustee	The Bank of New York Mellon Trust Company, N.A., a national banking association. The indenture trustee will also act as paying agent under the indenture and the trust agreement.
Statistical Cutoff Date

June 30, 2012 is the date used in preparing the statistical information regarding a statistical pool of contracts presented in this prospectus supplement. As of that date, the aggregate outstanding principal balance of the statistical pool of contracts was $715,746,891.88. The actual pool of contracts transferred to the issuing entity will be selected from the statistical pool of contracts. The actual pool of contracts transferred to the issuing entity will have an aggregate outstanding principal balance of not less than $550,964,371.81 as of the cutoff date. It is not expected that the balance of the actual pool of contracts as of the cutoff date will be significantly more than that amount. See "Prospectus Supplement Summary—Overcollateralization".

Cutoff Date	June 30, 2012.
Closing Date	On or about July 25, 2012.
Terms of the Notes	The issuing entity will issue the following classes of notes having the principal terms described below:

Class	Aggregate Initial Principal Amount	Interest Rate
Class A-1	$91,200,000		%
Class A-2	$182,000,000		%
Class A-3	$169,000,000		%
Class A-4	$57,800,000		%
Class B	$19,834,000		%
Class C	$19,008,000		%

The Class A notes and the Class B notes are being offered by this prospectus supplement. We sometimes refer to the Class A notes and the Class B notes as the "offered notes", and to the Class A-1 notes, the Class A-2 notes, the Class A-3 notes, and the Class A-4 notes as the "Class A notes".

Certain of the Class B notes may be retained by the depositor and/or be sold to one or more affiliates of the depositor. The Class C notes are not being offered for sale pursuant to this prospectus supplement and will not be sold to the underwriters, but will be retained by the depositor and/or be sold to one or more affiliates of the depositor. The depositor or any such affiliate will have the right to sell all or a portion of those notes at any time.

The notes represent indebtedness of the issuing entity secured by the assets of the issuing entity.
Each class of offered notes will be issued in minimum denominations of $100,000 and in multiples of $1,000 in excess thereof and will be available in book-entry form only.
Terms of the Certificates

The trust will also issue a certificate representing the residual interest in the issuing entity. The certificate is not being offered by this prospectus supplement and is initially being issued to the depositor or one of its affiliates. The depositor or such affiliate will have the right to sell all or a portion of the certificate at any time.

The certificate will not have a principal balance and will not bear interest. The certificate represents the right to receive excess amounts not needed on any payment date to pay the servicing and indenture trustee fees, to make required payments on the notes, or to make deposits into the reserve fund.

Any information in this prospectus supplement regarding the certificate is intended only to give you a better understanding of the notes.
Payment Dates	The issuing entity will pay interest and principal on the notes on the 15th day of each month or, if that day is not a business day, the next business day. The first payment date is August 15, 2012.

Record Dates	The business day immediately preceding the payment date.
Interest	Interest Periods:
Interest on the notes will accrue in the following manner:

The issuing entity will pay interest on the Class A-1 notes on each payment date based on the actual days elapsed during the period for which interest is payable and a 360-day year. The issuing entity will pay interest on the remaining classes of notes on each payment date based on a 360-day year consisting of twelve 30-day months.

Interest on the Class A-1 notes will accrue at the interest rate for the related class during the period from and including the prior payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding the current payment date, and interest on the remaining classes of notes will accrue at the interest rate for the related class during the period from and including the 15th day of the prior month (or, in the case of the initial payment date, from and including the closing date) to but excluding the 15th day of the current month.

The first interest period for the Class A-1 notes will begin on and include the closing date and end on and exclude August 15, 2012. The first interest period for the remaining classes of notes will begin on and include the closing date and end on and exclude August 15, 2012.

Payment of Interest:
On each payment date the issuing entity will pay interest on the notes using available collections and other amounts.

Interest payments on each class of Class A notes will have the same priority. Interest payments on the Class B notes and the Class C notes will be subordinated to interest payments on the Class A notes. Interest payments on the Class C notes will be subordinated to interest payments on the Class A notes and the Class B notes. The issuing entity will make interest payments on the Class B notes after paying interest on the Class A notes and, in certain circumstances, principal of the Class A notes. The issuing entity will make interest payments on the Class C notes after paying interest on the Class A notes and the Class B notes and, in certain circumstances, principal of the Class A notes and the Class B notes.

See "Certain Information Regarding the Notes—Payments and Distributions on the Notes—Distributions" and "Description of the Notes—Interest" in this prospectus supplement for a discussion of the determination of the amounts available to pay interest.

Principal	On each payment date, the issuing entity will pay principal of the notes using available collections and certain other amounts.

Principal payments on the Class A notes will be senior in priority to principal payments on the Class B notes and the Class C notes. Principal payments on the Class B notes will be senior in priority to principal payments on the Class C notes. Principal payments on the notes will generally be paid sequentially to each class of Class A notes then outstanding, in numerical order, in each case until all Class A notes of such class are paid in full, then to the Class B notes, until the Class B notes are paid in full, and then to the Class C notes.

See "Certain Information Regarding the Notes—Payments and Distributions on the Notes—Distributions" and "Description of the Notes—Principal" in this prospectus supplement for a discussion of the determination of amounts available to pay principal.

Final Scheduled Payment Dates

The outstanding principal amount of the notes of each class is due and payable in full on the final scheduled payment date for that class. The final scheduled payment date for each class of notes is shown on the cover of this prospectus supplement. If a class of notes has not already been paid in full prior to its final scheduled payment date, the issuing entity will be obligated to pay the outstanding principal amount of that class of notes in full on that date. Certain circumstances could cause principal to be paid earlier or later, or in reduced amounts. See "Description of the Notes—Optional Redemption" in this prospectus supplement and "Description of the Notes and Indenture—The Indenture—Events of Default; Rights Upon Event of Default" in the accompanying prospectus.

Optional Redemption	The servicer has the option to purchase all of the contracts on any payment date on which the pool balance is less than 10% of the initial pool balance.

If the servicer exercises this option, the notes will be redeemed at a price equal to the unpaid principal amount thereof plus accrued interest thereon. See "Description of the Notes—Optional Redemption" in this prospectus supplement.

The Contracts and Other Assets of the Issuing Entity

The primary assets of the issuing entity will be a pool of fixed rate, simple interest conditional sales contracts or promissory notes and security agreements relating to the retail purchase of new or used motorcycles manufactured by one or more subsidiaries of Harley-Davidson, Inc. or certain other manufacturers. Harley-Davidson, Inc. and its subsidiaries are collectively referred to herein as "Harley-Davidson." See "Harley-Davidson® Motorcycles" and "Other Manufacturers" in the accompanying prospectus. The contracts were originated indirectly by the seller primarily through Eaglemark Savings Bank, a wholly-owned subsidiary of Harley-Davidson Credit Corp., and, to a limited extent, through Harley-Davidson® motorcycle dealers.

The issuing entity's assets will also include:
• security interests in the motorcycles securing the contracts;
• proceeds, if any, from certain insurance policies and debt cancellation agreements with respect to the motorcycles; and
• amounts on deposit in various accounts.
The Contracts

The issuing entity's main source of funds for making payments on the notes will be collections on the contracts. The contracts transferred to the issuing entity will be selected from contracts in the seller's portfolio based on the criteria specified in the sale and servicing agreement. See "Origination, Underwriting and Servicing—Criteria for Selecting the Contracts" in the accompanying prospectus. As of the statistical cutoff date, the obligors on the contracts are located in the United States, U.S. territories and military bases.

Pursuant to the sale and servicing agreement, the depositor will transfer, and the issuing entity will acquire, the contracts on the closing date.

The actual pool of contracts sold to the issuing entity on the closing date will be selected from the statistical pool of contracts. The aggregate characteristics of the pool of contracts as of the cutoff date are expected to vary from the aggregate characteristics of the statistical pool of contracts as of the statistical cutoff date described in the tables set forth below and under "The Contracts" in this prospectus supplement. However, with the exception of aggregate outstanding principal balance and number of contracts, there will be no material difference between the characteristics of the final pool of contracts as of the cutoff date and the characteristics of the statistical pool of contracts as of the statistical cutoff date disclosed in this prospectus supplement.

In addition to the purchase of contracts from the issuing entity in connection with the servicer's exercise of its "clean-up call" option as described above under "Optional Redemption", contracts will be required to be purchased from the issuing entity by the depositor if certain representations and warranties concerning the characteristics of the contracts are breached, and by the servicer if certain servicing covenants are breached.

No contract will have a scheduled maturity later than June 13, 2019. An obligor can prepay its contract at any time without penalty.

COMPOSITION OF THE STATISTICAL POOL OF CONTRACTS (AS OF THE STATISTICAL CUTOFF DATE)
Pool Balance $715,746,891.88
Number of Contracts 53,909
Average Principal Balance $13,276.95
Weighted Average Contract Interest Rate 11.238%
(Range) 1.000% to 25.990%
Weighted Average Original Term (in months) 70
(Range) 24 to 84
Weighted Average Remaining Term (in months) 61
(Range) 3 to 84
Weighted Average FICO® Score(1)(2) 713
FICO® Score less than 640(1)(2)(3) 16.64%
FICO® Score not available(1)(3) 0.02%
No Down Payment(3) 10.10%
Down Payment less than 10%(3)(4) 4.54%
Used Motorcycle at Origination(3) 38.66%

(1) As of origination.
(2) Excludes contracts for which no FICO® score was available.
(3) As a percentage of the pool balance of the statistical pool of contracts.
(4)

Does not include certain contracts with down payments less than 10%, but within $100 of 10%, of the sales price of the motorcycle and related parts and accessories. Excludes contracts with no down payment.

GEOGRAPHIC CONCENTRATION OF THE STATISTICAL POOL OF CONTRACTS (AS OF THE STATISTICAL CUTOFF DATE)
State(1)	Principal Balance Concentration
Texas 13.01%
Florida 8.67%
California 7.93%

(1)	As of the statistical cutoff date, no other state represented more than 5.00% of the pool balance of the statistical pool of contracts.

Reserve Fund

On the closing date, the proceeds of the notes will be used to fund a trust account, which we refer to as the "reserve fund", in the name of the indenture trustee. The reserve fund provides the notes with limited protection in the event collections from obligors on the contracts are insufficient to make payments on the notes. We cannot assure you, however, that this protection will be adequate to prevent shortfalls in amounts available to make payments on the notes.

The initial balance of the reserve fund will be 1.00% of the pool balance as of the cutoff date. We sometimes refer to the pool balance as of the cutoff date as the "initial pool balance". The amount required to be on deposit in the reserve fund on each payment date will equal the greater of:

•

2.70% of the pool balance held by the issuing entity as of the last day of the immediately preceding calendar month (6.00% in the event a reserve fund trigger is in effect for that payment date); and

• 1.00% of the initial pool balance.

A "reserve fund trigger" will be in effect on any payment date if a cumulative loss trigger is or has been in effect. A reserve fund trigger event will be deemed to have terminated with regard to a payment date if no cumulative loss trigger has been in effect for three consecutive payment dates (including the current payment date).

In no event shall the amount required to be on deposit in the reserve fund exceed the aggregate outstanding principal amount of the notes. See "Certain Information Regarding the Notes—The Accounts—The Reserve Fund" in this prospectus supplement.

If the amount on deposit in the reserve fund on any payment date is less than the required amount, the issuing entity will use the funds available to it (after reimbursement of servicer advances and payment of the servicing fee, payment of the indenture trustee fee, and payment of interest and principal on the notes) to make a deposit into the reserve fund. Amounts on deposit in the reserve fund on any payment date in excess of the required amount (after giving effect to the payments described in the preceding sentence on such payment date) will be paid to the depositor.

If on any payment date the funds available to the issuing entity to pay principal and interest on the notes are insufficient to make those payments, the issuing entity will use funds on deposit in the reserve fund to cover any shortfalls in those payments, but only to the extent of the amounts on deposit in the reserve fund at that time.

If on the final scheduled payment date of any class of notes, the principal amount of that class has not been paid in full, the issuing entity will use funds on deposit in the reserve fund to pay those notes, subject to the order of priority described in "Priority of Payments" below, but only to the extent of the amounts on deposit in the reserve fund at such time.

Overcollateralization

The initial pool balance will exceed the aggregate principal amount of the notes on the closing date by an amount equal to approximately 2.20% of the initial pool balance. The application of funds pursuant to the priority of payments is designed to maintain the amount of overcollateralization as of any payment date at a target amount, which we refer to as the "overcollateralization target amount". See "Certain Information Regarding the Notes—Payments and Distributions on the Notes—Distributions" and "—Overcollateralization" and "Description of the Notes—Principal" in this prospectus supplement. The overcollateralization target amount for any payment date will be the greatest of:

• the lesser of:
(i) 3.50% of the pool balance as of the last day of the related due period; and
(ii) 2.20% of the initial pool balance;
• 1.50% of the initial pool balance; and
• if a cumulative loss trigger for that payment date is in effect, the overcollateralization target amount for the immediately preceding payment date.
A "cumulative loss trigger" is in effect with respect to any payment date if the cumulative loss ratio for that payment date is equal to or greater than:
• 2.00% for any payment date which occurs within the period from the closing date through and including the 12th payment date occurring after the closing date,

•

3.00% for any payment date which occurs within the period from and including the 13th payment date occurring after the closing date through and including the 24th payment date occurring after the closing date,

•

4.00% for any payment date which occurs within the period from and including the 25th payment date occurring after the closing date through and including the 36th payment date occurring after the closing date,

•

5.00% for any payment date which occurs within the period from and including the 37th payment date occurring after the closing date through and including the 48th payment date occurring after the closing date or

• 5.50% for any payment date thereafter.

"Cumulative loss ratio" for any payment date means the fraction (expressed as a percentage) computed by the servicer by dividing the aggregate net liquidation losses for all liquidated contracts from the cutoff date through the end of the calendar month immediately preceding such payment date by the principal balance of the contracts as of the cutoff date.

For a description of the computation of net liquidation losses, see "Certain Information Regarding the Notes—Overcollateralization".
Servicer Advances

The servicer is obligated to advance on each payment date an amount equal to accrued and unpaid interest on each contract that was 30 days or more delinquent as of the end of the preceding month, but only to the extent that the servicer believes that the amount of such advance will be recoverable from collections on such contract. The servicer will be entitled to reimbursement of its outstanding advances from prior months on each payment date by means of a first priority withdrawal of certain funds then held in the collection account. See "Description of the Transfer and Servicing Agreements—Servicing—Advances" in the accompanying prospectus.

Mandatory Repurchase by the Depositor; Mandatory Purchase by the Servicer

Under the sale and servicing agreement, in the event of a breach of certain representations and warranties made by the depositor which materially and adversely affects the issuing entity's interest in any contract and which breach has not been cured, the depositor will be obligated to repurchase such contract two business days prior to the first payment date after the last day of the calendar month in which the servicer, the owner trustee, the indenture trustee or the depositor becomes aware of such breach. See "Description of the Transfer and Servicing Agreements—Representations and Warranties Made by the Seller and the Depositor" in the accompanying prospectus.

Under the sale and servicing agreement, in the event of a breach of certain servicing obligations relating to the contracts as specified in the sale and servicing agreement which materially and adversely affect the issuing entity's interest in any contract and which breach has not been cured, the servicer will be obligated to purchase such contract two business days prior to the first payment date after the last day of the calendar month in which the servicer, the owner trustee or the indenture trustee becomes aware of such breach. See "Description of the Transfer and Servicing Agreements—Servicing" in the accompanying prospectus.

Servicing Fees and Other Payments to Servicer

On each payment date, the servicer will be entitled to receive a monthly servicing fee equal to 1/12th of 1.00% of the pool balance as of the first day of the prior calendar month (or with respect to the first payment date, the initial pool balance). The monthly servicing fee will be paid to the servicer prior to any payments to the noteholders. The monthly servicing fee is paid from funds on deposit in the collection account. The servicer will also be entitled to retain any late payment fees, extension fees, convenience fees, and other similar fees and charges received with respect to the contracts. See "Certain Information Regarding the Notes—Payments and Distributions on the Notes—Servicing Compensation and Reimbursement of Servicer Advances" in this prospectus supplement.

Events of Default	Events of default under the indenture will consist of:
• a default for five days or more in the payment of interest due on any note of the controlling class;
• failure to pay the unpaid principal amount of any class of notes when due and payable;

•

a default in the observance or performance of any covenant or agreement of the issuing entity (other than those specifically addressed above), which default has a material adverse effect on the noteholders and continues for 30 days after written notice thereof is given to the issuing entity by the indenture trustee or by holders of at least 25% of the aggregate outstanding principal amount of the notes of the controlling class;

•

any representation or warranty made by the issuing entity in the indenture or in any certificate delivered pursuant thereto was incorrect in any material respect as of the time made, and continues to be incorrect for a period of 30 days after notice thereof is given to the issuing entity by the indenture trustee or by holders of at least 25% of the aggregate outstanding principal amount of the notes of the controlling class; or

• certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

"Controlling class" means the Class A notes (voting together as a single class) for so long as any Class A notes are outstanding, then the Class B notes for so long as any Class B notes are outstanding, and then the Class C notes for so long as any Class C notes are outstanding.

If the notes have been declared to be due and payable following an event of default, the indenture trustee may,
• institute proceedings to collect amounts due or foreclose on the issuing entity's assets;
• exercise other remedies as a secured party; and/or
• sell the trust assets or elect to have the issuing entity maintain possession of the trust assets.
See "Description of the Notes and Indenture—The Indenture—Events of Default; Rights Upon Event of Default" in the accompanying prospectus.

Priority of Payments	Prior to Acceleration of the Notes:

On each payment date prior to the acceleration of the notes, the issuing entity will apply collections on the contracts received during the prior calendar month, servicer advances, and, with respect to payments of principal and interest on the notes, funds transferred from the reserve fund, to make the following payments in the following order of priority:

	(1)	Servicer Advances—reimbursement of servicer advances, to the servicer;
	(2)	Servicing Fee—the monthly servicing fee, including any unpaid servicing fee with respect to one or more prior due periods, to the servicer;
	(3)	Indenture Trustee Fee—the indenture trustee fee, including any unpaid indenture trustee fee with respect to one or more prior due periods, to the indenture trustee;
	(4)	Class A Interest—interest due on the Class A notes, to the Class A noteholders, pro rata;
(5)

Class A Principal—the first priority principal distributable amount, first, to the Class A-1 noteholders until the aggregate outstanding principal amount of the Class A-1 notes has been paid in full; second, to the Class A-2 noteholders until the aggregate outstanding principal amount of the Class A-2 notes has been paid in full; third, to the Class A-3 noteholders until the aggregate outstanding principal amount of the Class A-3 notes has been paid in full; and fourth, to the Class A-4 noteholders until the aggregate outstanding principal amount of the Class A-4 notes has been paid in full;

	(6)	Class B Interest—interest due on the Class B notes, to the Class B noteholders;
(7)

Class A and Class B Principal—the second priority principal distributable amount, first, to the Class A-1 noteholders until the aggregate outstanding principal amount of the Class A-1 notes has been paid in full, second, to the Class A-2 noteholders until the aggregate outstanding principal amount of the Class A-2 notes has been paid in full, third, to the Class A-3 noteholders until the aggregate outstanding principal amount of the Class A-3 notes has been paid in full, fourth, to the Class A-4 noteholders until the aggregate outstanding principal amount of the Class A-4 notes has been paid in full, and fifth, to the Class B noteholders until the aggregate outstanding principal amount of the Class B notes has been paid in full;

	(8)	Class C Interest—interest due on the Class C notes, to the Class C noteholders;

(9)

Note Principal—the noteholders' regular principal distributable amount, first, to the Class A-1 noteholders until the aggregate outstanding principal amount of the Class A-1 notes has been paid in full, second, to the Class A-2 noteholders until the aggregate outstanding principal amount of the Class A-2 notes has been paid in full, third, to the Class A-3 noteholders until the aggregate outstanding principal amount of the Class A-3 notes has been paid in full, fourth, to the Class A-4 noteholders until the aggregate outstanding principal amount of the Class A-4 notes has been paid in full, fifth, to the Class B noteholders until the aggregate outstanding principal amount of the Class B notes has been paid in full, and sixth, to the Class C noteholders until the aggregate outstanding principal amount of the Class C notes has been paid in full;

(10)	Reserve Fund—to the reserve fund, the amount, if any, needed to increase the balance of the reserve fund to the required amount; and
(11)	Residual—any remaining amounts to the certificateholder under the trust agreement.

See "Certain Information Regarding the Notes—Payments and Distributions on the Notes" and "Description of the Notes—Principal" in this prospectus supplement for a discussion of the determination of amounts available to pay principal.

After Acceleration of the Notes:

After an event of default under the indenture due to a breach by the issuing entity of a representation, warranty, material covenant or material agreement in the indenture and acceleration of the notes, amounts available to the noteholders after payment of the amounts described in clauses (1)–(3) above, will be distributed in the following priority:

first, Class A Interest—interest due on the Class A notes, to the Class A noteholders, pro rata;

second, Class A Principal—the first priority principal distributable amount, first, to the Class A-1 noteholders until the aggregate outstanding principal amount of the Class A-1 notes has been paid in full and, second, pro rata, to the Class A-2 noteholders, Class A-3 noteholders and Class A-4 noteholders until the aggregate outstanding principal amount of the Class A-2 notes, Class A-3 notes and Class A-4 notes has been paid in full;

third, Class B Interest—interest due on the Class B notes, to the Class B noteholders;

fourth, Class A and Class B Principal—the second priority principal distributable amount, first, to the Class A-1 noteholders until the aggregate outstanding principal amount of the Class A-1 notes has been paid in full; second, pro rata, to the Class A-2 noteholders, Class A-3 noteholders and Class A-4 noteholders until the aggregate outstanding principal amount of the Class A-2 notes, Class A-3 notes and Class A-4 notes has been paid in full; and third, to the Class B noteholders until the aggregate outstanding principal amount of the Class B notes has been paid in full;

fifth, Class C Interest—interest due on the Class C notes, to the Class C noteholders;

sixth, Class A Principal—principal on the Class A notes, first, to the Class A-1 noteholders until the aggregate outstanding principal amount of the Class A-1 notes has been paid in full and, second, pro rata, to the Class A-2 noteholders, Class A-3 noteholders and Class A-4 noteholders until the aggregate outstanding principal amount of the Class A-2 notes, Class A-3 notes and Class A-4 notes has been paid in full;

seventh, Class B Principal—principal on the Class B notes, to the Class B noteholders until the aggregate outstanding principal amount of the Class B notes has been paid in full;
eighth, Class C Principal—principal on the Class C Notes, to the Class C noteholders until the aggregate outstanding principal amount of the Class C notes has been paid in full; and
ninth, Residual—any remaining amounts to the certificateholder under the trust agreement.

After an event of default under the indenture due to a payment default or certain bankruptcy or insolvency events and acceleration of the notes, amounts available to the noteholders, after payment of the amounts described in clauses (1)—(3) above, will be distributed in the following priority:

first, Class A Interest—interest due on Class A notes, to the Class A noteholders, pro rata;

second, Class A Principal—principal on the Class A notes, first, to the Class A-1 noteholders until the aggregate outstanding principal amount of the Class A-1 notes has been paid in full and, second, pro rata, to the Class A-2 noteholders, Class A-3 noteholders and Class A-4 noteholders until the aggregate outstanding principal amount of the Class A-2 notes, Class A-3 notes and Class A-4 notes has been paid in full;

third, Class B Interest—interest due on the Class B notes, to the Class B noteholders;
fourth, Class B Principal—principal on the Class B notes, to the Class B noteholders until the aggregate outstanding principal amount of the Class B notes has been paid in full;

fifth, Class C Interest—interest due on the Class C notes, to the Class C noteholders;
sixth, Class C Principal—principal on the Class C notes, to the Class C noteholders until the aggregate outstanding principal amount of the Class C notes has been paid in full; and
seventh, Residual—any remaining amounts to the certificateholder under the trust agreement.
Credit Enhancement

Credit enhancement provides protection for the notes against losses and delays in payment. If the credit enhancement is insufficient to cover all amounts payable on the notes, the losses will be allocated to the notes in reverse order of their payment priority, with the Class C notes bearing losses before the Class B notes, and the Class B notes bearing losses before the Class A notes.

The credit enhancement for the notes is as follows:

Class A notes:	• overcollateralization
• reserve fund
• subordination of the Class B notes and Class C notes
• excess cash flow, which is generally interest collections on the contracts in excess of the amounts required to be paid on the notes and fees and expenses of the issuing entity
Class B notes:	• overcollateralization
• reserve fund
• subordination of the Class C notes
• excess cash flow
Class C notes:	• overcollateralization
• reserve fund
• excess cash flow

See "Certain Information Regarding the Notes—The Accounts—The Reserve Fund" and "—Overcollateralization" in this prospectus supplement and "Information Regarding the Notes—Credit and Cash Flow Enhancement" in the accompanying prospectus.

Tax Status

On the closing date, Foley & Lardner LLP, federal tax counsel to the issuing entity, will deliver its opinion that, subject to certain assumptions and qualifications stated in the opinion, the notes owned by parties unaffiliated with the depositor will be characterized for U.S. federal income tax purposes as indebtedness when issued, and the issuing entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. The issuing entity, depositor, and sponsor will agree to treat the notes (other than any notes owned by the depositor or one of its affiliates) as indebtedness for purposes of U.S. federal, state, and local income tax. By acquiring an interest in a note, each beneficial owner of a note is deemed to agree to treat the notes (other than any notes owned by the depositor or one of its affiliates) as indebtedness for U.S. federal income tax purposes. See "Material United States Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

Ratings

The sponsor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations, or "rating agencies" hired by the sponsor to assign ratings on the notes.

The ratings of the notes will address the likelihood of payment of principal and interest on the notes according to their terms. Each rating agency that the sponsor has hired to rate the notes has informed the sponsor that it will monitor the ratings using its normal surveillance procedures. A rating is not a recommendation to buy, sell or hold securities. Ratings on the notes may be lowered, qualified or withdrawn at any time by the rating agencies. Each rating is based on the applicable rating agency's independent evaluation of the contracts and the availability of any credit enhancement for the notes. A rating, or a change or a withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, by another rating agency. No transaction party will be responsible for monitoring any changes to the ratings on the notes. See "Ratings of the Notes."

ERISA Considerations

The offered notes are generally eligible for purchase by employee benefit plans and individual retirement accounts and similar arrangements, and by persons investing on behalf of or with plan assets of such plans, accounts and arrangements, subject to those considerations and exceptions discussed under "ERISA and Related Considerations" in the accompanying prospectus and in this prospectus supplement.

You should refer to "ERISA and Related Considerations" in the accompanying prospectus and in this prospectus supplement. If you are a benefit plan fiduciary considering a purchase of the offered notes you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

Eligibility for Purchase by Money Market Funds

The Class A-1 notes will be structured to be "eligible securities" for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940. The applicability of that definition, however, depends on certain actions by the fund's board of directors. Moreover, Rule 2a-7 includes additional criteria for investments by money market funds, including additional requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. A money market fund is encouraged to consult its legal advisers regarding the eligibility of the Class A-1 notes under Rule 2a-7 and whether an investment in the Class A-1 notes satisfies the fund's investment policies and objectives.

CUSIP Numbers	Each class of notes will have the following CUSIP number:

Class	CUSIP
Class A-1	41283T AA6
Class A-2	41283T AB4
Class A-3	41283T AC2
Class A-4	41283T AD0
Class B	41283T AE8
Class C	41283T AF5

Mailing Address and Telephone Numbers of Principal Executive Offices	The mailing address of the seller is 222 West Adams Street, Suite 2000, Chicago, Illinois 60606, telephone (312) 696-5351. The mailing address of the depositor is 3850 Arrowhead Drive, Carson City, Nevada 89706, telephone (775) 886-3000. The principal office of the issuing entity is in care of Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, telephone (302) 636-6000.

Risk Factors

        The following risk factors and the risk factors in the section captioned "Risk Factors" in the accompanying prospectus describe the principal risk factors relating to an investment in the notes.

        You should carefully consider the following risks before you invest in the notes. You should also carefully consider the risk factors beginning on page 6 of the accompanying prospectus.

Financial market disruptions or lack of liquidity in the secondary market could limit your ability to resell your notes

        Recent and, in some instances, continuing events in the global financial markets, including the weakened financial condition of several major financial institutions, problems related to subprime mortgages and other financial assets, the devaluation of certain assets in secondary markets, the forced sale of asset-backed and other securities by certain investors, and the lowering of ratings on certain asset-backed securities have caused, and may in the future cause, the secondary market for asset-backed securities to experience significantly reduced liquidity, which could limit your ability to resell your notes and adversely affect the price of your notes. Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. In addition, economic conditions in the United States in recent years have caused increased delinquencies by obligors on retail contracts and those conditions may cause additional increases in delinquencies. An increase in delinquencies could, in turn, create concerns among investors in asset-backed securities as to increased defaults by obligors, thereby decreasing liquidity and demand for the offered notes. For more information about how illiquidity may impact your ability to resell your notes, you should read "Risk Factors—You may not be able to resell your notes" in the accompanying prospectus.

A withdrawal, downgrade or qualification of the initial ratings of the notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or could limit your ability to resell your notes

        The initial ratings given to the offered notes are not a recommendation to buy, sell or hold securities. The ratings reflect the rating agency's assessment of the creditworthiness of the contracts, the credit enhancement on the notes and the likelihood of repayment of the notes. There can be no assurance that the contracts and/or the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the contracts, errors in analysis or other factors. A rating agency may change its rating of the offered notes at any time after the notes are issued if that rating agency believes that circumstances have changed or for other reasons in that rating agency's discretion. For example, a deterioration in the economy or increased delinquencies and losses on consumer loans generally could cause a rating agency to withdraw or downgrade its rating of the offered notes. See "Risk Factors—Economic developments may adversely affect the performance and market value of your notes" and "Risk Factors—Future delinquency and loss experience of the contracts may be worse than the servicer's historical experience" in this prospectus supplement. Moreover, adverse developments with respect to the seller or its affiliates, including adverse financial or operational developments at Harley-Davidson, could contribute to increased delinquencies or defaults on the contracts, which, in turn, could cause a rating agency to withdraw or downgrade its rating of the offered notes or could otherwise reduce the market value of the notes. See "Risk Factors—Adverse events with respect to the seller, the servicer or their affiliates may affect the timing of payments on your notes or have other adverse effects on your notes" in the accompanying prospectus. None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The conflict of interest created by the sponsor's payment of fees charged by the rating agencies for their rating services may affect the ratings of your notes, as well as other functions that the rating agencies perform relating to the notes

        The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes. Securities and Exchange Commission ("SEC") regulations define as a conflict of interest the arrangement where, as is the industry standard and the case with the ratings of the notes, the sponsor pays the fees charged by the rating agencies for their rating services. This conflict of interest may affect the ratings that rating agencies hired by the sponsor assign to the notes and other functions that the rating agencies perform relating to the notes. The rating agencies that the sponsor hired to rate the notes may revise or withdraw the ratings at any time, including as a result of a failure by the sponsor or the depositor to provide such rating agencies with information requested by the rating agencies or to comply with any of their respective obligations contained in the engagement letters with such rating agencies, such as the posting of information provided to the rating agencies hired by the sponsor to rate the notes on a website that is accessible by other nationally recognized statistical rating organizations, or "NRSROs", that were not hired by the sponsor in connection with the issuance of the notes.

        The sponsor has not hired any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO has assigned or will assign ratings on the notes. However, under SEC rules, information that a sponsor (or others acting on the sponsor's behalf) has provided to a rating agency that the sponsor hired for the purpose of assigning or monitoring the ratings on the notes must be available to each other NRSRO to make it possible for such other NRSROs to assign unsolicited ratings on the notes. An NRSRO could assign a rating that the sponsor has not solicited at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings that an NRSRO has assigned after the date of this prospectus supplement. NRSROs, including the rating agencies that the sponsor hired to rate the notes, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings that the rating agencies that the sponsor hired to rate the notes have provided, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any rating agency that the sponsor hired to rate the notes for the purpose of assigning or monitoring the ratings on the notes, a rating agency that the sponsor hired to rate the notes could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the contracts and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

        Furthermore, the rating agencies have been and may continue to be under scrutiny by federal and state legislative and regulatory bodies for their roles in the recent financial crisis, and such scrutiny and any actions such legislative and regulatory bodies may take as a result may also have an adverse effect on your ability to resell your notes.

Economic developments may adversely affect the performance and market value of your notes

        The United States is experiencing a continuing period of slow economic growth that may adversely affect the performance and market value of your notes. Delinquencies and losses with respect to consumer loans generally have trended higher during periods of economic uncertainty, and the current economic uncertainty may continue. In particular, increases in unemployment have generally led to increased delinquencies and default rates. Future increases in unemployment, further decreases in home values, and a lack of available credit could lead to increases in delinquencies and default rates, as well as decreased consumer demand for motorcycles. These and other factors may lead to declining values of motorcycles securing outstanding contracts, which would weaken collateral coverage and increase the amount of losses in the event of defaults by the related obligors. Significant increases in the inventory of used motorcycles in recent years and economic conditions have depressed, and may in the future depress, the prices at which repossessed motorcycles may be sold and have delayed, and may in the future delay, the timing of these sales. If economic conditions worsen or remain stagnant for a prolonged period of time, delinquencies and losses with respect to the contracts could increase, which could result in losses on your notes.

Adverse events in states with substantial concentrations of obligors may cause increased defaults and delinquencies

        If adverse events or economic conditions were particularly severe in one or more states where there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the contracts may increase. As a result, the overall timing and amount of collections on the contracts may differ from what you expect, and you may experience delays or reductions in payments.

        The following are the approximate percentages of the pool balance of the statistical pool of contracts as of the statistical cutoff date whose obligors are located in the following states:

  •
  13.01% in Texas;

  •
  8.67% in Florida; and

  •
  7.93% in California.

        The remaining states or geographic areas accounted for approximately 70.39% of the pool balance of the statistical pool of contracts as of the statistical cutoff date, and none of these remaining states or geographic areas accounted for more than 5.00% of the pool balance of the statistical pool of contracts as of the statistical cutoff date. For a discussion of the breakdown of the statistical pool of contracts by geographic distribution as of the statistical cutoff date, see "The Contracts" in this prospectus supplement.

        Regional factors, including earthquakes, floods, hurricanes, unemployment, changes in governmental rules or fiscal policies or terrorist acts, may increase the delinquency or loss experience of the contracts. For example, obligors located in California are more likely to be affected by certain hazards (such as earthquakes or widespread fires) than obligors located in other parts of the country, and the occurrence of a natural disaster in California may increase the delinquency or loan loss experience of the contracts related to obligors located in California. In addition, obligors located in coastal states are more likely to be affected by hurricanes than obligors located in other parts of the country. Hurricanes can cause extensive and catastrophic physical damage in and to coastal and inland areas, including uninsured damage to motorcycles. The damage caused by a hurricane, and the national, regional and local economic and other effects of that damage, may increase the delinquency or loan loss experience of the contracts related to the affected obligors.

        Local and regional economic factors also impact the delinquency and loss experience of the contracts. For example, a substantial downturn in the financial services industry, which is highly concentrated in the states of New York, New Jersey and Connecticut, in the oil and gas industry, which is concentrated in the state of Texas, or in the automotive or steel industries, which are concentrated in Michigan, Ohio and Pennsylvania, may reduce the income of obligors in those states and ultimately may reduce the related obligors' ability to make timely payments on their contracts. Similarly, the continued downturn in the housing industry, particularly in states or regions that have experienced high rates of foreclosure, has reduced the income of obligors in those states or regions and ultimately reduced the related obligors' ability to make timely payments on their contracts, causing increased defaults and delinquencies in those states and regions. In addition, the following economic conditions may affect payments:

  •
  unemployment,

  •
  interest rates,

  •
  inflation rates, and

  •
  consumer perceptions of the economy.

Future delinquency and loss experience of the contracts may be worse than the servicer's historical experience

        Presented in this prospectus supplement is historical delinquency and loss experience and other information for the portfolio of contracts originated directly or indirectly by the seller and serviced by the servicer consisting primarily of contracts relating to the retail purchase of new or used motorcycles purchased in the United States and U.S. territories and manufactured by Harley-Davidson and other manufacturers as well as pools of similar contracts previously securitized by the sponsor. See "Delinquency and Loan Loss Information" in this prospectus supplement. Static pool information in respect of certain of the sponsor's prior securitized pools of contracts is set forth in Appendix A to this prospectus supplement. However, the actual delinquency and loss experience and other information for the contracts transferred to the issuing entity could be substantially worse. For example, in 2009, credit losses increased as a result of general economic conditions and a higher incidence of loss, primarily due to the increase in delinquent accounts and pressure on recovery values of repossessed Harley-Davidson motorcycles. In addition, if there are adverse circumstances that involve a material decline in values of Harley-Davidson motorcycles, those circumstances or any related decline in resale values for Harley-Davidson motorcycles could contribute to increased delinquencies or defaults on the contracts and reduced recoveries. Furthermore, the continuation of current economic conditions or further deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the contracts. As a result, you may not receive interest and principal payments on your notes in the amounts and at the times you expect and the issuing entity may not have sufficient funds to pay all of the classes of notes in full. See "Risk Factors—The sale of financed motorcycles repossessed from defaulting obligors may not result in complete recovery of amounts due" in the accompanying prospectus.

The payment priorities increase the risk of loss or delay in payment to certain classes of notes

        The issuing entity will pay interest on the Class A notes prior to paying interest on the Class B notes and Class C notes and, in some circumstances, the issuing entity will pay principal of the Class A notes prior to paying interest on the Class B notes and Class C notes. The issuing entity will pay interest on the Class B notes prior to paying interest on the Class C notes and, in some circumstances, the issuing entity will pay principal of the Class A notes and Class B notes prior to paying interest on the Class C notes. Unless the notes have been accelerated following an event of default, the issuing entity will pay principal of the classes of Class A notes in numerical order until each class of Class A notes has been paid in full. In all cases, the issuing entity will pay principal of the Class A-1 notes before any other Class A notes, will pay principal of all classes of Class A notes before paying principal of the Class B notes, and Class C notes, and will pay principal of the Class B notes before paying principal of the Class C notes. If the notes have been accelerated following an event of default, the issuing entity will not pay principal of the Class A-2 notes, Class A-3 notes and Class A-4 notes in numerical order; instead, the issuing entity will pay principal of the Class A-2 notes, Class A-3 notes and Class A-4 notes, pro rata, based on their outstanding principal amounts, after the Class A-1 notes are paid in full.

        The sequential payment of principal in respect of the Class A notes and the subordination of the Class B notes and Class C notes to the Class A notes means that the classes of Class A notes having later payment rights and the Class B notes and Class C notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the classes of notes having prior principal payment rights. See "Certain Information Regarding the Notes—Payments and Distributions on the Notes—Distributions" in this prospectus supplement.

Potential losses on the notes are likely to be higher for contracts originated under certain incentive financing programs

        Certain contracts contain incentive financing terms offered by Eaglemark Savings Bank or the seller. Such incentive financing terms increase the risk of potential losses on such contracts. For example, a contract may have been originated without requiring the obligor to make a down payment on the purchase price of the motorcycle. As a result, if an obligor elects to make no down payment under such a program, the principal balance of such contract will be higher than would have been the case had the obligor made a down payment on the purchase price of the motorcycle. Accordingly, the principal balance of the related contract relative to the value of the motorcycle will be greater than would have been the case had the obligor made a down payment. In addition, an obligor who has not paid any of his or her own funds for the purchase of a motorcycle may be more likely to default for that reason. The frequency and severity of losses on such contracts are generally higher than the frequency and severity of losses on contracts in which the obligor made a down payment on the purchase price of the motorcycle.

        In addition, a contract may provide that the first payment is deferred for a specified period. The deferral period for the first payment generally may be up to 120 days, although some contracts may provide for a deferral period of up to 210 days. See "The Contracts—Characteristics of the Contracts" in this prospectus supplement. The obligor on a contract with a deferred first payment is entitled to use the motorcycle during the deferral period. Accordingly, the value of the motorcycle may be reduced during the deferral period without any reduction of the principal balance of the related contract. Thus, on the date on which the first payment is due on a contract with a deferred first payment, the principal balance of the related contract relative to the value of the motorcycle will be greater than would have been the case had the first payment on the contract not been deferred. The frequency and severity of losses on contracts with a deferred first payment will depend, in part, on the length of the deferral period and may be higher than the frequency and severity of losses on contracts without a deferred first payment.

Various factors can adversely affect contract recoveries upon disposition of motorcycles

        There can be no assurance that the value of any motorcycle that secures a contract will be greater than the outstanding principal balance of the contract. For various reasons, financing options can result in a contract having an initial principal balance in excess of the sales price of a motorcycle and related parts and accessories. In addition, as of the statistical cutoff date, approximately 14.64% of the contracts included in the statistical pool of contracts were originated with no down payment or a down payment of less than 10% of the sales price of a motorcycle and related parts and accessories (not including certain contracts with down payments less than 10%, but within $100 of 10%, of the sales price of the motorcycle and related parts and accessories) as described under "Prospectus Supplement Summary—The Contracts".

        Due to these and other factors, it is highly likely that the principal balance of the related contracts will exceed the value of the related motorcycles during the earlier years of those contracts' terms. Defaults during these earlier years are likely to result in losses because the proceeds of repossession are likely to be less than the full amount of principal and interest owed on those contracts. In addition, the frequency and severity of losses may be greater for contracts with longer terms, because these contracts tend to have a greater incidence of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term contract may result in a longer period during which the value of the motorcycle that secures the contract is less than the remaining principal balance of the contract. As a result, the proceeds received by the issuing entity upon any repossession and sale of motorcycles that secure the contracts may not be sufficient to pay the full amount owed under the related contracts. You could suffer a loss if the proceeds available from repossession or other realization on a motorcycle are not sufficient to pay the amount owed under the related contract and available credit enhancement for losses on the contracts is insufficient. See "Risk Factors—The sale of financed motorcycles repossessed from defaulting obligors may not result in complete recovery of amounts due" in the accompanying prospectus.

Excessive prepayments and defaults on contracts with higher contract interest rates may adversely affect your notes

        Some of the contracts will have contract interest rates that are less than the interest rate on your notes plus various fees. Payments on contracts with higher contract interest rates help compensate for the lower payments on contracts with lower contract interest rates. Excessive prepayments and defaults on contracts with higher contract interest rates may adversely affect your notes by reducing the amounts available to make interest and principal payments on the notes.

Changes to federal or state law or implementation of new legislation may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your notes

        Various federal and state governmental agencies have instituted and may in the future institute programs to assist consumers during the recent economic downturn. It is possible that any such programs and related legislation could affect an obligor's contract. If these actions have the effect of reducing an obligor's obligations under its contract or diminishing a creditor's rights under a contract, you may not receive interest and principal payments on your notes in the amounts and at the times you expect and the issuing entity may not have sufficient funds to pay all of the classes of notes in full. The Dodd-Frank Act also creates a Consumer Financial Protection Bureau with extensive rulemaking and enforcement authority over consumer finance businesses. See "Risk Factors—The seller, the servicer and their affiliates must comply with governmental laws and regulations that are subject to change and involve significant costs" in the accompanying prospectus.

Prepayments, potential losses and changes in the order of priority of payments may occur following acceleration of the notes

        If the maturity dates of the notes are accelerated following an event of default resulting from a payment default or the insolvency of the issuing entity, the issuing entity will make no further distributions in respect of the Class B notes or Class C notes until the Class A notes are paid in full and no distributions in respect of the Class C notes until the Class B notes are paid in full.

        If the maturity dates of the notes are accelerated following an event of default, the indenture trustee under certain circumstances may sell the trust assets. In any such event, the proceeds from the sale of the trust assets may not be sufficient to pay all of the notes in full.

        For example, if the maturity dates of the notes are accelerated following an event of default due to a payment default and the indenture trustee determines that the trust assets will not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the maturity dates of the notes had not been accelerated, the indenture trustee may sell the trust assets for an amount less than the aggregate outstanding principal amount of the notes with the consent of the holders of a majority of the outstanding principal amount of the controlling class. In such event, the proceeds from the sale of the trust assets may not be sufficient to pay all of the notes in full.

        An acceleration of the maturity of the notes may result in your receiving principal of your notes earlier than expected. You may not be able to reinvest that amount at a rate of return that is equal to or greater than the rate of return on your notes.

The notes may not be suitable investments for all investors

        The notes may not be a suitable investment for any investor that requires a regular or predictable schedule of principal payments. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors consider purchasing the notes.

Because the offered notes are in book-entry form, your rights can only be exercised indirectly

        Because the offered notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg, or the Euroclear System in Europe. Transfers of interests in the offered notes must therefore be made in accordance with the rules and operating procedures of those systems. So long as the offered notes are in book-entry form, you will not be entitled to receive a physical note representing your interest. The offered notes will remain in book-entry form except in the limited circumstances described under the caption "Information Regarding the Notes—Book-Entry Registration—Issuance of Definitive Notes" in the accompanying prospectus. Unless and until the offered notes cease to be held in book-entry form, the indenture trustee will not recognize you as a "noteholder", as such term is used in the indenture. As a result, you will only be able to exercise the rights of noteholders indirectly through DTC, if in the United States, and its participating organizations, or Clearstream or Euroclear, in Europe, and their participating organizations. Holding the offered notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in DTC, Clearstream or Euroclear and to take other actions that require a physical note.

        Interest on and principal of the offered notes will be paid by the issuing entity to DTC as the holder of record of the notes while they are held in book-entry form. DTC will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

The holders of the subordinated classes of notes will have limited control with respect to certain issuing entity actions which could conflict with the interests of the holders of the senior classes of notes

        Because the issuing entity has pledged the property of the issuing entity to the indenture trustee to secure payment on the notes, the indenture trustee, acting at the direction of the holders of a specified percentage of the outstanding principal amount of the controlling class, has the power to direct the issuing entity to take certain actions in connection with the property of the issuing entity. Furthermore, the holders of a majority of the outstanding principal amount of the controlling class, or the indenture trustee acting on behalf of the holders of the controlling class, under certain circumstances, has the right to terminate the servicer as the servicer of the contracts without consideration of the effect such termination would have on the holders of any other class of notes. In addition, the holders of a majority of the outstanding principal amount of the controlling class will have the right to waive certain events of default with respect to the servicer, without consideration of the effect such waiver would have on the holders of any other class of notes. The controlling class will be the Class A notes (voting as a single class) until they are paid in full. If the Class A notes are paid in full but the Class B notes are outstanding, the controlling class will be the Class B notes. If the Class A notes and the Class B notes are paid in full but the Class C notes are outstanding, the controlling class will be the Class C notes. See "Description of the Transfer and Servicing Agreements—Servicing—Servicer Default" and "—Rights Upon Servicer Default" in the accompanying prospectus and "Description of the Notes—Voting Rights" in this prospectus supplement.

Credit enhancement may not be sufficient to prevent losses and the targeted amount of overcollateralization or reserve fund balance may not be maintained

        The credit enhancement provided by overcollateralization, the subordination of certain classes of notes to certain other classes, and the reserve fund may not be sufficient to prevent losses from delinquencies and defaults on contracts.

        The targeted amount of overcollateralization is expected to be maintained over time, and the reserve fund is expected to be funded at its required level over time. There can be no assurance, however, that the contracts will generate sufficient collections to maintain the targeted amount of overcollateralization, to fund or maintain the balance of the reserve fund at its required level, or to pay the notes in full.

Calculation of the overcollateralization amount and amounts required to be on deposit in the reserve fund may change

        The servicer may, from time to time after the date of this prospectus supplement, submit a written notice to each rating agency hired by the sponsor to rate the notes of its intention to adopt a formula for determining the overcollateralization target amount or the amount required to be on deposit in the reserve fund that is different from the formula described under "Certain Information Regarding the Notes—The Accounts—The Reserve Fund" or "—Overcollateralization", as applicable, or change the manner by which the reserve fund is funded. If the servicer provides such notice in writing to each rating agency hired by the sponsor to rate the notes and no such rating agency, within ten days after receipt of notice of the proposed new formula or change, issues any written notice that such change will cause it to qualify, reduce or withdraw its then-current rating on any class of notes, then the overcollateralization target amount or the reserve fund required amount, as applicable, will be determined in accordance with the new formula or, if applicable, the manner in which the reserve fund is funded will change accordingly. Consequently, reductions of the reserve fund required amount or the overcollateralization target amount may occur if the rating agencies fail to respond to the servicer's notice, and in any event would occur without prior notice to, or the consent of, any noteholders. If changes to the reserve fund required amount or overcollateralization target amount result in a lesser amount of funds required to be on deposit in the reserve fund or a lesser amount of overcollateralization for the notes, as applicable, there will be less credit enhancement available to absorb losses on the notes and as a result, you could suffer losses.

Retention of one or more classes of notes by the depositor or an affiliate of the depositor may reduce the market price of the offered notes

        The Class C notes will be retained by the depositor or purchased by an affiliate of the depositor, and some of the Class B notes may be retained by the depositor or purchased by an affiliate of the depositor. Accordingly, the market for the Class B notes may be less liquid than would otherwise be the case. If any retained Class B notes or Class C notes are subsequently sold in the secondary market, demand and market price for any notes already in the market could be adversely affected.

This prospectus supplement provides information regarding only the statistical pool of contracts as of the statistical cutoff date, and the final pool of contracts will have different characteristics

        This prospectus supplement describes only the characteristics of the statistical pool of contracts as of the statistical cutoff date. Prior to the closing date, contracts owned by the seller may be removed from or added to the statistical pool of contracts to form the final pool of contracts. The final pool of contracts will have characteristics that differ from the characteristics of the statistical pool of contracts as of the statistical cutoff date described in this prospectus supplement, but any such differences will not be material. For example, the number and composition of the contracts, the distribution by contract interest rate, aggregate outstanding principal balance, payment frequency, average term to maturity, current contract value, and geographic distribution of the final pool of contracts are expected to vary from those of the statistical pool of contracts. You should not assume that the characteristics of the final pool of contracts will be identical to the characteristics of the statistical pool of contracts.

The creditworthiness of obligors may have deteriorated after the origination of the related contracts

        An obligor's credit profile may have deteriorated since the date the obligor entered into a contract as a result of economic or other factors. Moreover, an obligor's FICO® score as of any date may be lower than the obligor's FICO® score as of origination. See "The Contracts—Characteristics of the Contracts" in this prospectus supplement. Such deterioration could lead to increases in delinquencies and default rates relating to the contracts, which could result in losses on your notes.

The Issuing Entity

General

        Harley-Davidson Motorcycle Trust 2012-1 is a statutory trust formed under the laws of the State of Delaware pursuant to a trust agreement between the depositor and the owner trustee for the purpose of entering into the transactions described herein. After its formation, the issuing entity will engage in only a limited set of activities. The issuing entity's activities are limited to:

  •
  acquiring, holding and managing the contracts and the other assets of the issuing entity and proceeds therefrom;

  •
  issuing the notes and the certificate;

  •
  making payments on the notes and the certificate; and

  •
  engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing purposes or that are incidental to or connected with the foregoing purposes.

        Under a transfer and sale agreement between the seller and the depositor, the seller will sell all of the contracts and the related property to the depositor. Under a sale and servicing agreement among the issuing entity, the depositor, the servicer and the indenture trustee, the depositor will transfer all of the contracts and related property to the issuing entity.

        The property of the issuing entity will consist of:

  •
  the contracts and the right to receive all scheduled payments and prepayments received on the contracts after the cutoff date;

  •
  security interests in the financed motorcycles securing the contracts and any related property;

  •
  rights with respect to any repossessed financed motorcycles;

  •
  the rights to proceeds from claims on theft, physical damage, credit life and disability insurance policies and debt cancellation agreements covering the financed motorcycles or the obligors;

  •
  rebates of premiums and other amounts, if applicable, relating to insurance policies, extended service contracts or other repair agreements and other items financed under the contracts;

  •
  the depositor's rights against the seller under the transfer and sale agreement pursuant to which the seller sold the contracts to the depositor;

  •
  the right to receive payments from the depositor for the repurchase of contracts which do not meet specified representations and warranties made by the depositor in the sale and servicing agreement;

  •
  rights against the servicer under the sale and servicing agreement, including the right to receive payments from the servicer for the purchase of contracts upon a breach of its servicing obligations relating to such contracts as specified in the sale and servicing agreement;

  •
  amounts held in the collection account, the distribution account, and the reserve fund to be established and maintained under the sale and servicing agreement; and

  •
  all proceeds of the foregoing.

        The issuing entity will issue a certificate to the depositor or one of its affiliates representing the entire beneficial ownership interest in the issuing entity.

        The fiscal year end of the issuing entity is December 31.

        The issuing entity's principal offices will be in Wilmington, Delaware, in care of Wilmington Trust, National Association, as owner trustee, at the address listed below under "The Owner Trustee and the Indenture Trustee."

Capitalization

        In addition to the notes, the issuing entity will issue a certificate having no principal balance. The certificate is not being offered by this prospectus supplement and the accompanying prospectus. The holder of the certificate will be entitled to receive certain distributions from time to time as set forth under "Certain Information Regarding the Notes—Payments and Distributions on the Notes". Initially, the certificate will be retained by the depositor or acquired by one of its affiliates.

        The following table illustrates the expected minimum aggregate outstanding principal balance of the final pool of contracts as of the cutoff date and the minimum initial balance of the reserve fund as of the closing date:

Contracts	$550,964,371.81
Reserve Fund	$5,509,643.72

Total	$556,474,015.53

        The following table illustrates the expected capitalization of the issuing entity as of the closing date:

Class A-1 notes	$91,200,000.00
Class A-2 notes	$182,000,000.00
Class A-3 notes	$169,000,000.00
Class A-4 notes	$57,800,000.00
Class B notes	$19,834,000.00
Class C notes	$19,008,000.00
Certificate	$12,122,371.81

Total	$550,964,371.81

        The amount shown for the certificate is the initial minimum level of overcollateralization. The holder of the certificate will be entitled to receive amounts representing the remaining overcollateralization after payment of all amounts owing on the notes. The certificate is not being offered by this prospectus supplement and the accompanying prospectus and will initially be issued to the depositor or one of its affiliates.

 The Seller, Servicer and Sponsor

        Harley-Davidson Credit Corp. ("HDCC"), a Nevada corporation, is the sponsor of the transaction and will act as seller and servicer of the contracts and administrator of the issuing entity. As servicer, HDCC will receive reimbursement of servicer advances and payment of a servicing fee from available collections prior to any payments to the noteholders.

        The sponsor began its asset-backed securities program and securitizing motorcycle contracts in 1994 and, to date, has securitized only contracts relating to the retail purchase of new and used motorcycles manufactured by Harley-Davidson or other manufacturers and, to a limited extent, other retail consumer products. From the inception of its program through the end of December 31, 2011, the sponsor securitized approximately $20.5 billion of motorcycle contracts in both public and private term asset-backed securitization transactions. For the fiscal years ended December 31, 2007, 2008, 2009, 2010, and 2011, HDCC securitized approximately $2.5 billion, $0.5 billion, $3.1 billion, $0.6 billion, and $1.1 billion, respectively, through public term asset-backed securitization debt offerings. In addition to selling receivables to trusts making registered public offerings and unregistered private offerings, in 2008, HDCC began securitizing retail motorcycle contracts with multi-seller asset-backed commercial paper conduits.

        The sponsor has been servicing motorcycle contracts since 1993. As of December 31, 2011, the servicer serviced a portfolio of 477,336 retail contracts (both motorcycle contracts and other contracts including, but not limited to, aircraft and marine contracts) with an aggregate outstanding balance of $5.0 billion. As of December 31, 2011, HDCC had total assets of $6.6 billion, and stockholder's equity of $1.6 billion.

        None of the asset-backed securitization transactions involving HDCC as sponsor or servicer has defaulted or experienced an early amortization. HDCC believes that it has materially complied with its servicing obligations with respect to each asset-backed securitization transaction involving HDCC as servicer.

        Additional information regarding the seller, servicer and sponsor is set forth under the caption "The Seller, Servicer and Sponsor" in the accompanying prospectus.

The Depositor

        Harley-Davidson Customer Funding Corp. will act as depositor. Information regarding the depositor is set forth under the caption "The Depositor" in the accompanying prospectus.

The Owner Trustee and the Indenture Trustee

        Wilmington Trust, National Association ("WTNA") will be the owner trustee under the trust agreement. WTNA is a national banking association with trust powers incorporated in 1995. On May 16, 2011, after receiving all required shareholder and regulatory approvals, Wilmington Trust Corporation, the parent of WTNA, through a merger, became a wholly-owned subsidiary of M&T Bank Corporation, a New York corporation. WTNA has served as owner trustee in several asset-backed securities transactions involving vehicle receivables. WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

        The Bank of New York Mellon Trust Company, N.A. will be the indenture trustee under the indenture. The indenture trustee is a national banking association and its principal offices are located at 700 South Flower Street, Suite 500, Los Angeles, California 90017. The Bank of New York Mellon Trust Company, N.A. has served and currently is serving as indenture trustee for numerous securitization transactions and programs involving pools of assets similar to the contracts. The seller, servicer, sponsor, depositor and their affiliates may in the future engage in commercial banking transactions with the indenture trustee and its affiliates in the ordinary course of their respective businesses. The Bank of New York Mellon Trust Company, N.A. is subject to various legal proceedings that arise from time to time in the ordinary course of business. The Bank of New York Mellon Trust Company, N.A. does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as indenture trustee.

        The servicer will separately pay the fees of the owner trustee in connection with its duties under the trust agreement. The indenture trustee fees will be paid by the issuing entity from available amounts prior to any payments to the noteholders. Each of the owner trustee and the indenture trustee will also be entitled to indemnification by the depositor for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by it not resulting from its own willful misconduct, bad faith or negligence. The depositor will also indemnify the owner trustee and the indenture trustee for specified taxes that may be assessed in connection with the transaction.

The Indenture and the Administration Agreement

        Under an indenture between the issuing entity and the indenture trustee, the issuing entity will pledge the trust assets to the indenture trustee to secure the payment of the notes.

        Under an administration agreement among the issuing entity, the indenture trustee, the depositor and Harley-Davidson Credit Corp., as administrator, the administrator will agree to perform certain of the issuing entity's administrative functions under the indenture and the sale and servicing agreement and certain of the owner trustee's administrative functions under the trust agreement.

Affiliations and Certain Relationships and Transactions

        The owner trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the indenture trustee. However, Wilmington Trust Company, an affiliate of the owner trustee, acts as owner trustee for other trusts established by the depositor, and the owner trustee or one or more of its affiliates may, from time to time, engage in arm's-length transactions with the depositor, the servicer, the sponsor, the indenture trustee or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of motorcycle contracts.

        The indenture trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the owner trustee. However, the indenture trustee acts as indenture trustee for securities issued by other trusts established by the depositor, and the indenture trustee or one or more of its affiliates may, from time to time, engage in arm's-length transactions with the depositor, the servicer, the sponsor, the owner trustee or affiliates of any of them, that are distinct from its role as indenture trustee, including transactions both related and unrelated to the securitization of motorcycle contracts.

        The sponsor (which is also the seller, the servicer and the administrator) and the depositor are affiliates and engage in transactions with each other involving the securitization of motorcycle receivables, including those described in this prospectus supplement and the accompanying prospectus.

        The depositor or one of its affiliates will initially retain the certificate, which represents the beneficial ownership interest in the issuing entity. Therefore, the issuing entity will be a direct subsidiary or an affiliate of the depositor and an indirect subsidiary or an affiliate of the sponsor. The depositor and its affiliates retain the right to sell all or a portion of any certificate held by them at any time. Following such a sale to an unaffiliated third party, the issuing entity may cease to be an affiliate of either the sponsor or the depositor. The issuing entity has not engaged, and will not engage, in any material transactions with the sponsor or the depositor that are outside of the ordinary course of business or that are other than at arm's-length.

        In the ordinary course of business from time to time, HDCC and its affiliates have business relationships and agreements with affiliates of the owner trustee and the indenture trustee, including commercial banking and corporate trust services, committed credit facilities, underwriting agreements, hedging agreements and investment and financial advisory services, all on arm's-length terms and conditions.

Use of Proceeds

        The issuing entity will use the net proceeds received from the sale of the offered notes (i) to purchase the contracts and related assets from the depositor, and (ii) to fund the reserve fund. The depositor will use the net proceeds from the issuing entity's purchase of the contracts for the purchase of the contracts from the seller. The seller or its affiliates will use all or a portion of the net proceeds from the depositor's purchase of the contracts to fund a new portfolio of conditional sales contracts and promissory notes and security agreements and for general corporate purposes, which may include the repayment of indebtedness.

The Contracts

        The issuing entity will own a pool of conditional sales contracts and promissory notes and security agreements secured by new and used motorcycles.

Criteria for Selecting the Contracts

        The contracts will be selected by the seller from the seller's portfolio of contracts using several criteria, some of which are set forth below and in the accompanying prospectus under "Origination, Underwriting and Servicing". The contracts have been originated indirectly by the seller primarily through Eaglemark Savings Bank and, to a limited extent, through Harley-Davidson® motorcycle dealers, and subsequently acquired by the depositor from the seller in the ordinary course of the depositor's business. The selection criteria include the requirement that each contract:

  •
  is a fixed rate, simple interest conditional sales contract or promissory note and security agreement relating to the retail purchase of a motorcycle;

  •
  was originated in the United States or U.S. territories and is payable in U.S. dollars;

  •
  is secured by a new or used motorcycle manufactured by Harley-Davidson or certain other motorcycle manufacturers;

  •
  has a contract interest rate of not less than 1.00%;

  •
  will be less than 30 days delinquent as of the cutoff date;

  •
  will amortize the amount financed over an original term (which is the actual number of payment cycles over the life of the contract) no greater than 84 months (not including any deferral period preceding the initial payment); and

  •
  will have a principal balance of at least $500.00 as of the cutoff date.

        No selection procedures believed to be adverse to the noteholders have been or will be utilized in selecting the contracts from qualifying conditional sales contracts and promissory notes and security agreements. No expenses incurred in connection with the selection and acquisition of the contracts are payable from the proceeds of the issuance of the notes.

 Characteristics of the Contracts

        The characteristics set forth in this section are based on the statistical pool of contracts as of June 30, 2012 (the statistical cutoff date) or the date of origination, as applicable. The statistical pool consists of contracts that met the criteria described above and below as of the statistical cutoff date and is expected to be representative in all material respects of the final pool of contracts to be transferred to the issuing entity on the closing date, except that there will be fewer contracts in the final pool of contracts and the final pool of contracts will have a smaller pool balance. The final pool of contracts will be selected from the statistical pool. The aggregate characteristics of the final pool of contracts will vary from the characteristics of the statistical pool of contracts as of the statistical cutoff date set forth below. In particular, the number of contracts and the initial pool balance of the final pool of contracts will be less than the number of contracts and pool balance of the statistical pool of contracts as of the statistical cutoff date. See "Risk Factors—This prospectus supplement provides information regarding only the statistical pool of contracts as of the statistical cutoff date, and the final pool of contracts will have different characteristics" in this prospectus supplement.

        June 30, 2012 is the date used in preparing the statistical information regarding a statistical pool of contracts presented in this prospectus supplement. As of that date, the aggregate outstanding principal balance of the statistical pool of contracts was $715,746,891.88. The actual pool of contracts transferred to the issuing entity will have an aggregate outstanding principal balance of not less than $550,964,371.81 as of the cutoff date.

        The statistical pool of contracts has the following characteristics:

  •
  the lastest scheduled payment of any contract as of the statistical cutoff date is due no later than June 13, 2019;

  •
  All of the contracts have made at least one payment by the statistical cutoff date or have a first scheduled payment date no later than August 25, 2012;

  •
  as of the statistical cutoff date, approximately 61.34% of the pool balance of the statistical pool of contracts was attributable to loans to purchase motorcycles which were new, and approximately 38.66% was attributable to loans to purchase motorcycles which were used, at the time the related contract was originated;

  •
  as of the statistical cutoff date, approximately 99.40% of the pool balance of the statistical pool of contracts was attributable to loans to purchase motorcycles manufactured by Harley-Davidson Motor Company, and approximately 0.60% of the pool balance of the statistical pool of contracts was attributable to loans to purchase motorcycles not manufactured by Harley-Davidson Motor Company;

  •
  the contracts in the statistical pool have a contract interest rate of at least 1.000% per annum and not more than 25.990% per annum, and the weighted average contract interest rate of the statistical pool of contracts as of the statistical cutoff date was approximately 11.238% per annum (see Table 1 below);

  •
  the contracts in the statistical pool had remaining terms, as of the statistical cutoff date, of at least 3 months but not more than 84 months and original terms (not including any initial deferral period) of at least 24 months but not more than 84 months;

  •
  the contracts in the statistical pool had a weighted average remaining term as of the statistical cutoff date of approximately 61 months, and a weighted average term to maturity as of origination of approximately 70 months (see Tables 2 and 3 below);

  •
  as of the statistical cutoff date, the average principal balance per contract in the statistical pool was approximately $13,276.95, and the principal balances on the contracts in the statistical pool ranged from $534.30 to $52,605.07 (see Table 4 below);

  •
  the contracts in the statistical pool arose from loans to obligors located in the United States, the U.S. territories and military bases. Obligors located in the following states accounted for the following approximate amounts expressed as a percentage of the pool balance of the contracts in the statistical pool as of the statistical cutoff date: 13.01% in Texas, 8.67% in Florida, and 7.93% in California (see Table 5 below). No other geographic location represented more than 5.00% of the pool balance of the contracts in the statistical pool as of the statistical cutoff date; and

  •
  as of the statistical cutoff date, the weighted average FICO® score as of the date of origination of obligors for which a FICO® score was obtained in respect of the statistical pool of contracts was approximately 713, and the FICO® scores as of the date of origination of obligors of the contracts in the statistical pool ranged from 510 to 850 (see Table 6 below).

        Certain contracts may have been originated under one of the following incentive financing programs offered by Eaglemark Savings Bank or the seller in connection with the retail purchase of new or used Harley-Davidson® motorcycles:

  •
  no down payment;

  •
  deferred first payment, in which the first payment on a contract is deferred generally for a period of up to 120 days (but in certain limited instances, as many as 210 days) and no interest accrues under such contract generally for a period of up to 90 days (but in certain limited instances, as many as 180 days);

  •
  no down payment and deferred first payment (as described above);

  •
  low contract interest rate;

  •
  no down payment and low contract interest rate; and

  •
  certain other financing programs.

        Contracts originated under a no down payment financing program (which may include a no down payment offer in conjunction with another incentive financing program) constituted approximately 14.76% of the pool balance of the contracts in the statistical pool as of the statistical cutoff date. While such contracts were originated under a no down payment financing option, some obligors elected to make a down payment. Contracts originated under a promotional rate program (which may include a promotional rate offer in conjunction with another incentive financing program) constituted approximately 21.86% of the pool balance of the contracts in the statistical pool as of the statistical cutoff date. No other incentive financing program represented more than 1.08% of the pool balance of the contracts in the statistical pool as of the statistical cutoff date.

        The following tables describe the following characteristics of the statistical pool of contracts as of the statistical cutoff date: the distribution by contract interest rate, the distribution by remaining term, the distribution by original term to maturity, the distribution by outstanding principal balance, the geographic distribution and the distribution by FICO® score as of the date of contract origination. Following the transfer of the contracts to the issuing entity, the aggregate characteristics of the entire pool of contracts will vary from those of the statistical pool of contracts as of the statistical cutoff date.

TABLE 1

DISTRIBUTION BY CONTRACT INTEREST RATE OF THE STATISTICAL POOL OF CONTRACTS
(AS OF THE STATISTICAL CUTOFF DATE)

Contract Interest Rate	Number of Contracts	Percent of Number of Contracts(1)	Total Outstanding Principal Balance	Percent of Pool Balance(1)
1.000%	513	0.95%	$9,190,362.48	1.28%
1.001%-2.000%	38	0.07	442,242.75	0.06
2.001%-3.000%	18	0.03	213,413.23	0.03
3.001%-4.000%	2,383	4.42	27,138,111.50	3.79
4.001%-5.000%	4,356	8.08	52,629,404.61	7.35
5.001%-6.000%	4,518	8.38	57,446,619.46	8.03
6.001%-7.000%	2,550	4.73	31,393,444.09	4.39
7.001%-8.000%	2,965	5.50	43,526,518.72	6.08
8.001%-9.000%	4,455	8.26	64,466,557.24	9.01
9.001%-10.000%	5,175	9.60	76,212,947.63	10.65
10.001%-11.000%	4,622	8.57	68,285,704.66	9.54
11.001%-12.000%	4,251	7.89	61,936,154.04	8.65
12.001%-13.000%	1,891	3.51	24,006,749.24	3.35
13.001%-14.000%	1,164	2.16	15,636,927.70	2.18
14.001%-15.000%	1,202	2.23	14,068,500.48	1.97
15.001%-16.000%	1,720	3.19	22,165,502.69	3.10
16.001%-17.000%	2,079	3.86	27,970,537.93	3.91
17.001%-18.000%	866	1.61	10,860,351.48	1.52
18.001%-19.000%	1,034	1.92	10,967,512.90	1.53
19.001%-20.000%	1,825	3.39	23,029,270.74	3.22
20.001%-21.000%	2,089	3.88	25,903,892.56	3.62
21.001%-22.000%	654	1.21	8,161,125.26	1.14
22.001%-23.000%	3,147	5.84	35,651,871.42	4.98
23.001%-24.000%	381	0.71	4,293,429.19	0.60
24.001%-25.000%	6	0.01	54,507.00	0.01
25.001%-25.990%	7	0.01	95,232.88	0.01

Totals:	53,909	100.00%	$715,746,891.88	100.00%

(1)
Percentages may not add to 100.00% because of rounding.

 TABLE 2

DISTRIBUTION BY REMAINING TERM TO MATURITY
OF THE STATISTICAL POOL OF CONTRACTS
(AS OF THE STATISTICAL CUTOFF DATE)

Remaining Term (Months)	Number of Contracts	Percent of Number of Contracts(1)	Total Outstanding Principal Balance	Percent of Pool Balance(1)
3-12	92	0.17%	$237,264.63	0.03%
13-24	478	0.89	2,386,637.75	0.33
25-36	2,864	5.31	24,350,091.17	3.40
37-48	9,235	17.13	100,804,813.15	14.08
49-60	16,473	30.56	205,282,707.13	28.68
61-72	15,194	28.18	196,462,675.69	27.45
73-84	9,573	17.76	186,222,702.36	26.02

Totals:	53,909	100.00%	$715,746,891.88	100.00%

(1)
Percentages may not add to 100.00% because of rounding.

TABLE 3

DISTRIBUTION BY ORIGINAL TERM TO MATURITY(1)
OF THE STATISTICAL POOL OF CONTRACTS
(AS OF THE STATISTICAL CUTOFF DATE)

Original Term (Months)	Number of Contracts	Percent of Number of Contracts(2)	Total Outstanding Principal Balance	Percent of Pool Balance(2)
24	263	0.49%	$1,010,946.92	0.14%
25-36	698	1.29	4,481,078.44	0.63
37-48	6,616	12.27	69,106,499.66	9.66
49-60	17,031	31.59	212,226,588.19	29.65
61-72	15,875	29.45	175,897,356.46	24.58
73-84	13,426	24.90	253,024,422.21	35.35

Totals:	53,909	100.00%	$715,746,891.88	100.00%

(1)
Excluding any initial deferral period (such deferral period generally not exceeding 120 days, but in some cases ranging up to 210 days).

(2)
Percentages may not add to 100.00% because of rounding.

TABLE 4

DISTRIBUTION BY OUTSTANDING PRINCIPAL BALANCE OF THE STATISTICAL
POOL OF CONTRACTS
(AS OF THE STATISTICAL CUTOFF DATE)

Outstanding Principal Balance	Number of Contracts	Percent of Number of Contracts(1)	Total Outstanding Principal Balance	Percent of Pool Balance(1)
$ 534.30-$ 5,000.00	2,998	5.56%	$11,214,840.04	1.57%
$ 5,000.01-$10,000.00	14,958	27.75	117,189,667.08	16.37
$10,000.01-$15,000.00	17,487	32.44	217,007,492.95	30.32
$15,000.01-$20,000.00	11,216	20.81	193,170,048.45	26.99
$20,000.01-$25,000.00	4,915	9.12	108,556,771.98	15.17
$25,000.01-$30,000.00	1,516	2.81	40,995,735.29	5.73
$30,000.01-$35,000.00	592	1.10	18,991,420.21	2.65
$35,000.01-$40,000.00	190	0.35	7,044,580.06	0.98
$40,000.01-$45,000.00	32	0.06	1,331,391.13	0.19
$45,000.01-$50,000.00	3	0.01	142,184.32	0.02
$50,000.01-$52,605.07	2	0.00(2)	102,760.37	0.01

Totals:	53,909	100.00%	$715,746,891.88	100.00%

(1)
Percentages may not add to 100.00% because of rounding.

(2)
Less than 0.005% but greater than 0.000%.

TABLE 5

GEOGRAPHIC DISTRIBUTION OF THE STATISTICAL POOL OF CONTRACTS
(AS OF THE STATISTICAL CUTOFF DATE)

Geographic Distribution(1)	Number of Contracts	Percent of Number of Contracts(2)	Total Outstanding Principal Balance	Percent of Pool Balance(2)
ALABAMA	1,041	1.93%	$15,130,243.17	2.11%
ALASKA	90	0.17	1,119,285.28	0.16
ARIZONA	1,438	2.67	20,451,010.95	2.86
ARKANSAS	561	1.04	7,794,962.33	1.09
CALIFORNIA	4,312	8.00	56,752,114.19	7.93
COLORADO	898	1.67	11,946,531.29	1.67
CONNECTICUT	744	1.38	9,381,351.75	1.31
DELAWARE	217	0.40	2,671,903.27	0.37
DISTRICT OF COLUMBIA	9	0.02	92,804.88	0.01
FLORIDA	4,531	8.40	62,055,591.70	8.67
GEORGIA	1,795	3.33	24,810,057.35	3.47
HAWAII	279	0.52	3,722,585.17	0.52
IDAHO	261	0.48	3,388,893.12	0.47
ILLINOIS	2,389	4.43	29,961,917.02	4.19
INDIANA	1,360	2.52	17,071,373.54	2.39
IOWA	638	1.18	7,721,233.55	1.08
KANSAS	599	1.11	8,029,822.58	1.12
KENTUCKY	876	1.62	11,470,230.61	1.60
LOUISIANA	1,125	2.09	16,425,468.35	2.29
MAINE	323	0.60	4,259,455.08	0.60
MARYLAND	584	1.08	8,088,411.58	1.13
MASSACHUSETTS	472	0.88	6,038,084.14	0.84
MICHIGAN	1,057	1.96	13,432,270.82	1.88
MINNESOTA	721	1.34	9,066,873.07	1.27
MISSISSIPPI	528	0.98	8,114,154.69	1.13
MISSOURI	1,157	2.15	14,737,868.18	2.06
MONTANA	188	0.35	2,381,607.84	0.33
NEBRASKA	354	0.66	4,445,676.22	0.62
NEVADA	637	1.18	9,073,995.71	1.27
NEW HAMPSHIRE	581	1.08	7,184,341.50	1.00
NEW JERSEY	1,142	2.12	13,490,216.78	1.88
NEW MEXICO	623	1.16	8,938,608.88	1.25
NEW YORK	1,446	2.68	16,412,385.82	2.29
NORTH CAROLINA	1,747	3.24	22,832,734.36	3.19
NORTH DAKOTA	187	0.35	2,490,992.14	0.35
OHIO	2,419	4.49	30,585,161.18	4.27
OKLAHOMA	1,029	1.91	14,898,207.46	2.08
OREGON	439	0.81	5,247,276.59	0.73
PENNSYLVANIA	2,113	3.92	24,609,294.64	3.44
RHODE ISLAND	172	0.32	1,904,248.19	0.27
SOUTH CAROLINA	793	1.47	10,356,860.41	1.45
SOUTH DAKOTA	145	0.27	1,843,223.83	0.26
TENNESSEE	1,323	2.45	17,621,856.68	2.46
TEXAS	6,406	11.88	93,140,452.35	13.01

$_$_CHANGE_INDENT,0
TABLE 5
GEOGRAPHIC DISTRIBUTION OF THE STATISTICAL POOL OF CONTRACTS
(AS OF THE STATISTICAL CUTOFF DATE)

Geographic Distribution(1)	Number of Contracts	Percent of Number of Contracts(2)	Total Outstanding Principal Balance	Percent of Pool Balance(2)
UTAH	235	0.44	3,121,945.25	0.44
VERMONT	97	0.18	1,378,898.85	0.19
VIRGINIA	1,219	2.26	16,218,226.36	2.27
WASHINGTON	1,152	2.14	15,456,470.75	2.16
WEST VIRGINIA	512	0.95	6,832,999.24	0.95
WISCONSIN	597	1.11	6,987,150.83	0.98
WYOMING	203	0.38	2,640,583.07	0.37
OTHER(3)	145	0.27	1,918,979.29	0.27

Totals:	53,909	100.00%	$715,746,891.88	100.00%

(1)
Based on billing addresses of obligors as of the statistical cutoff date.

(2)
Percentages may not add to 100.00% because of rounding.

(3)
Includes U.S. territories and military bases.

        The seller's credit underwriting analysis includes an evaluation of an applicant's FICO®(1) score. Eaglemark Savings Bank, the motorcycle dealer or the seller obtains a FICO® score for an applicant at the time the credit application is submitted, to the extent available from one or more of the credit bureaus used in processing the application. A FICO® score is a widely used industry measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. Data from an independent credit reporting agency, such as FICO® scores, is one of several factors that may be used by the seller in its credit underwriting analysis to assess the credit risk associated with each applicant. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the contracts. In addition, FICO® scores may change over time, depending on the conduct of the obligor and changes in credit score technology and therefore an obligor's FICO® score at this time or at any time in the future may be higher or lower than the obligor's FICO® score as of origination.

        The following table summarizes the distribution of FICO® scores for the statistical pool of contracts as of the statistical cutoff date using FICO® scores obtained as of origination of each contract. There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related contract or that any obligor's credit score would not be lower if obtained as of the statistical cutoff date or the cutoff date.

TABLE 6

DISTRIBUTION (AS OF THE STATISTICAL CUTOFF DATE) BY FICO® SCORE
(AS OF ORIGINATION) OF THE STATISTICAL POOL OF CONTRACTS

Fico® Score	Number of Contracts	Percent of Number of Contracts(1)	Total Outstanding Principal Balance	Percent of Pool Balance(1)
Unknown	26	0.05%	$175,218.98	0.02%
510-539	440	0.82	4,496,072.99	0.63
540-589	2,565	4.76	28,851,609.04	4.03
590-639	6,885	12.77	85,732,525.75	11.98
640-689	11,134	20.65	150,912,011.31	21.08
690-739	12,117	22.48	166,644,752.85	23.28
740-789	11,952	22.17	163,220,502.96	22.80
790-839	7,931	14.71	104,303,804.08	14.57
840-850	859	1.59	11,410,393.92	1.59

Totals:	53,909	100.00%	$715,746,891.88	100.00%

(1)
Percentages may not add to 100.00% because of rounding.

(1)
FICO® is a federally registered servicemark of Fair Isaac Corporation.

 Delinquency and Loan Loss Information

        The following tables set forth the delinquency experience and loan loss experience of the portfolio of contracts that the seller owns or services consisting of (i) contracts relating to the retail purchase of new and used motorcycles secured by motorcycles purchased in the United States and U.S. territories and manufactured by Harley-Davidson and other manufacturers and (ii) contracts secured by assets other than motorcycles, the aggregate principal balance of which represents a de minimis amount of the portfolio. The data in the following tables include contracts which the seller has previously sold in connection with prior securitization transactions and for which the seller acts as servicer. The methodology used to calculate the figures below is consistent with the methodology that is used to calculate delinquencies and net losses in the financial reporting of the seller.

	Delinquency Experience(1) (Dollars in Thousands(2)) At March 31,
	2012		2011
	Number of Contracts	Amount	Number of Contracts	Amount
Portfolio	453,786	$4,565,580	467,438	$4,684,824
Period of Delinquency(3)
30-59 Days	7,558	$70,427	10,546	$102,388
60-89 Days	2,269	21,145	3,269	32,816
90 Days or more	2,445	24,796	3,448	38,946

Total Delinquencies	12,272	$116,368	17,263	$174,150

Total Delinquencies as a Percent of Total Portfolio	2.70%	2.55%	3.69%	3.72%

	At December 31,
	2011		2010		2009		2008		2007
	Number of Contracts	Amount	Number of Contracts	Amount	Number of Contracts	Amount	Number of Contracts	Amount	Number of Contracts	Amount
Portfolio	459,164	$4,600,023	477,098	$4,823,623	505,542	$5,387,143	516,742	$5,856,867	478,600	$5,613,613
Period of Delinquency(3)
30-59 Days	10,944	$102,970	14,384	$143,461	18,060	$200,418	17,722	$212,395	16,085	$194,960
60-89 Days	3,849	36,980	4,983	51,768	6,505	75,000	6,225	75,887	6,412	79,658
90 Days or more	3,739	38,459	4,661	53,123	6,526	81,658	6,749	87,672	5,703	76,163

Total Delinquencies	18,532	$178,409	24,028	$248,351	31,091	$357,076	30,696	$375,954	28,200	$350,781

Total Delinquencies as a Percent of Total Portfolio	4.04%	3.88%	5.04%	5.15%	6.15%	6.63%	5.94%	6.42%	5.89%	6.25%

(1)
Includes delinquent contracts already in repossession.

(2)
Rounded to the nearest thousand.

(3)
The period of delinquency is based on the number of days payment is contractually past due (assuming 30-day months). Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the next month.

Loan Loss Experience
(Dollars in Thousands(1))

	Three Months Ended March 31,
	2012	2011
Outstanding Balance of All Contracts Serviced(2)	$4,523,248	$4,682,455
Contract Liquidations(3)	3.77%	5.02%
Net Losses:
Dollars(4)	$10,928	$17,806
Percentage(5)	0.97%	1.54%

	Year Ended December 31,
	2011	2010	2009	2008	2007
Outstanding Balance of All Contracts Serviced(2)	$4,720,058	$5,078,540	$5,602,094	$5,775,467	$5,380,793
Contract Liquidations(3)	3.90%	4.94%	5.30%	4.29%	3.39%
Net Losses:
Dollars(4)	$55,271	$105,565	$159,583	$133,357	$103,638
Percentage(5)	1.17%	2.08%	2.85%	2.31%	1.93%

(1)
Rounded to the nearest thousand.

(2)
Amount represents the average outstanding principal balance of all contracts serviced during the relevant period, calculated by dividing (i) the sum of the average principal balance of contracts outstanding for each calendar month in the period by (ii) the number of months in the period.

(3)
As a percentage of the monthly average number of contracts being serviced, divided by the number of months in the period, calculated on an annualized basis.

(4)
Net losses equal charge-offs net of recoveries. Repossessed collateral is carried at the seller's estimate of fair market value.

(5)
As a percentage of the outstanding balance of all contracts serviced, calculated on an annualized basis.

        Delinquencies, loan losses and repossessions on motorcycle contracts are affected by economic, geographic and social conditions generally and may be affected by factors such as supply and demand for both new and used motorcycles and seasonality. See "Risk Factors—Economic developments may adversely affect the performance and market value of your notes" and "—Future delinquency and loss experience of the contracts may be worse than the servicer's historical experience" in this prospectus supplement. The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency or loan loss experience of the contracts included in the issuing entity will be similar to that set forth above.

Contract Review Information

        The depositor performed a review of the statistical pool of contracts in order to provide reasonable assurance that the information contained in this prospectus supplement and the accompanying prospectus regarding the pool of contracts is accurate in all material respects. This review consisted of an eligibility review, a contract review, and a review of the disclosures concerning the contracts contained in this prospectus supplement and the accompanying prospectus. The depositor consulted with and was assisted by appropriate personnel of HDCC in performing the review and confirmed with HDCC's senior management that they performed a comprehensive review of the information regarding the contracts contained in this prospectus supplement and the accompanying prospectus. The depositor and HDCC designed the nature and extent of the procedures used for the contract review. Portions of the review of legal matters and the review of statistical information were performed by HDCC personnel with the assistance of third parties engaged by the depositor and HDCC. In addition, the descriptions of the general information about the contracts were reviewed and confirmed as accurate by relevant personnel at HDCC. The depositor takes full responsibility for the review of the contracts and attributes all findings and conclusions of the review to itself.

        As described in the accompanying prospectus under "Origination, Underwriting and Servicing", the pool of contracts being sold to the issuing entity was underwritten in accordance with Eaglemark Savings Bank's and the HDCC's underwriting guidelines. HDCC performed a review of the contracts to confirm that they satisfy the criteria set forth in this prospectus supplement under "The Contracts—Criteria for Selecting the Contracts" and "—Characteristics of the Contracts". Manual cross-checks were performed to ensure that the applicable systematic and manual filters, which are designed to ensure that the pool conforms with the established characteristics criteria, were being applied accurately. A review was performed to confirm that the information in HDCC's data tape accurately matched the individual contract files. The data tape is an electronic record maintained by HDCC, which includes certain attributes of the contracts.

        A random sample of 125 contract files was selected, and 18 different data points of each selected contract file were compared, to confirm that the attributes of such contract files conform to the applicable information on the aggregate initial data tape of 59,075 records. The final aggregate data tape containing 53,909 records included 118 of the sampled contract files. A decrease in the sample size is due to the normal monthly activity of the loans, along with the removal of contracts no longer meeting the eligibility criteria. Out of 2,250 data points reviewed or compared in the sample contracts, the depositor found two related errors in a single contract. The depositor considers the errors to be immaterial and does not consider the errors to be indicative of any systemic errors in the contract data.

        The pool composition and stratification tables under "The Contracts—Characteristics of the Contracts" in this prospectus supplement were reviewed by multiple parties, including third parties. The depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all findings and conclusions of the review to itself. No discrepancies in the pool composition and stratification tables were found and the depositor takes full responsibility for the contents thereof.

        The depositor's review of the contracts is supported by Eaglemark Savings Bank's and HDCC's extensive compliance procedures used in the day-to-day operation of their businesses. These procedures include regular audits of key business functions, including contract origination, servicing and systems processing, controls to verify compliance with procedures and quality assurance reviews for credit decisions, contract funding and securitization processes. In addition, HDCC has an integrated network of computer applications to make certain that information about the contracts is accurately captured and maintained in its contract files and other systems. These computer systems are subject to change control processes, controls testing and control review programs to determine whether systems controls are operating effectively and accurately. All of these controls and procedures ensure integrity of data and information and accuracy of securitization disclosures.

        As described in the accompanying prospectus under "Origination, Underwriting and Servicing", the majority of credit applications are automatically evaluated and approved or rejected based on an automated decisioning process. Remaining applications are assigned to a credit analyst for further evaluation. In addition, some automatically decisioned applications are subsequently reviewed and decisioned by a credit analyst, typically as a result of a dealer request. 41,613 contracts, having an aggregate principal balance of $549,166,840.46 (approximately 76.73% of the pool balance as of the statistical cutoff date) were approved by the automated decisioning process and 12,296 contracts, having an aggregate principal balance of $166,580,051.42 (approximately 23.27% of the pool balance as of the statistical cutoff date) were reviewed by a credit analyst with appropriate authority in accordance with the underwriting guidelines approved by the seller. The seller does not consider any of the contracts to constitute exceptions to its underwriting guidelines, as described in the accompanying prospectus.

        After completion of the reviews described above, the depositor has concluded that it has reasonable assurance that the disclosure regarding the contracts in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

Static Pool Information

        Static pool information regarding delinquencies, cumulative losses and prepayments with respect to certain of the sponsor's prior securitized pools of contracts relating to the retail purchase of new and used motorcycles is provided in Appendix A to this prospectus supplement. The static pool information is presented for the pool of contracts relating to each prior securitization transaction sponsored by the sponsor during the five years preceding the date of this prospectus supplement. The static pool information is provided for illustrative purposes only and there is no assurance that the delinquency, cumulative loss or prepayment experience of the contracts held by the issuing entity will be similar to the delinquency, cumulative loss and prepayment experience of the sponsor's prior securitized pools of contracts. The static pool information also includes the following summary characteristics for each prior securitized pool of contracts as of the cutoff date for such pool, except that FICO® scores are as of origination:

  •
  number of contracts;

  •
  initial pool balance;

  •
  average loan balance;

  •
  weighted average contract interest rate;

  •
  weighted average original term;

  •
  weighted average remaining term;

  •
  weighted average FICO® score(1);

  •
  minimum FICO® score(1);

  •
  maximum FICO® score(1);

  •
  percentage of contracts secured by new motorcycles and used motorcycles;

  •
  distribution by contract interest rate; and

  •
  geographic distribution of contracts for concentrations by state equal to or greater than 5%.

  (1)
  FICO® scores with respect to any contract are as of origination.

Asset Repurchase Information

        The depositor is generally obligated to repurchase a contract from the applicable issuing entity, and HDCC, as seller, is in turn obligated to repurchase a contract from the depositor, if (i) such contract does not comply with certain representations and warranties in the sale and servicing agreement and in the transfer and sale agreement, and (ii) the noteholders' interest in the contract or the collectability of the contract is materially and adversely affected.

        As of March 31, 2012, there have been no repurchase requests from trustees, noteholders or third-party servicers with respect to any of the issuances of asset-backed securities for which HDCC acts as sponsor and/or seller. From time to time, the depositor has repurchased contracts from issuing entities, and HDCC, as seller, has in turn repurchased those contracts from the depositor, as a result of the servicer's examination of the contracts and determination that the contracts did not or may not comply with certain representations and warranties in the applicable sale and servicing agreement.

        The depositor's CIK number is 0001114926, and HDCC's CIK number is 0001033232.

Yield and Prepayment Considerations

        By their terms, the contracts may be prepaid, in whole or in part, at any time. Each contract also contains a provision which generally permits the seller to require full prepayment in the event of a sale of the motorcycle securing the contract. In addition, repurchases of the contracts from the issuing entity by the depositor, and concurrently from the depositor by the seller, could occur in the event of a breach of certain representations and warranties with respect to the contracts, and purchases of the contracts from the issuing entity by the servicer could occur in the event of a breach of its servicing obligations relating to the contracts. In addition, the servicer may exercise its option to purchase all of the contracts from the issuing entity when the pool balance has declined to less than 10% of the initial pool balance.

        Any prepayments, repurchases or purchases of contracts will reduce the average life of the notes and the interest received by the noteholders over the life of the notes (for this purpose the term "prepayment" includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability and casualty insurance policies and debt cancellation agreements).

Weighted Average Lives of the Notes

        The rate of payments on the contracts will directly affect the rate at which you receive principal payments on your notes and, if you purchase your notes at a premium or discount, your yield to maturity.

        Prepayments on the contracts can be analyzed against a prepayment standard or model. In this prospectus supplement, the Absolute Prepayment Model ("ABS") assumes a rate of prepayment each month relative to the original number of contracts in a pool of contracts. ABS further assumes that all of the contracts in the pool of contracts are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of contracts originally containing 10,000 contracts, a 1% ABS rate means that 100 contracts prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the contracts.

        As the rate of payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the contracts, final payment of any class of notes could occur later or significantly earlier than the respective final scheduled payment date. Noteholders will bear any reinvestment risk associated with early payment of the notes. Reinvestment risk means the risk that market interest rates may be lower at the time such noteholders receive payments from the issuing entity than the interest rate borne by the notes.

        The ABS Tables have been prepared on the assumption that:

  •
  the contracts prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

  •
  each scheduled monthly payment on each contract is scheduled to be made and is made on the last day of each month and each month has 30 days;

  •
  payments are made on the notes on each payment date (and each payment date is assumed to be the 15th day of each month, whether or not a business day) with a first payment date of August 15, 2012;

  •
  on each payment date the reserve fund is funded to its required level, as described under "Prospectus Supplement Summary—Reserve Fund";

  •
  payments of principal to maintain the overcollateralization target amount will be made as described under "Prospectus Supplement Summary—Overcollateralization";

  •
  the notes are purchased on an assumed closing date of July 25, 2012; and

  •
  the servicer does not exercise its option to purchase the contracts.

        The ABS Tables also assume that the contracts have been aggregated into hypothetical pools with all of the contracts within each pool having the following characteristics and that the scheduled monthly payment for each of the pools will be such that each pool will be fully amortized by the end of its remaining term to maturity.

Pool	Balance	Contract Rate	Original Term to Maturity (In Months)	Remaining Term to Maturity (In Months)
1	$182,454.84	9.131%	25	10
2	$1,795,673.76	7.618%	35	20
3	$18,664,186.85	5.933%	47	32
4	$77,871,511.36	7.196%	54	43
5	$156,447,285.42	9.466%	63	54
6	$152,393,921.08	14.506%	76	67
7	$143,609,338.50	12.722%	84	78

	$550,964,371.81

        The ABS Tables indicate the projected weighted average life of each class of offered notes and set forth the percentage of the initial principal amount of each class of offered notes that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

        The actual characteristics and performance of the contracts will differ from the assumptions used to prepare the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment rates. Any difference between the assumptions and the actual characteristics and performance of the contracts or actual prepayment experience will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of offered notes.

	Class A-1 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2012	88.93%	85.52%	81.75%	79.30%	77.57%	73.88%
9/15/2012	77.88%	71.14%	63.71%	58.87%	55.47%	48.20%
10/15/2012	66.84%	56.87%	45.89%	38.73%	33.71%	22.95%
11/15/2012	55.82%	42.72%	28.28%	18.88%	12.28%	0.00%
12/15/2012	44.82%	28.68%	10.90%	0.00%	0.00%	0.00%
1/15/2013	33.84%	14.76%	0.00%	0.00%	0.00%	0.00%
2/15/2013	22.88%	0.95%	0.00%	0.00%	0.00%	0.00%
3/15/2013	11.93%	0.00%	0.00%	0.00%	0.00%	0.00%
4/15/2013	1.00%	0.00%	0.00%	0.00%	0.00%	0.00%
5/15/2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	0.39	0.31	0.25	0.22	0.20	0.18

(1)
The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

	Class A-2 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	99.07%
12/15/2012	100.00%	100.00%	100.00%	99.66%	95.59%	86.87%
1/15/2013	100.00%	100.00%	96.86%	90.01%	85.19%	74.90%
2/15/2013	100.00%	100.00%	88.38%	80.51%	74.98%	63.15%
3/15/2013	100.00%	93.62%	80.01%	71.16%	64.94%	51.65%
4/15/2013	100.00%	86.82%	71.76%	61.97%	55.08%	40.38%
5/15/2013	95.04%	80.09%	63.63%	52.93%	45.41%	29.64%
6/15/2013	89.59%	73.42%	55.63%	44.06%	35.99%	19.24%
7/15/2013	84.16%	66.82%	47.75%	35.43%	27.03%	9.07%
8/15/2013	78.74%	60.29%	39.99%	27.18%	18.24%	0.00%
9/15/2013	73.32%	53.82%	32.55%	19.09%	9.64%	0.00%
10/15/2013	67.92%	47.41%	25.31%	11.17%	1.24%	0.00%
11/15/2013	62.53%	41.07%	18.19%	3.40%	0.00%	0.00%
12/15/2013	57.16%	34.90%	11.20%	0.00%	0.00%	0.00%
1/15/2014	51.79%	28.92%	4.33%	0.00%	0.00%	0.00%
2/15/2014	46.44%	23.00%	0.00%	0.00%	0.00%	0.00%
3/15/2014	41.10%	17.16%	0.00%	0.00%	0.00%	0.00%
4/15/2014	35.88%	11.42%	0.00%	0.00%	0.00%	0.00%
5/15/2014	30.80%	5.75%	0.00%	0.00%	0.00%	0.00%
6/15/2014	25.73%	0.15%	0.00%	0.00%	0.00%	0.00%
7/15/2014	20.67%	0.00%	0.00%	0.00%	0.00%	0.00%
8/15/2014	15.63%	0.00%	0.00%	0.00%	0.00%	0.00%
9/15/2014	10.60%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/2014	5.58%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/2014	0.58%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	1.55	1.24	1.00	0.89	0.82	0.70

(1)
The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

	Class A-3 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	99.09%
9/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	88.66%
10/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	78.51%
11/15/2013	100.00%	100.00%	100.00%	100.00%	92.48%	68.29%
12/15/2013	100.00%	100.00%	100.00%	95.48%	83.84%	58.33%
1/15/2014	100.00%	100.00%	100.00%	87.48%	75.33%	48.65%
2/15/2014	100.00%	100.00%	97.42%	79.66%	66.81%	39.27%
3/15/2014	100.00%	100.00%	90.31%	71.82%	58.52%	30.18%
4/15/2014	100.00%	100.00%	83.37%	64.13%	50.49%	21.40%
5/15/2014	100.00%	100.00%	76.54%	56.64%	42.67%	12.92%
6/15/2014	100.00%	100.00%	69.65%	49.34%	35.09%	4.74%
7/15/2014	100.00%	94.21%	62.92%	42.24%	27.75%	0.00%
8/15/2014	100.00%	88.34%	56.34%	35.35%	20.63%	0.00%
9/15/2014	100.00%	82.54%	49.92%	28.66%	13.76%	0.00%
10/15/2014	100.00%	76.80%	43.65%	22.18%	7.14%	0.00%
11/15/2014	100.00%	70.96%	37.55%	15.91%	0.75%	0.00%
12/15/2014	95.26%	65.21%	31.61%	9.86%	0.00%	0.00%
1/15/2015	89.90%	59.55%	25.83%	4.02%	0.00%	0.00%
2/15/2015	84.57%	53.97%	20.22%	0.00%	0.00%	0.00%
3/15/2015	79.25%	48.49%	14.79%	0.00%	0.00%	0.00%
4/15/2015	74.12%	43.32%	9.66%	0.00%	0.00%	0.00%
5/15/2015	68.94%	38.24%	4.69%	0.00%	0.00%	0.00%
6/15/2015	63.79%	33.25%	0.00%	0.00%	0.00%	0.00%
7/15/2015	58.65%	28.34%	0.00%	0.00%	0.00%	0.00%
8/15/2015	53.53%	23.52%	0.00%	0.00%	0.00%	0.00%
9/15/2015	48.42%	18.80%	0.00%	0.00%	0.00%	0.00%
10/15/2015	43.33%	14.16%	0.00%	0.00%	0.00%	0.00%
11/15/2015	38.26%	9.61%	0.00%	0.00%	0.00%	0.00%
12/15/2015	33.21%	5.16%	0.00%	0.00%	0.00%	0.00%
1/15/2016	28.18%	0.81%	0.00%	0.00%	0.00%	0.00%
2/15/2016	23.17%	0.00%	0.00%	0.00%	0.00%	0.00%
3/15/2016	19.11%	0.00%	0.00%	0.00%	0.00%	0.00%
4/15/2016	15.07%	0.00%	0.00%	0.00%	0.00%	0.00%
5/15/2016	11.03%	0.00%	0.00%	0.00%	0.00%	0.00%
6/15/2016	7.02%	0.00%	0.00%	0.00%	0.00%	0.00%
7/15/2016	3.01%	0.00%	0.00%	0.00%	0.00%	0.00%
8/15/2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	3.17	2.68	2.20	1.94	1.78	1.51

(1)
The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

	Class A-4 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	90.82%
8/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	68.70%
9/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	47.50%
10/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	27.30%
11/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	8.12%
12/15/2014	100.00%	100.00%	100.00%	100.00%	84.27%	0.00%
1/15/2015	100.00%	100.00%	100.00%	100.00%	67.08%	0.00%
2/15/2015	100.00%	100.00%	100.00%	95.31%	50.64%	0.00%
3/15/2015	100.00%	100.00%	100.00%	79.53%	34.96%	0.00%
4/15/2015	100.00%	100.00%	100.00%	64.61%	20.10%	0.00%
5/15/2015	100.00%	100.00%	100.00%	50.31%	5.97%	0.00%
6/15/2015	100.00%	100.00%	99.65%	36.63%	0.00%	0.00%
7/15/2015	100.00%	100.00%	86.08%	23.58%	0.00%	0.00%
8/15/2015	100.00%	100.00%	73.00%	11.17%	0.00%	0.00%
9/15/2015	100.00%	100.00%	60.42%	0.00%	0.00%	0.00%
10/15/2015	100.00%	100.00%	48.34%	0.00%	0.00%	0.00%
11/15/2015	100.00%	100.00%	36.77%	0.00%	0.00%	0.00%
12/15/2015	100.00%	100.00%	25.72%	0.00%	0.00%	0.00%
1/15/2016	100.00%	100.00%	15.19%	0.00%	0.00%	0.00%
2/15/2016	100.00%	89.90%	5.20%	0.00%	0.00%	0.00%
3/15/2016	100.00%	79.54%	0.00%	0.00%	0.00%	0.00%
4/15/2016	100.00%	69.40%	0.00%	0.00%	0.00%	0.00%
5/15/2016	100.00%	59.48%	0.00%	0.00%	0.00%	0.00%

	Class A-4 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%
6/15/2016	100.00%	49.79%	0.00%	0.00%	0.00%	0.00%
7/15/2016	100.00%	40.34%	0.00%	0.00%	0.00%	0.00%
8/15/2016	97.14%	31.12%	0.00%	0.00%	0.00%	0.00%
9/15/2016	85.51%	22.14%	0.00%	0.00%	0.00%	0.00%
10/15/2016	73.93%	13.40%	0.00%	0.00%	0.00%	0.00%
11/15/2016	62.40%	4.92%	0.00%	0.00%	0.00%	0.00%
12/15/2016	50.91%	0.00%	0.00%	0.00%	0.00%	0.00%
1/15/2017	39.47%	0.00%	0.00%	0.00%	0.00%	0.00%
2/15/2017	32.47%	0.00%	0.00%	0.00%	0.00%	0.00%
3/15/2017	25.50%	0.00%	0.00%	0.00%	0.00%	0.00%
4/15/2017	18.54%	0.00%	0.00%	0.00%	0.00%	0.00%
5/15/2017	11.61%	0.00%	0.00%	0.00%	0.00%	0.00%
6/15/2017	4.69%	0.00%	0.00%	0.00%	0.00%	0.00%
7/15/2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	4.47	3.94	3.26	2.86	2.61	2.17

(1)
The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

	Class B Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	70.30%
1/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	19.53%
2/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
3/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
4/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
5/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
6/15/2015	100.00%	100.00%	100.00%	100.00%	78.30%	0.00%
7/15/2015	100.00%	100.00%	100.00%	100.00%	41.36%	0.00%
8/15/2015	100.00%	100.00%	100.00%	100.00%	6.60%	0.00%
9/15/2015	100.00%	100.00%	100.00%	98.29%	0.00%	0.00%
10/15/2015	100.00%	100.00%	100.00%	65.94%	0.00%	0.00%
11/15/2015	100.00%	100.00%	100.00%	35.53%	0.00%	0.00%
12/15/2015	100.00%	100.00%	100.00%	7.09%	0.00%	0.00%
1/15/2016	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
2/15/2016	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
3/15/2016	100.00%	100.00%	89.77%	0.00%	0.00%	0.00%
4/15/2016	100.00%	100.00%	65.62%	0.00%	0.00%	0.00%
5/15/2016	100.00%	100.00%	42.73%	0.00%	0.00%	0.00%

	Class B Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%
6/15/2016	100.00%	100.00%	21.11%	0.00%	0.00%	0.00%
7/15/2016	100.00%	100.00%	0.78%	0.00%	0.00%	0.00%
8/15/2016	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
9/15/2016	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
10/15/2016	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
11/15/2016	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
12/15/2016	100.00%	90.33%	0.00%	0.00%	0.00%	0.00%
1/15/2017	100.00%	67.08%	0.00%	0.00%	0.00%	0.00%
2/15/2017	100.00%	51.70%	0.00%	0.00%	0.00%	0.00%
3/15/2017	100.00%	36.76%	0.00%	0.00%	0.00%	0.00%
4/15/2017	100.00%	22.25%	0.00%	0.00%	0.00%	0.00%
5/15/2017	100.00%	8.19%	0.00%	0.00%	0.00%	0.00%
6/15/2017	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
7/15/2017	93.60%	0.00%	0.00%	0.00%	0.00%	0.00%
8/15/2017	73.58%	0.00%	0.00%	0.00%	0.00%	0.00%
9/15/2017	53.64%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/2017	33.78%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/2017	13.98%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	5.20	4.62	3.82	3.31	2.99	2.46

(1)
The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

        The ABS Tables have been prepared based on the assumptions described above (including assumptions regarding the characteristics and performance of the contracts, which will differ from the actual characteristics and performance of the contracts) and should be read in conjunction therewith.

Description of the Notes

        This section supplements the information in the accompanying prospectus under the caption "Description of the Notes and Indenture". However, as these statements are only summaries, you should read the sale and servicing agreement and indenture. The information in this section and in the accompanying prospectus under the caption "Description of the Notes and Indenture" describes the material terms of the notes, the indenture and the applicable transfer and servicing agreements, including the sale and servicing agreement. Copies of the indenture and the sale and servicing agreement are available to you upon request to the depositor and will be filed with the Securities and Exchange Commission following the issuance of the notes.

General

        The notes will be issued pursuant to the terms of the indenture between the issuing entity and the indenture trustee.

        The issuing entity will issue six classes of notes, including four classes of senior notes designated as the Class A-1 notes, Class A-2 notes, Class A-3 notes, and Class A-4 notes. We refer to these notes as the "Class A notes". The issuing entity will also issue two classes of subordinate notes, designated as the Class B notes and the Class C notes. Some or all of the Class B notes may be retained by the depositor and/or be sold to one or more affiliates of the depositor. Such Class B notes will not be purchased by the underwriters if retained by the depositor or acquired by any of its affiliates. The Class C notes are not being offered for sale pursuant to this prospectus supplement and will not be sold to the underwriters, but will be retained by the depositor and/or sold to one or more affiliates of the depositor. The depositor or such affiliate will have the right to sell all or a portion of those notes at any time.

        The offered notes will be delivered in book-entry form only and will be issued in minimum initial denominations of $100,000 and in multiples of $1,000 in excess thereof.

Interest

        Each class of notes will bear interest at the fixed rate per annum for that class as set forth on the cover page of this prospectus supplement.

        The issuing entity will pay interest on the notes on each payment date with available amounts and amounts withdrawn from the reserve fund as set forth under "Certain Information Regarding the Notes—Payments and Distributions on the Notes—Distributions" below.

        Interest will be payable to you monthly on the 15th day of each month or, if that date is not a business day, on the next business day. The first interest payment date will be August 15, 2012. Interest on the Class A-1 notes will be calculated for each interest period based on the actual number of days in such interest period and a 360-day year. Interest on the remaining classes of notes will be calculated for each interest period on the basis of a 360-day year consisting of twelve 30-day months. An interest period means, with respect to the Class A-1 notes, the period from and including the prior payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding the current payment date and, with respect to the remaining classes of notes, the period from and including the 15th day of the prior month (or, in the case of the initial payment date, from and including the closing date) to but excluding the 15th day of the current month. The first interest period for the Class A-1 notes will begin on and include the closing date and end on and exclude August 15, 2012. The first interest period for the notes (other than the Class A-1 notes) will begin on and include the closing date and end on and exclude August 15, 2012.

        Interest payments on all classes of Class A notes will have the same priority. If on any payment date the issuing entity has insufficient funds to make a full payment of interest on the Class A notes, the holders of the Class A notes will receive their pro rata share of the amount available for interest on the Class A notes.

        Interest payments on the Class B notes and Class C notes will be subordinated to interest payments on the Class A notes, and interest payments on the Class C notes will be subordinated to interest payments on the Class B notes. In addition, after the acceleration of the notes following an event of default resulting from a payment default or certain bankruptcy or insolvency events, the issuing entity will not make interest payments on the Class B notes or the Class C notes until the Class A notes have been paid in full, and will not make interest payments on the Class C notes until the Class B notes have been paid in full.

        If, on any payment date, the issuing entity does not have sufficient funds to make a full payment of interest on any class of notes, the amount of the shortfall will be carried forward and, together with interest on the shortfall amount at the applicable interest rate for that class (to the extent permitted by applicable law), added to the amount of interest the affected class of noteholders will be entitled to receive on the next payment date.

Principal

        On each payment date, principal of the notes will be payable in an amount equal to the sum of:

  •
  the first priority principal distributable amount,

  •
  the second priority principal distributable amount, and

  •
  the noteholders' regular principal distributable amount.

        "First priority principal distributable amount" means, with respect to any payment date, an amount, not less than zero, equal to the result of (a) the aggregate outstanding principal amount of the Class A notes as of that payment date (before giving effect to any principal payments made on the Class A notes on that payment date), minus (b) the pool balance at the end of the calendar month immediately preceding such payment date. The first priority principal distributable amount will not exceed the aggregate outstanding principal amount of the Class A notes and, on or after the final scheduled payment date for a class of Class A notes, will not be less than the amount that is necessary to pay such class of Class A notes in full.

        "Second priority principal distributable amount" means, with respect to any payment date, an amount, not less than zero, equal to the result of (a) the aggregate outstanding principal amount of the Class A notes and Class B notes as of that payment date (before giving effect to any principal payments made on the Class A notes and Class B notes on that payment date) minus (b) the sum of (i) the amount of principal distributed in respect of the first priority principal distributable amount on such payment date and (ii) the pool balance at the end of the calendar month immediately preceding such payment date. The second priority principal distributable amount will not exceed the aggregate outstanding principal amount of the Class A notes and Class B notes as of such payment date (after giving effect to any principal payments made on the Class A Notes on that payment date) and, on or after the final scheduled final payment date for the Class B notes will not be less than the amount that is necessary to pay the Class B notes in full.

        "Noteholders' regular principal distributable amount" means, on any payment date, the excess of the principal distributable amount over the aggregate amount of principal distributed in respect of the first priority principal distributable amount and the second priority principal distributable amount on such payment date; provided, however, that the noteholders' regular principal distributable amount shall not exceed the outstanding principal amount of the notes as of such payment date (after giving effect to other amounts to be paid to the notes on that payment date and allocable to principal). Notwithstanding the foregoing, the noteholders' regular principal distributable amount on or after the final scheduled payment date for a class of notes will not be less than the amount that is necessary

(after giving effect to other amounts to be paid to that class of notes on that payment date and allocable to principal) to pay that class of notes in full.

        "Principal distributable amount" means, in respect of any payment date, the excess of (1) the aggregate outstanding principal amount of the notes as of that payment date (before giving effect to any principal payments made on the notes on that payment date) over (2) the result of the pool balance as of the close of business on the last day of the immediately preceding calendar month minus the overcollateralization target amount.

        "Pool balance" means, as of any date of determination, the aggregate outstanding principal balance of the outstanding contracts.

        "Principal balance" means, with respect to any contract as of any date, an amount equal to the unpaid principal balance of such contract as of the close of business on the cutoff date, reduced by the sum of:

  •
  all payments received by the servicer as of such date allocable to principal and

  •
  any amount by which a court of appropriate jurisdiction in an insolvency proceeding has ordered the unpaid principal balance of such contract be reduced; provided, however, that

  (i)
  if (A) a contract is repurchased from the issuing entity by the depositor, and from the depositor by the seller, because of a breach of a representation or warranty or is purchased by the servicer because of a breach of its servicing obligations relating to such contract, or (B) the servicer gives notice of its intent to purchase the contracts in connection with an optional termination of the issuing entity, in each case the principal balance of such contract or contracts shall be deemed to be zero for the calendar month in which such event occurs and for each due period thereafter; and

  (ii)
  from and after the due period in which a contract becomes a liquidated contract, the principal balance of such contract shall be deemed to be zero.

        See "Certain Information Regarding the Notes—Overcollateralization" in this prospectus supplement for a description of the determination of the overcollateralization target amount.

        Principal payments on the Class A notes will be senior in priority to principal payments on the Class B notes and the Class C notes. Principal payments on the Class B notes will be senior in priority to principal payments on the Class C notes. Principal payments on the notes will be paid sequentially, so that no principal will be paid on the Class B notes until the aggregate outstanding principal amount of the Class A notes has been paid in full, and no principal will be paid on the Class C notes until the aggregate outstanding principal amount of the Class A notes and Class B notes has been paid in full. The classes of Class A notes will generally be paid principal sequentially, in numerical order, unless there has been an acceleration of the notes following an event of default. Principal payments on the Class A-1 notes will be senior in priority to principal payments on the remaining classes of Class A notes in all cases. The issuing entity will pay principal of the notes on each payment date with available amounts and amounts withdrawn from the reserve fund as set forth under "Certain Information Regarding the Notes—Payments and Distributions on the Notes—Distributions" below.

        Principal of each class of notes is due and payable on the final scheduled payment date for that class shown on the cover page of this prospectus supplement.

Optional Redemption

        The servicer has the option upon twenty days' prior written notice to the indenture trustee to purchase all of the contracts on any payment date if the pool balance is less than 10% of the initial pool balance.

        If the servicer exercises this option, the notes will be redeemed at a price equal to the unpaid principal amount of the notes plus accrued interest thereon.

Voting Rights

        This prospectus supplement and the accompanying prospectus specify certain circumstances under which the consent, approval, direction or request of the holders of a specified percentage of the outstanding principal amount of the notes must be obtained, given or made, or under which such holders are permitted to take an action or give a notice. Except in limited circumstances, only the controlling class will have those rights. See "Description of the Notes and Indenture—The Indenture—Modification of Indenture With Noteholder Consent" in the accompanying prospectus.

        In particular, under the indenture, if the maturity dates of the notes are accelerated following an event of default due to a payment default and the indenture trustee determines that the trust assets will not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the maturity dates of the notes had not been accelerated, the indenture trustee may sell the trust assets for an amount less than the aggregate outstanding principal amount of the notes with the consent of the holders of a majority of the outstanding principal amount of the controlling class. See "Description of the Notes and Indenture—The Indenture—Events of Default; Rights Upon Event of Default" in the accompanying prospectus.

Notices

        The indenture trustee will notify the registered owners of the notes of any event of default, event of termination or termination of, or appointment of a successor to, the servicer promptly upon a responsible officer obtaining actual knowledge of these events. For so long as the notes are in book-entry form, any such notice will be given to DTC (or any successor depository) and you will receive notices through participants and indirect participants as described under "Information Regarding the Notes—Book-Entry Registration" in the accompanying prospectus. If notes are issued other than in book-entry form, those notices will be mailed to the addresses of noteholders as they appear in the register maintained by the indenture trustee prior to mailing. Those notices will be deemed to have been given on the date of publication or mailing.

Description of the Certificate

        The certificate will be issued under the trust agreement in definitive form. The depositor or one of its affiliates will be the initial holder of the certificate. Payments on the certificate will be subordinated to payments on the notes. The certificate will not bear interest. See "Description of the Notes—Principal" and "Certain Information Regarding the Notes—Payments and Distributions on the Notes—Distributions" in this prospectus supplement.

Certain Information Regarding the Notes

The Accounts

  The Collection Account

        The indenture trustee will establish an account referred to as the collection account in accordance with the sale and servicing agreement. The servicer will cause all collections made on or in respect of principal of and interest on the contracts to be deposited in or credited to the collection account. The servicer is required to deposit into the collection account as promptly as practicable, but in any case not later than the second business day following processing thereof, all amounts received on or in respect of the contracts. However, if the servicer's short term debt security rating from each rating agency hired by the sponsor to rate the notes is at least the minimum level specified in the sale and servicing agreement, the servicer may deposit into the collection account all amounts received on or in respect of the contracts during each due period on the business day immediately preceding the related payment date. The servicer is required to use its best efforts to cause an obligor to make all payments on the contracts to one or more lockbox banks (either directly by remitting payments to a lockbox, or indirectly by making payments through direct debit, the telephone or the internet to an account of the servicer which payments will be subsequently transferred from such account to one or more lockbox banks), acting as agent for the issuing entity pursuant to a lockbox agreement. Funds in the collection account will be invested in certain eligible investments. All income or other gain from such investments will be promptly deposited in, and any loss resulting from such investments will be charged to, the collection account.

  The Reserve Fund

        The depositor will establish pursuant to the sale and servicing agreement the reserve fund, which will be a segregated account in the name of the indenture trustee. The reserve fund will be created with an initial deposit by the depositor on the closing date and will thereafter be funded as described below under "—Calculation of Reserve Fund Required Amount" and "—Payments and Distributions on the Notes—Distributions."

        Amounts held from time to time in the reserve fund will be held for the benefit of noteholders and will be invested at the direction of the servicer in investments meeting the requirements specified in the sale and servicing agreement. Investment income on those investments will be paid to the depositor, upon the direction of the servicer, to the extent that funds on deposit in the reserve fund on any payment date exceed the amount that is required to be on deposit in the reserve fund. If the amount on deposit in the reserve fund on any payment date exceeds the amount that is required to be on deposit in the reserve fund on that payment date, the indenture trustee will withdraw that excess and pay it to the depositor. Upon any distribution to the depositor of that investment income or those excess amounts, the noteholders will not have any rights in, or claims to, those amounts.

        If available amounts for any payment date, after reimbursing the servicer for servicer advances and paying the servicing fee and the indenture trustee fee, are insufficient to pay principal and interest on the notes, the indenture trustee will withdraw funds from the reserve fund and deposit them in the distribution account for distribution to the noteholders to cover any shortfalls. If on the final scheduled payment date of any class of notes the principal amount of that class has not been paid in full, the indenture trustee will withdraw funds from the reserve fund to pay those notes, subject to the order of priority described under "—Payments and Distributions on the Notes—Distributions".

  Calculation of Reserve Fund Required Amount

        On the closing date, the depositor will deposit an amount equal to 1.00% of the initial pool balance into the reserve fund. With respect to any payment date, the reserve fund required amount will (unless revised as described below) equal the greater of:

  •
  2.70% of the pool balance as of the last day of the immediately preceding calendar month (or, if a reserve fund trigger is in effect for that payment date, 6.00% of the pool balance as of the last day of the immediately preceding calendar month); and

  •
  1.00% of the initial pool balance.

However, in no event shall the reserve fund required amount be greater than the aggregate outstanding principal amount of the notes. As of any payment date, the amount of funds actually on deposit in the reserve fund may be less than the reserve fund required amount.

        A "reserve fund trigger" will be in effect on any payment date if a cumulative loss trigger is or has been in effect. A reserve fund trigger event will be deemed to have terminated with regard to a payment date if no cumulative loss trigger has been in effect for three consecutive payment dates (including the current payment date).

        "Initial pool balance" means the pool balance as of the cutoff date.

        The servicer may, from time to time after the date of this prospectus supplement, submit a written notice to each rating agency hired by the sponsor to rate the notes setting forth its intent to implement a formula for determining the amount that is required to be on deposit in the reserve fund on each payment date that is different from that described above. The servicer must submit such written notice at least ten days prior to the date the new formula would take effect. If no rating agency hired by the sponsor to rate the notes has, within ten days after receipt of prior notice of the proposed new formula, issued any written notice to the effect that such change will cause it to qualify, reduce or withdraw its then-current rating, then the amount that is required to be on deposit in the reserve fund will be determined in accordance with the new formula. The sale and servicing agreement will accordingly be amended, without the consent of any noteholder, to reflect the new calculation.

  The Distribution Account

        The indenture trustee will establish the distribution account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the collection account and reserve fund for distribution to noteholders will be deposited and from which all distributions to noteholders will be made.

Overcollateralization

        The initial pool balance as of the cutoff date will exceed the aggregate principal amount of the notes on the closing date by at least $12,122,371.81, which is approximately 2.20% of the initial pool balance. Overcollateralization will be available to absorb losses on the contracts that are not otherwise covered by excess collections on or in respect of the contracts, if any.

        The issuing entity will, to the extent of funds available on each payment date pursuant to the priority of payments, make payments of principal of the notes in amounts necessary to maintain an overcollateralization amount at least equal to the overcollateralization target amount. See "—Payments and Distributions on the Notes—Distributions". The overcollateralization target amount will generally adjust for each payment date based on decreases in the pool balance due to payments (including prepayments) of principal made on the contracts and losses on defaulted contracts.

        "Overcollateralization target amount" means, with respect to any payment date, the greatest of:

  •
  the lesser of (i) 3.50% of the pool balance as of close of business on the last day of the immediately preceding calendar month, and (ii) 2.20% of the initial pool balance;

  •
  1.50% of the initial pool balance; and

  •
  if a cumulative loss trigger is in effect for that payment date, the overcollateralization target amount for the immediately preceding payment date.

        "Liquidated contract" means a contract with respect to which there has occurred one or more of the following, as determined as of the end of a due period:

  •
  90 days have elapsed following the date of repossession (and expiration of any redemption period) with respect to the motorcycle securing such contract;

  •
  the receipt of proceeds by the servicer from the sale of a repossessed motorcycle securing a contract;

  •
  the servicer has determined in good faith that all amounts expected to be recovered have been received with respect to such contract; or

  •
  all or any portion of any payment is delinquent 150 days or more.

        "Due period" means a calendar month and the due period related to a date of determination means the calendar month immediately preceding such date.

        "Net liquidation losses" means, as of any payment date, with respect to all liquidated contracts on an aggregate basis, the amount, if any, by which (a) the outstanding principal balance of all liquidated contracts (as of the respective dates on which they became liquidated contracts) exceeds (b) the net liquidation proceeds for such liquidated contracts.

        "Net liquidation proceeds" means, as to any liquidated contract, the proceeds realized on the sale or other disposition of the related motorcycle, including proceeds realized on the repurchase of such motorcycle by the originating dealer for breach of warranties, and the proceeds of any insurance relating to such motorcycle, after payment of all reasonable expenses incurred in the collection of such proceeds, together, in all instances, with the expected or actual proceeds of any recourse rights relating to such contract as well as any post-disposition proceeds or other amounts in respect of a liquidated contract received by the servicer.

        The servicer may, from time to time after the date of this prospectus supplement, submit a written notice to each rating agency hired by the sponsor to rate the notes setting forth its intent to implement a formula for determining the overcollateralization target amount that is different from the formula for determining that amount as of the closing date. The servicer must submit such written notice at least ten days prior the date the new formula would take effect. If no rating agency hired by the sponsor to rate the notes has, within ten days after receipt of prior notice of the proposed new formula, issued any written notice to the effect that such change will cause it to qualify, reduce or withdraw its then-current rating, then the overcollateralization target amount will be determined in accordance with the new formula. The sale and servicing agreement will accordingly be amended, without the consent of any noteholder, to reflect the new calculation.

Determination of Outstanding Principal Balances

        Prior to each payment date, the servicer will calculate a seven-digit decimal factor which represents the unpaid principal amount of each class of notes, after giving effect to payments to be made on such payment date, as a fraction of the initial outstanding principal amount of such class of notes.

        If the servicer were to perform such calculations on the closing date, the resulting decimal factor for each of the notes would be 1.0000000. Thereafter, these decimal factors will decline in correspondence with reductions in the outstanding principal amount of the notes. Your portion of the aggregate outstanding principal amount of notes of any class will be the product of:

  •
  the original denomination of the notes of the class you own; and

  •
  the decimal factor relating to the class of notes at the time of determination (calculated as described above).

        Noteholders of record will receive reports on or about each payment date concerning payments received on the contracts, the aggregate outstanding principal balance of the contracts owned by the issuing entity, the decimal factors described above and various other items of information. In addition, noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Transfer and Servicing Agreements—Servicing—Statements to Noteholders" in the accompanying prospectus and "Reports to Noteholders" in this prospectus supplement.

Payments and Distributions on the Notes

  Available Amounts

        The issuing entity will pay principal and interest in respect of the notes on each payment date from available amounts for the payment date, as well as amounts permitted to be withdrawn from the reserve fund. See "Certain Information Regarding the Notes—The Accounts—The Reserve Fund". "Available amounts" for any payment date are generally the sum of:

  •
  the following amounts on deposit in the collection account which the issuing entity received during the prior calendar month:

  (1)
  all amounts allocable to scheduled principal or interest payments on the contracts;

  (2)
  prepayments of contracts;

  (3)
  proceeds of repossessed financed motorcycles and other proceeds of defaulted contracts; and

  (4)
  investment earnings with respect to amounts on deposit in the collection account.

  •
  the acquisition price paid by the depositor in repurchasing contracts from the issuing entity not later than two business days prior to the first payment date after the last day of the calendar month in which the depositor became aware of a breach of the representations and warranties with respect to those contracts in the sale and servicing agreement;

  •
  the acquisition price paid by the servicer in purchasing contracts from the issuing entity not later than two business days prior to the first payment date after the last day of the calendar month in which the servicer became aware of a breach of its servicing obligations relating to those contracts as specified in the sale and servicing agreement;

  •
  servicer advances, if any, made by the servicer on that payment date in respect of accrued and unpaid interest on contracts which were delinquent by 30 or more days at the end of the prior calendar month; and

  •
  the amount paid by the servicer to purchase the contracts when the pool balance is reduced to less than 10% of the initial pool balance.

  Servicing Compensation and Reimbursement of Servicer Advances

        On each payment date, the servicer will be entitled to receive the servicing fee in an amount equal to the product of 1/12th of 1.00% and the pool balance as of the first day of the calendar month immediately preceding the month in which that payment date falls (or with respect to the first payment date, the initial pool balance). The servicer will also be entitled to retain any late payment fees, extension fees, convenience fees, and other similar fees and charges received with respect to the contracts.

        The servicer is obligated to advance each month an amount equal to accrued and unpaid interest on each contract which was 30 days or more delinquent as of the end of the prior calendar month, but only to the extent that the servicer believes that the amount of such advance will be recoverable from collections on such contract. On each payment date, the servicer will be entitled to reimbursement of any outstanding advances from prior payment dates by means of a first priority withdrawal of certain funds then held in the collection account. See "Description of the Transfer and Servicing Agreements—Servicing—Advances" in the accompanying prospectus and "—Distributions" in this prospectus supplement.

  Distributions

        On each payment date prior to the acceleration of the notes, the servicer will direct the indenture trustee to apply available amounts, together with amounts withdrawn from the reserve fund to the extent described below, in the following order of priority:

  (1)
  Servicer Advances—reimbursement of servicer advances in respect of prior payment dates, to the servicer;

  (2)
  Servicing Fee—the servicing fee, including any unpaid servicing fee with respect to one or more prior payment dates, to the servicer;

  (3)
  Indenture Trustee Fee—the indenture trustee fee, including any unpaid indenture trustee fee with respect to one or more prior payment dates, to the indenture trustee;

  (4)
  Class A Interest—to the Class A noteholders, pro rata, all accrued and unpaid interest on the Class A notes, including any accrued and unpaid interest on the Class A notes payable on prior payment dates plus interest on that accrued and unpaid interest (to the extent permitted by applicable law);

  (5)
  Class A Principal—the first priority principal distributable amount, first, to the Class A-1 noteholders until the aggregate outstanding principal amount of the Class A-1 notes has been paid in full, second, to the Class A-2 noteholders until the aggregate outstanding principal amount of the Class A-2 notes has been paid in full, third, to the Class A-3 noteholders until the aggregate outstanding principal amount of the Class A-3 notes has been paid in full, and fourth, to the Class A-4 noteholders until the aggregate outstanding principal amount of the Class A-4 notes has been paid in full;

  (6)
  Class B Interest—to the Class B noteholders, all accrued and unpaid interest on the Class B notes, including any accrued and unpaid interest on the Class B notes payable on prior payment dates plus interest on that accrued and unpaid interest (to the extent permitted by applicable law);

  (7)
  Class A and Class B Principal—the second priority principal distributable amount, first, to the Class A-1 noteholders until the aggregate outstanding principal amount of the Class A-1 notes has been paid in full, second, to the Class A-2 noteholders until the aggregate outstanding principal amount of the Class A-2 notes has been paid in full, third, to the Class A-3 noteholders until the aggregate outstanding principal amount of the Class A-3 notes has been paid in full, fourth, to the Class A-4 noteholders until the aggregate outstanding principal amount of the Class A-4 notes has been paid in full, and fifth, to the Class B noteholders until the aggregate outstanding principal amount of the Class B notes has been paid in full;

  (8)
  Class C Interest—to the Class C noteholders, all accrued and unpaid interest on the Class C notes, including any accrued and unpaid interest on the Class C notes payable on prior payment dates plus interest on that accrued and unpaid interest (to the extent permitted by applicable law);

  (9)
  Note Principal—the noteholders' regular principal distributable amount, first, to the Class A-1 noteholders until the aggregate outstanding principal amount of the Class A-1 notes has been paid in full, second, to the Class A-2 noteholders until the aggregate outstanding principal amount of the Class A-2 notes has been paid in full, third, to the Class A-3 noteholders until the aggregate outstanding principal amount of the Class A-3 notes has been paid in full, fourth, to the Class A-4 noteholders until the aggregate outstanding principal amount of the Class A-4 notes has been paid in full, fifth, to the Class B noteholders until the aggregate outstanding principal amount of the Class B notes has been paid in full, and sixth, to the Class C noteholders until the aggregate outstanding principal amount of the Class C notes has been paid in full;

  (10)
  Reserve Fund—to the reserve fund, the amount, if any, needed to increase the balance of the reserve fund to the required amount; and

  (11)
  Residual—any remaining amounts to the certificateholder under the trust agreement.

See "Description of the Notes—Principal".

        None of the noteholders, the certificateholder, the indenture trustee, the servicer, or the depositor will be required to refund any amounts properly distributed or paid to them (except as may be required under the United States Bankruptcy Code in the event of a bankruptcy involving the issuing entity), whether or not there are sufficient funds on any subsequent payment date to make full distributions to the noteholders.

        The issuing entity is to make payments first from available amounts, and second, but only as to amounts described in clauses (4) through (9) above, from amounts permitted to be withdrawn from the reserve fund as described under "Certain Information Regarding the Notes—The Accounts—The Reserve Fund" above.

        On each payment date after an event of default under the indenture due to a breach by the issuing entity of a representation, warranty, material covenant or material agreement in the indenture and acceleration of the notes, amounts available to the noteholders after the payment of the amounts described in clauses (1) through (3) above will be distributed in the following priority:

  first, Class A Interest—to the Class A noteholders, pro rata, all accrued and unpaid interest on the Class A notes, including any accrued and unpaid interest on the Class A notes payable on prior payment dates plus interest on that accrued and unpaid interest (to the extent permitted by applicable law);

  second, Class A Principal—the first priority principal distributable amount, first, to the Class A-1 noteholders until the aggregate outstanding principal amount of the Class A-1 notes has been paid in full and second, pro rata, to the Class A-2 noteholders, Class A-3 noteholders and Class A-4 noteholders until the aggregate outstanding principal amount of the Class A-2 notes, Class A-3 notes and Class A-4 notes has been paid in full;

  third, Class B Interest—to the Class B noteholders, all accrued and unpaid interest on the Class B notes, including any accrued and unpaid interest on the Class B notes payable on prior payment dates plus interest on that accrued and unpaid interest (to the extent permitted by applicable law);

  fourth, Class A and Class B Principal—the second priority principal distributable amount, first, to the Class A-1 noteholders until the aggregate outstanding principal amount of the Class A-1 notes has been paid in full, second, pro rata, to the Class A-2 noteholders, Class A-3 noteholders and Class A-4 noteholders until the aggregate outstanding principal amount of the Class A-2 notes, Class A-3 notes and Class A-4 notes has been paid in full, and third, to the Class B noteholders until the aggregate outstanding principal amount of the Class B notes has been paid in full;

  fifth, Class C Interest—to the Class C noteholders, all accrued and unpaid interest on the Class C notes, including any accrued and unpaid interest on the Class C notes payable on prior payment dates plus interest on that accrued and unpaid interest (to the extent permitted by applicable law);

  sixth, Class A Principal—to the Class A noteholders, any amounts remaining, first, to the Class A-1 noteholders until the aggregate outstanding principal amount of the Class A-1 notes has been paid in full and, second, pro rata, to the Class A-2 noteholders, Class A-3 noteholders and Class A-4 noteholders until the aggregate outstanding principal amount of the Class A-2 notes, Class A-3 notes and Class A-4 notes has been paid in full;

  seventh, Class B Principal—to the Class B noteholders, any amounts remaining until the aggregate outstanding principal amount of the Class B notes has been paid in full;

  eighth, Class C Principal—to the Class C noteholders, any amounts remaining until the aggregate outstanding principal amount of the Class C notes has been paid in full; and

  ninth, Residual—any remaining amounts to the certificateholder under the trust agreement.

        On each payment date after an event of default under the indenture due to a payment default or certain bankruptcy or insolvency events and acceleration of the notes, amounts available to the noteholders, after the payment of the amounts described in clauses (1) through (3) above, will be distributed in the following priority:

  first, Class A Interest—to the Class A noteholders, pro rata, all accrued and unpaid interest on the Class A notes, including any accrued and unpaid interest on the Class A notes payable on prior payment dates plus interest on that accrued and unpaid interest (to the extent permitted by applicable law);

  second, Class A Principal—to the Class A noteholders, any amounts remaining, first, to the Class A-1 noteholders until the aggregate outstanding principal amount of the Class A-1 notes has been paid in full and second, pro rata, to the Class A-2 noteholders, Class A-3 noteholders and Class A-4 noteholders until the aggregate outstanding principal amount of the Class A-2 notes, Class A-3 notes and Class A-4 notes has been paid in full;

  third, Class B Interest—to the Class B noteholders, all accrued and unpaid interest on the Class B notes, including any accrued and unpaid interest on the Class B notes payable on prior payment dates plus interest on that accrued and unpaid interest (to the extent permitted by applicable law);

  fourth, Class B Principal—to the Class B noteholders, any amounts remaining until the aggregate outstanding principal amount of the Class B notes has been paid in full;

  fifth, Class C Interest—to the Class C noteholders, all accrued and unpaid interest on the Class C notes, including any accrued and unpaid interest on the Class C notes payable on prior payment dates plus interest on that accrued and unpaid interest (to the extent permitted by applicable law);

  sixth, Class C Principal—to the Class C noteholders, any amounts remaining until the aggregate outstanding principal amount of the Class C notes has been paid in full; and

  seventh, Residual—any remaining amounts to the certificateholder under the trust agreement.

  Fees and Expenses

        The following table describes the fees and expenses that are paid or payable out of available amounts on each payment date.

Fee/Expense	Servicer Advance	Servicing Fee	Indenture Trustee Fee
Purpose	Reimbursement to servicer for prior advances made by servicer comprised of accrued and unpaid interest on contracts that are 30 days or more delinquent at the end of the preceding calendar month	Compensation for services provided by servicer	Compensation for services provided by indenture trustee
Party Receiving Fee/Expense	Servicer	Servicer	Indenture Trustee
Distribution Priority(1)	Clause (1) of payment waterfall	Clause (2) of payment waterfall	Clause (3) of payment waterfall
Amount or Method of Calculating the Amount	Aggregate amount of unreimbursed advances outstanding as of the end of the prior calendar month
		The sum of (i) an amount equal to the product of 1/12th of 1.00% times the pool balance as of the first day of the prior calendar month and (ii) any late payment fees, extension fees, convenience fees, and other similar fees and charges received with respect to the contracts	An amount equal to the greater of (i) one-twelfth of the product of 0.0022% and the pool balance as of the first day of the prior calendar month or (ii) $200.00

(1)
The distribution priority references are to clauses in the waterfall of payments as set forth under "Certain Information Regarding the Notes—Payments and Distributions on the Notes—Distributions" in this prospectus supplement.

Material United States Federal Income Tax Consequences

        The material U.S. federal income tax consequences relevant to the acquisition, ownership, and disposition of the notes by U.S. holders and non-U.S. holders (each as defined in the accompanying prospectus) are discussed in the section of the accompanying prospectus that is entitled "Material United States Federal Income Tax Consequences".

        On the closing date Foley & Lardner LLP, federal tax counsel to the issuing entity, will deliver its opinion that, subject to certain assumptions and qualifications stated in the opinion, the notes owned by parties unaffiliated with the depositor will be characterized for U.S. federal income tax purposes as indebtedness when issued, and the issuing entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. However, an opinion of tax counsel is not binding on the Internal Revenue Service and there is no assurance that the Internal Revenue Service will not disagree with the opinion of federal tax counsel.

        The Class A-1 notes constitute "short-term notes" as defined in the section of the accompanying prospectus entitled "Material United States Federal Income Tax Consequences—U.S. Holders—Original Issue Discount—Short-term Notes".

        The depositor believes that the stated interest on the notes should constitute "qualified stated interest" as defined in the section of the accompanying prospectus entitled "Material United States Federal Income Tax Consequences—U.S. Holders—Original Issue Discount—In general". As described in that section, however, the IRS may disagree.

        Certain of the Class B notes may be retained by the depositor or acquired by an affiliate thereof and may be resold by the depositor or such affiliate from time to time. All of the Class C notes will be retained by the depositor and/or be sold to one or more affiliates of the depositor, from time to time. Upon the date of any such resale, the retained notes will be deemed for U.S. federal income tax purposes to be reissued as new notes. To the extent that the purchase price paid on resale is less than the principal amount of the note, and the difference is more than a statutorily defined de minimis amount, the difference will be treated as original issue discount. To the extent that the purchase price paid on resale is greater than the principal amount of the note, the difference will be treated as bond premium. For a discussion of the treatment of original issue discount (including the exception for de minimis amounts) and bond premium, U.S. holders should refer to the sections of the accompanying prospectus that are entitled "Material United States Federal Income Tax Consequences—U.S. Holders—Original Issue Discount" and "—U.S. Holders—Amortizable bond premium".

ERISA and Related Considerations

        The offered notes are available for purchase by or with plan assets of (i) private employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974 ("ERISA" ) ("ERISA plan investors" ), (ii) individual retirement accounts and certain private employee benefit plans covering only self-employed individuals that are subject to Section 4975 of the Internal Revenue Code ("IRA investors" ), and (iii) employee benefit plans established and maintained by state or local government entities or churches that are not subject to ERISA ("non-ERISA plan investors" ).

        The investment fiduciary of each ERISA plan investor or IRA investor should determine that the acquisition of an offered note is consistent with its fiduciary duties under ERISA or the Internal Revenue Code and does not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code. The investment fiduciary of a non-ERISA plan investor should make a similar determination under the law applicable to such non-ERISA plan investor.

        For additional information regarding the treatment of the offered notes under ERISA and Section 4975 of the Internal Revenue Code, see "ERISA and Related Considerations" in the accompanying prospectus.

        As discussed in the accompanying prospectus, under regulations issued by the Department of Labor (as amended by Section 3(42) of ERISA, the "Plan Asset Regulations" ) the assets of the issuing entity should not be considered "plan assets" of an ERISA plan investor or IRA investor as long as the offered notes are not considered equity interests in the issuing entity. An equity interest is defined in the Plan Asset Regulations as an interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although no assurances can be given in this regard, the offered notes acquired by an ERISA plan investor or IRA investor, other than an investor who is an affiliate of the depositor, should be treated as debt and not equity interests for purposes of the Plan Asset Regulations as the offered notes (i) are expected to be treated as indebtedness under Delaware law and (ii) should not be deemed to have any substantial equity features. The debt treatment of the offered notes could change for purposes of the Plan Asset Regulations if the issuing entity incurs losses. The more subordinated the class of an offered note, the greater the risk of re-characterization with respect to that class.

        Even if the offered notes are not considered "plan assets" for purposes of the Plan Asset Regulations, the acquisition, holding and disposition of offered notes could give rise to non-exempt prohibited transactions to the extent the issuing entity, the indenture trustee, the owner trustee, the servicer, the depositor, an underwriter or certain of their affiliates is considered a fiduciary or party in interest/disqualified person with respect to an ERISA plan investor or IRA investor. In such event, certain exemptions from the prohibited transaction rules could be applicable to the acquisition of the offered notes. Potentially available exemptions would include, without limitation, Prohibited Transaction Class Exemption (PTCE) 90-1 (involving insurance company pooled separate accounts), PTCE 95-60 (involving insurance company general accounts), PTCE 91-38 (involving bank collective investment funds), PTCE 84-14 (involving qualified professional asset managers), and PTCE 96-23 (involving in-house asset managers). In addition, exemptions provided under Section 408(b)(17) of ERISA for certain service providers may be available. In each case, the scope of the relief provided, even where available, might not cover all acts that might constitute prohibited transactions.

        Each person who acquires offered notes on behalf of an ERISA plan investor or IRA investor will be deemed to have represented that such acquisition, holding and disposition of the offered note will not give rise to a prohibited transaction under either Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which a statutory, regulatory or administrative exemption is not available. Each person who acquires offered notes on behalf of a non-ERISA plan investor will be deemed to have represented that such acquisition, holding and disposition of the offered notes complies with and will not violate any applicable law.

        The sale of any offered note to an ERISA plan investors or non-ERISA plan investor is in no respect a representation by the issuing entity, the depositor, the servicer, the seller or the underwriters that such an investment meets all applicable legal requirements relating to investments by such investors or any particular investor or that such investment is appropriate for ERISA plan investors or non-ERISA plan investors generally or any for any particular investor.

Legal Proceedings

        None of the sponsor, the depositor, the servicer, the seller or the issuing entity are parties to any legal or governmental proceeding which could have a material adverse impact on your interest in the notes or in the issuing entity's assets.

Underwriting

        Subject to the terms and conditions set forth in the underwriting agreement among the depositor, the seller and the underwriters, the depositor has agreed to sell to the underwriters named below and those underwriters have severally agreed to purchase the following respective initial principal amounts of offered notes at the respective public offering prices less the respective underwriting discounts shown on the cover page of this prospectus supplement.

Underwriter	Class A-1		Class A-2		Class A-3		Class A-4		Class B
J.P. Morgan Securities LLC	$		$		$		$		$
Citigroup Global Markets Inc.	$		$		$		$		$
RBS Securities Inc.	$		$		$		$		$
BMO Capital Markets Corp.	$		$		$		$		$
Mizuho Securities USA Inc.	$		$		$		$		$
Wells Fargo Securities, LLC	$		$		$		$		$
The Williams Capital Group, L.P.	$		$		$		$		$
Total		$91,200,000		$182,000,000		$169,000,000		$57,800,000		$19,834,000

        In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the offered notes, if any of the offered notes are purchased. The underwriters have advised the depositor that they propose initially to offer the offered notes (other than any Class B notes retained by the depositor or acquired by one of its affiliates) to the public at the respective public offering prices shown on the cover page of this prospectus supplement and to certain dealers at that price, less a concession not in excess of the amount noted in the table below. The underwriters may allow and the dealers may reallow to other dealers a discount not in excess of the amount noted in the table below.

Class	Selling Concession Not to Exceed	Reallowance Not to Exceed
Class A-1 notes	%	%
Class A-2 notes	%	%
Class A-3 notes	%	%
Class A-4 notes	%	%
Class B notes	%	%

        After the initial public offering of the offered notes, the offering prices and other selling terms may be varied by the underwriters. Some or all of the Class B notes may be retained by the depositor and/or be sold to one or more affiliates of the depositor. Such Class B notes will not be purchased by the underwriters if retained by the depositor or acquired by any of its affiliates. All of the Class C notes will be retained by the depositor and/or be sold to one or more affiliates of the depositor, and such Class C notes will not be purchased by the underwriters.

        Until the distribution of the offered notes is completed, rules of the Securities and Exchange Commission (the "SEC" ) may limit the ability of the underwriters and certain selling group members to bid for and purchase the offered notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the offered notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the offered notes.

        If the underwriters create a short position in the offered notes in connection with this offering (i.e., they sell more offered notes than the aggregate initial principal amount set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing offered notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

        None of the seller, the servicer, the depositor, the issuing entity or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the offered notes. In addition, none of the seller, the servicer, the depositor, the issuing entity or any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

        There is currently no secondary market for the offered notes and you should not assume that one will develop. The underwriters currently expect, but are not obligated, to make a market in the offered notes. You should not assume that any such market will develop or, if one does develop, that it will continue or provide sufficient liquidity.

        It is expected that delivery of the notes will be made against payment therefor on or about the closing date. Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934 generally requires trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise at the time of the transaction. Accordingly, purchasers who wish to trade notes on the date hereof will be required, by virtue of the fact that the notes initially will settle more than three business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of notes who wish to trade notes on the date hereof consult their own advisors.

        Each underwriter has represented and agreed that:

  (i)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (the "FSMA" )) received by it in connection with the issue or sale of any offered notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

  (ii)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any offered notes in, from or otherwise involving the United Kingdom.

        No action has been taken by the depositor, the issuing entity or the underwriters which would or is intended to permit a public offer of the offered notes in any country or jurisdiction (other than the United States) where action for that purpose is required. Accordingly, no offer or sale of any offered notes has been authorized in any country or jurisdiction (other than the United States) where action for that purpose is required, and neither the accompanying prospectus nor this prospectus supplement nor any other circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction (other than the United States), except under circumstances which will result in compliance with applicable laws and regulations.

        The underwriting agreement provides that the seller and the depositor will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the underwriters may be required to make in respect thereof.

        In the ordinary course of their respective businesses, certain of the underwriters and their respective affiliates have engaged and any of the underwriters and their respective affiliates may in the future engage in investment banking or commercial banking transactions with Harley-Davidson, Inc., Harley-Davidson Credit Corp., Harley-Davidson Financial Services, Inc. and any of their respective affiliates.

Capital Requirements Directive

        European Union ("EU" ) member states have implemented or are in the process of implementing Article 122a of the Capital Requirements Directive 2006/48/EC (as amended by Directive 2009/111/EC) (together with the implementing measures in each EU member state, "Article 122a" ) that, among other things, places certain restrictions on the ability of an EU-regulated credit institution and its affiliates to invest in asset-backed securities.

        None of the sponsor, the depositor, the servicer, the issuing entity or the underwriters make any representation or agreement that it is undertaking or will have undertaken to comply with the requirements of Article 122a. Noteholders should analyze their own regulatory position and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a and the suitability of the notes for investment.

Ratings of the Notes

        Harley-Davidson Credit Corp., as sponsor, expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to assign ratings on the notes. The ratings of the notes will address the likelihood of the payment of principal and interest on the notes according to their terms. Each rating agency hired by the sponsor to rate the notes will monitor the ratings using its normal surveillance procedures. A rating is not a recommendation to buy, sell or hold securities. Ratings on the notes may be lowered, qualified or withdrawn at any time by either of the rating agencies. A rating is based on the rating agency's independent evaluation of the contracts and the availability of any credit enhancement for the notes. Any rating agency may change or withdraw an assigned rating at any time. In addition, a rating agency not hired by the sponsor to rate the notes may provide an unsolicited rating that is higher or lower than the ratings provided by the rating agencies hired by the sponsor to rate the notes. Any rating action taken by one rating agency may not necessarily be taken by another rating agency. A revision or withdrawal of a rating provided by a rating agency may have an adverse effect on the market price of the notes. No transaction party will be responsible for monitoring any changes to the ratings on the notes.

Legal Matters

        Certain legal matters with respect to the notes, including certain federal income tax matters, will be passed upon for the seller, the servicer, the depositor and the issuing entity by Foley & Lardner LLP, Milwaukee, Wisconsin. Certain legal matters for the underwriters will be passed upon by Sidley Austin LLP, New York, New York. Sidley Austin LLP from time to time renders legal services to Harley-Davidson, Inc. and certain of its affiliates with respect to other matters.

Reports to Noteholders

        Unless and until the notes are issued in physical form, monthly and annual unaudited reports containing information concerning the contracts will be prepared by the servicer, and sent on behalf of the issuing entity only to Cede & Co., as nominee of The Depository Trust Company and registered holder of the notes (or any successor depository). No reports will be sent to you. See "Information Regarding the Notes—Book-Entry Registration" and "Description of the Transfer and Servicing Agreements—Servicing—Statements to Noteholders" in the accompanying prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The administrator, on behalf of the issuing entity, will file with the SEC all annual reports, periodic reports and current reports of the issuing entity under the name "Harley-Davidson Motorcycle Trust 2012-1" as are required under the Securities Exchange Act of 1934, and the rules and regulations of the SEC thereunder, including monthly reports on Form 10-D within 15 days after each payment date. None of these annual, periodic or current reports will be available on any website of any of the seller, the servicer, the sponsor, the depositor or the issuing entity, as such parties do not maintain a website for such purpose and such information will be available on the SEC Internet site (http://www.sec.gov).

        The depositor (Harley-Davidson Customer Funding Corp.; Commission File Number 333-180185) filed a registration statement relating to the notes with the SEC. This prospectus supplement is part of the registration statement, but the registration statement includes additional information.

        You may read and copy any reports, statements or other information we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, DC, 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our filings with the SEC are also available to the public on the SEC Internet site (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

        The SEC allows us to "incorporate by reference" information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. All periodic reports on Form 10-D and current reports on Form 8-K filed by the issuing entity subsequent to the date of this prospectus supplement and prior to the termination of the offering of the offered notes shall be deemed to be incorporated by reference in this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement or in the accompanying prospectus.

        As a recipient of this prospectus supplement and the accompanying prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), and a copy of any annual report on Form 10-K, periodic report on Form 10-D or current report on Form 8-K of the issuing entity that has been filed with the SEC, at no cost, by writing or calling us at:

        Harley-Davidson Credit Corp.
        222 West Adams Street, Suite 2000
        Chicago, Illinois 60606
        Attention: Treasurer
        (telephone (312) 696-5351; facsimile (312) 368-4372)

        You may also request a copy of any periodic report of the issuing entity on Form 10-D at no cost by writing or calling the owner trustee at:

        Wilmington Trust, National Association
        1100 North Market Street
        Wilmington, Delaware 19890-1605
        Attention: Corporate Trust Administration
        (telephone (302) 636-6000; facsimile (302) 636-4140)

ANNEX I

Global Clearance, Settlement and
Tax Documentation Procedures

        Except in certain limited circumstances, the notes (the "Global Securities" ) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through The Depository Trust Company ("DTC" ), Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

        Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream (in such capacity) and as DTC participants.

        Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

        All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

        Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

Secondary Market Trading

        Since the purchaser determines the place of delivery, it is important to establish the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC Participants.    Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of securities in same-day funds.

        Trading between Euroclear and/or Clearstream Participants.    Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC seller and Euroclear or Clearstream purchaser.    When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream, as the case may be, will instruct the respective depository to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debit will be valued instead as of the actual settlement date.

        Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, from either cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

        As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Euroclear participant's or Clearstream participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective depository for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

        Trading between Euroclear or Clearstream seller and DTC purchaser.    Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases, Euroclear or Clearstream, as appropriate, will instruct the respective depository to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debit in anticipation or receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day-period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

  •
  borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system's customary procedures;

  •
  borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

  •
  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

Certain U.S. Federal Income Tax Documentation Requirements

        A beneficial owner of Global Securities holding securities through Euroclear or Clearstream (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8BEN).     Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).     A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN).     Beneficial owners of Global Securities that are non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

          Exemption for U.S. Persons (Form W-9).    U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedures.    The beneficial owner of a Global Security or in the case of a Form W-8BEN or a Form W-8ECI filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

        The term "U.S. person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other business entity treated as such) created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the United States Internal Revenue Code and applicable Treasury regulations thereunder prior to such date, that elect to continue to be treated as United States persons under the Internal Revenue Code or applicable Treasury regulations thereunder also will be a U.S. person.

        This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

 INDEX OF DEFINED TERMS

ABS	S-43
administrator	S-1
Article 122a	S-67
available amounts	S-61
Class A notes	S-2, S-52
clean-up call	S-5
closing date	S-2
controlling class	S-10
cumulative loss ratio	S-8
cumulative loss trigger	S-8
cutoff date	S-2
depositor	S-1
DTC	S-23, S-70
due period	S-58
ERISA	S-64
ERISA plan investor	S-64
EU	S-67
first priority principal distributable amount	S-53
FSMA	S-67
Global Securities	S-69
Harley-Davidson	S-4
HDCC	S-28
indenture trustee	S-1
initial pool balance	S-7, S-57
IRA investors	S-64
issuing entity	S-1
liquidated contract	S-57
net liquidation losses	S-58
net liquidation proceeds	S-58
non-ERISA plan investor	S-64
noteholders' regular principal distributable amount	S-53
NRSROs	S-18
offered notes	S-2
originators	S-1
overcollateralization target amount	S-8, S-57
owner trustee	S-1
Plan Asset Regulations	S-64
pool balance	S-57
prepayment	S-43
principal balance	S-54
principal distributable amount	S-54
rating agencies	S-15
reserve fund	S-6
reserve fund trigger	S-7, S-56
SEC	S-18, S-66
second priority principal distributable amount	S-53
seller	S-1
servicer	S-1
sponsor	S-1
statistical cutoff date	S-1
trust	S-1
U.S. person	S-73
WTNA	S-28

APPENDIX A

STATIC POOL INFORMATION

        This static pool information regarding delinquencies, cumulative losses and prepayments and summary pool characteristics are presented for the pool of contracts relating to each prior securitization transaction sponsored by the sponsor during the five years preceding the date of this prospectus supplement. The static pool information is provided for illustrative purposes only and there is no assurance that the delinquency, cumulative loss and prepayment experience of the contracts held by the issuing entity will be similar to the delinquency, cumulative loss and prepayment experience of the sponsor's prior securitized pools of contracts. The summary characteristics for each prior securitized pool of contracts in this Appendix A describe the pool of contracts as of the cutoff date for such pool.

SUMMARY CHARACTERISTICS

Pool characteristics as of the related cutoff date

	2007-3	2008-1	2009-1	2009-2	2009-3
Number of Contracts	50,520	38,834	45,080	63,614	76,397
Initial Pool Balance	$782,000,294	$540,000,001	$641,025,708	$897,438,333	$897,435,901
Avg Contract Balance	$15,479.02	$13,905.34	$14,219.74	$14,107.56	$11,747.00
Weighted Avg Interest Rate	10.75%	11.84%	12.47%	12.62%	12.07%
Weighted Avg Original Term (months)	74	74	75	75	74
Weighted Avg Remaining Term (months)	72	68	67	69	63
Weighted Avg FICO® Score*	692	693	693	696	703
Minimum FICO® Score	435	431	435	450	481
Maximum FICO® Score	835	848	841	842	839
Contracts secured by new motorcycles	84.42%	78.54%	76.08%	73.65%	72.54%
Contracts secured by used motorcycles	15.58%	21.46%	23.92%	26.35%	27.46%
Distribution by Contract Interest Rate:
0 - 5.000%	21.52%	4.11%	0.16%	0.22%	1.05%
5.001 - 10.000%	29.63%	36.25%	31.12%	29.52%	37.90%
10.001 - 15.000%	28.80%	38.95%	50.41%	48.49%	40.23%
15.001 - 20.000%	14.04%	14.97%	11.35%	16.05%	15.53%
20.001 - 25.000%	5.99%	5.71%	6.96%	5.71%	5.29%
25.001 - 30.000%	0.00%	0.00%	0.00%	0.00%	0.00%
Geographic Distribution (>=5%)
	TX 9.38%	TX 13.51%		TX 9.95%	TX 11.68%
	CA 7.46%	CA 8.81%	CA 9.85%	CA 8.35%	CA 8.53%
	FL 5.48%	FL 9.25%	FL 8.95%	FL 6.68%	FL 6.58%
	PA 5.29%		PA 6.88%	PA 5.98%
	OH 5.09%

*
Excludes contracts with no FICO® score.

SUMMARY CHARACTERISTICS

Pool characteristics as of the related cutoff date

	2009-4	2010-1	2011-1	2011-2
Number of Contracts	54,728	51,270	50,869	45,535
Initial Pool Balance	$647,662,448	$670,765,786	$633,579,761	$575,659,411
Avg Contract Balance	$11,834.21	$13,083.01	$12,455.13	$12,642.13
Weighted Avg Interest Rate	11.22%	12.23%	11.66%	11.18%
Weighted Avg Original Term (months)	74	73	72	71
Weighted Avg Remaining Term (months)	59	66	63	64
Weighted Avg FICO® Score*	714	704	711	714
Minimum FICO® Score	475	476	510	510
Maximum FICO® Score	837	838	850	850
Contracts secured by new motorcycles	77.69%	68.35%	65.08%	66.35%
Contracts secured by used motorcycles	22.31%	31.65%	34.92%	33.65%
Distribution by Contract Rate:
0 - 5.000%	1.78%	2.64%	6.60%	11.26%
5.001 - 10.000%	45.93%	34.78%	37.21%	38.66%
10.001 - 15.000%	38.14%	38.95%	34.02%	28.58%
15.001 - 20.000%	10.18%	14.75%	14.21%	13.10%
20.001 - 25.000%	3.98%	8.86%	7.95%	8.37%
25.001 - 30.000%	0.00%	0.01%	0.01%	0.03%
Geographic Distribution (>=5%)
	TX 11.73%	TX 11.65%	TX 12.13%	TX 11.69%
	CA 8.34%	CA 7.66%	CA 7.67%	CA 7.34%
	FL 7.41%	FL 6.41%	FL 7.97%	FL 6.38%
	NC 7.02%			IL 5.36%
				OH 5.04%

*
Excludes contracts with no FICO® score.

POOL FACTORS

        A pool factor equals the contract balance at the end of the related period divided by the initial pool balance. Information is reported as of June 15, 2012.

Month	2007-3	2008-1	2009-1	2009-2	2009-3	2009-4	2010-1	2011-1	2011-2
1	0.9809%	0.9723%	0.9783%	0.9730%	0.9695%	0.9734%	0.9738%	0.9663%	0.9716%
2	0.9572%	0.9455%	0.9543%	0.9485%	0.9435%	0.9478%	0.9490%	0.9332%	0.9437%
3	0.9338%	0.9169%	0.9294%	0.9237%	0.9171%	0.9198%	0.9249%	0.9020%	0.9170%
4	0.9138%	0.8902%	0.9061%	0.9016%	0.8912%	0.8843%	0.8983%	0.8732%	0.8869%
5	0.8929%	0.8617%	0.8816%	0.8800%	0.8626%	0.8499%	0.8646%	0.8452%	0.8526%
6	0.8699%	0.8335%	0.8575%	0.8576%	0.8273%	0.8197%	0.8348%	0.8185%	0.8207%
7	0.8454%	0.8050%	0.8368%	0.8357%	0.7956%	0.7885%	0.8058%	0.7903%	0.7889%
8	0.8199%	0.7764%	0.8149%	0.8118%	0.7678%	0.7586%	0.7768%	0.7574%
9	0.7950%	0.7488%	0.7926%	0.7823%	0.7385%	0.7298%	0.7490%	0.7276%
10	0.7713%	0.7256%	0.7706%	0.7566%	0.7098%	0.7023%	0.7205%	0.6970%
11	0.7478%	0.7027%	0.7436%	0.7344%	0.6829%	0.6769%	0.6945%
12	0.7243%	0.6790%	0.7184%	0.7110%	0.6572%	0.6527%	0.6702%
13	0.7020%	0.6564%	0.6959%	0.6881%	0.6336%	0.6294%	0.6480%
14	0.6798%	0.6296%	0.6725%	0.6663%	0.6115%	0.6082%	0.6260%
15	0.6579%	0.6064%	0.6496%	0.6446%	0.5909%	0.5856%	0.6049%
16	0.6394%	0.5860%	0.6273%	0.6237%	0.5701%	0.5577%	0.5830%
17	0.6210%	0.5654%	0.6067%	0.6041%	0.5496%	0.5328%	0.5572%
18	0.6009%	0.5459%	0.5860%	0.5851%	0.5244%	0.5096%	0.5328%
19	0.5813%	0.5268%	0.5670%	0.5669%	0.5022%	0.4856%	0.5100%
20	0.5590%	0.5078%	0.5476%	0.5481%	0.4810%	0.4645%
21	0.5386%	0.4912%	0.5298%	0.5250%	0.4603%	0.4420%
22	0.5208%	0.4752%	0.5096%	0.5037%	0.4406%	0.4219%
23	0.5021%	0.4603%	0.4869%	0.4834%	0.4203%	0.4037%
24	0.4839%	0.4448%	0.4669%	0.4636%	0.4030%	0.3868%
25	0.4669%	0.4294%	0.4473%	0.4449%	0.3865%	0.3703%
26	0.4509%	0.4106%	0.4281%	0.4256%	0.3714%	0.3540%
27	0.4358%	0.3944%	0.4104%	0.4090%	0.3568%	0.3376%
28	0.4216%	0.3799%	0.3914%	0.3923%	0.3425%	0.3185%
29	0.4074%	0.3638%	0.3740%	0.3766%	0.3275%	0.3021%
30	0.3936%	0.3493%	0.3583%	0.3619%	0.3110%	0.2858%
31	0.3795%	0.3350%	0.3434%	0.3480%	0.2961%
32	0.3631%	0.3209%	0.3292%	0.3327%	0.2811%
33	0.3482%	0.3074%	0.3156%	0.3159%
34	0.3346%	0.2945%	0.3009%	0.3002%
35	0.3202%	0.2830%	0.2855%	0.2846%
36	0.3063%	0.2717%	0.2705%
37	0.2924%	0.2608%	0.2559%
38	0.2798%	0.2476%
39	0.2682%	0.2357%
40	0.2563%	0.2244%
41	0.2458%	0.2130%
42	0.2353%	0.2030%
43	0.2241%	0.1914%
44	0.2110%	0.1811%
45	0.1997%	0.1716%
46	0.1890%	0.1628%
47	0.1783%	0.1548%
48	0.1686%	0.1469%
49	0.1584%	0.1385%
50	0.1493%	0.1295%
51	0.1407%	0.1213%
52	0.1330%	0.1140%
53	0.1251%
54	0.1175%
55	0.1098%
56	0.1015%
57	0.0943%
58
59
60

DELINQUENCIES

30-59 Day Delinquencies

        Principal balance of contracts that are 30-59 days delinquent at the end of the related period, divided by the pool balance at the beginning of such period. Information is reported as of June 15, 2012.

Month	2007-3	2008-1	2009-1	2009-2	2009-3	2009-4	2010-1	2011-1	2011-2
1	0.51%	1.17%	1.52%	1.41%	1.33%	1.26%	0.71%	0.63%	0.64%
2	1.47%	1.31%	1.68%	1.79%	1.62%	1.32%	0.99%	0.75%	0.79%
3	1.88%	1.57%	2.02%	2.16%	1.76%	1.36%	1.01%	0.92%	0.82%
4	2.15%	1.99%	2.21%	2.56%	1.89%	1.00%	0.92%	0.96%	0.72%
5	2.49%	2.28%	2.49%	2.70%	1.77%	1.10%	0.80%	0.89%	0.63%
6	2.51%	2.53%	2.69%	2.70%	1.44%	1.30%	0.89%	0.96%	0.81%
7	2.22%	2.60%	3.07%	2.75%	1.56%	1.43%	0.89%	0.83%	0.92%
8	2.45%	2.89%	2.90%	2.42%	1.77%	1.55%	1.15%	0.67%
9	2.36%	2.67%	3.06%	1.93%	1.77%	1.41%	1.24%	0.84%
10	2.53%	3.06%	2.81%	2.01%	2.06%	1.65%	1.36%	0.87%
11	2.64%	2.98%	2.28%	2.40%	2.01%	1.89%	1.47%
12	2.92%	3.18%	2.30%	2.50%	2.27%	1.73%	1.48%
13	3.42%	3.06%	2.61%	2.77%	2.38%	1.81%	1.52%
14	3.48%	2.59%	2.77%	2.60%	2.32%	1.82%	1.42%
15	3.37%	3.13%	2.98%	2.77%	2.38%	1.78%	1.39%
16	3.75%	3.41%	2.94%	3.00%	2.24%	1.41%	1.16%
17	3.71%	3.45%	3.09%	2.87%	2.14%	1.62%	1.17%
18	3.49%	3.66%	3.15%	2.84%	1.88%	1.76%	1.28%
19	3.27%	3.52%	3.19%	2.81%	1.92%	1.83%	1.43%
20	2.98%	4.07%	3.17%	2.63%	2.05%	2.00%
21	3.16%	4.16%	3.16%	2.27%	2.26%	2.14%
22	3.43%	4.47%	2.78%	2.27%	2.48%	2.18%
23	3.50%	4.56%	2.48%	2.43%	2.37%	2.05%
24	3.61%	4.19%	2.45%	2.60%	2.46%	2.23%
25	3.79%	3.85%	2.76%	2.75%	2.58%	2.22%
26	4.20%	3.41%	2.95%	3.09%	2.45%	2.03%
27	4.34%	3.54%	3.14%	2.85%	2.54%	1.69%
28	4.43%	4.17%	3.23%	2.99%	2.28%	1.90%
29	4.34%	3.74%	3.12%	3.06%	2.06%	1.80%
30	4.36%	4.07%	3.41%	2.88%	1.84%	1.87%
31	3.99%	4.04%	3.08%	2.99%	2.07%
32	3.50%	3.95%	3.28%	2.39%	2.34%
33	3.42%	3.84%	3.09%	2.19%
34	4.06%	3.88%	2.67%	2.59%
35	3.93%	3.93%	2.58%	2.77%
36	4.15%	3.76%	2.80%
37	3.99%	4.00%	2.86%
38	3.92%	3.60%
39	4.19%	3.49%
40	4.23%	3.94%
41	4.38%	4.11%
42	4.29%	4.26%
43	3.93%	4.15%
44	3.37%	4.20%
45	3.53%	4.30%
46	3.85%	4.39%
47	4.12%	4.52%
48	4.17%	4.43%
49	4.15%	3.90%
50	4.31%	3.49%
51	4.28%	3.58%
52	4.56%	4.05%
53	4.52%
54	4.32%
55	4.01%
56	3.38%
57	4.14%
58
59
60

DELINQUENCIES (continued)

60-89 Day Delinquencies

        Principal balance of contracts that are 60-89 days delinquent at the end of the related period, divided by the pool balance at the beginning of such period. Information is reported as of June 15, 2012.

Month	2007-3	2008-1	2009-1	2009-2	2009-3	2009-4	2010-1	2011-1	2011-2
1	0.00%	0.01%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.22%	0.38%	0.45%	0.50%	0.49%	0.45%	0.26%	0.23%	0.20%
3	0.60%	0.40%	0.60%	0.65%	0.57%	0.39%	0.34%	0.27%	0.29%
4	0.84%	0.53%	0.71%	0.85%	0.66%	0.35%	0.27%	0.34%	0.23%
5	1.13%	0.74%	0.79%	0.93%	0.50%	0.32%	0.25%	0.31%	0.19%
6	1.08%	0.84%	1.01%	1.05%	0.43%	0.41%	0.27%	0.32%	0.23%
7	0.88%	1.11%	1.03%	1.06%	0.50%	0.44%	0.30%	0.26%	0.26%
8	0.86%	1.06%	1.11%	0.85%	0.59%	0.51%	0.36%	0.27%
9	0.90%	1.11%	1.00%	0.62%	0.56%	0.58%	0.42%	0.26%
10	0.91%	1.18%	0.98%	0.61%	0.62%	0.50%	0.42%	0.26%
11	1.05%	1.30%	0.74%	0.68%	0.68%	0.57%	0.53%
12	1.12%	1.20%	0.82%	0.80%	0.69%	0.67%	0.55%
13	1.26%	1.15%	0.77%	0.83%	0.79%	0.63%	0.62%
14	1.41%	1.02%	0.80%	0.93%	0.93%	0.72%	0.65%
15	1.45%	0.88%	0.96%	0.96%	1.02%	0.57%	0.56%
16	1.44%	1.11%	1.02%	1.05%	1.05%	0.50%	0.43%
17	1.40%	1.07%	1.03%	1.11%	0.77%	0.44%	0.34%
18	1.44%	1.09%	1.17%	1.14%	0.65%	0.49%	0.36%
19	1.11%	1.26%	1.24%	1.12%	0.65%	0.64%	0.44%
20	0.98%	1.12%	1.26%	0.94%	0.70%	0.72%
21	0.93%	1.40%	1.13%	0.80%	0.81%	0.71%
22	1.09%	1.51%	1.03%	0.79%	0.79%	0.73%
23	1.05%	1.67%	0.87%	0.90%	0.83%	0.85%
24	1.09%	1.65%	0.90%	0.89%	0.87%	0.77%
25	1.18%	1.23%	0.84%	0.99%	0.99%	0.79%
26	1.27%	0.99%	0.97%	0.99%	1.08%	0.74%
27	1.49%	1.08%	1.22%	1.27%	1.01%	0.66%
28	1.53%	1.21%	1.07%	1.12%	1.02%	0.48%
29	1.71%	1.16%	1.27%	1.24%	0.79%	0.64%
30	1.60%	1.45%	1.18%	1.18%	0.61%	0.60%
31	1.34%	1.41%	1.33%	1.02%	0.57%
32	1.05%	1.58%	1.12%	0.90%	0.69%
33	1.11%	1.47%	1.15%	0.74%
34	1.20%	1.46%	0.94%	0.67%
35	1.41%	1.58%	0.78%	0.78%
36	1.33%	1.50%	0.84%
37	1.38%	1.23%	0.98%
38	1.54%	1.21%
39	1.56%	1.28%
40	1.49%	1.27%
41	1.68%	1.37%
42	1.78%	1.59%
43	1.41%	1.38%
44	1.06%	1.40%
45	1.20%	1.41%
46	1.32%	1.63%
47	1.38%	1.50%
48	1.43%	1.65%
49	1.49%	1.37%
50	1.68%	1.03%
51	1.58%	1.06%
52	1.67%	1.03%
53	1.67%
54	1.69%
55	1.30%
56	1.09%
57	1.33%
58
59
60

DELINQUENCIES (continued)

90+ Day Delinquencies

        Principal balance of contracts that are 90 or more days delinquent at the end of the related period, divided by the pool balance at the beginning of such period. Information is reported as of June 15, 2012.

Month	2007-3	2008-1	2009-1	2009-2	2009-3	2009-4	2010-1	2011-1	2011-2
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.15%	0.24%	0.28%	0.33%	0.34%	0.32%	0.18%	0.18%	0.14%
4	0.55%	0.38%	0.59%	0.63%	0.57%	0.41%	0.31%	0.31%	0.26%
5	0.91%	0.43%	0.70%	0.78%	0.58%	0.36%	0.27%	0.35%	0.24%
6	1.04%	0.64%	0.75%	0.94%	0.47%	0.33%	0.24%	0.35%	0.20%
7	0.94%	0.68%	0.97%	1.08%	0.38%	0.38%	0.26%	0.32%	0.22%
8	0.75%	0.89%	1.09%	1.04%	0.45%	0.41%	0.31%	0.28%
9	0.74%	0.97%	1.11%	0.71%	0.57%	0.46%	0.32%	0.26%
10	0.71%	1.04%	1.01%	0.54%	0.54%	0.58%	0.40%	0.28%
11	0.73%	1.13%	0.78%	0.55%	0.57%	0.58%	0.41%
12	0.88%	1.29%	0.68%	0.54%	0.67%	0.58%	0.49%
13	0.97%	1.17%	0.70%	0.68%	0.70%	0.69%	0.55%
14	1.09%	0.95%	0.71%	0.84%	0.79%	0.66%	0.63%
15	1.19%	0.84%	0.70%	0.93%	0.92%	0.65%	0.68%
16	1.32%	0.70%	0.84%	0.94%	0.94%	0.54%	0.60%
17	1.37%	0.81%	1.01%	1.05%	0.96%	0.44%	0.41%
18	1.37%	0.91%	0.99%	1.17%	0.83%	0.43%	0.31%
19	1.30%	0.88%	0.95%	1.14%	0.66%	0.44%	0.37%
20	1.09%	1.05%	1.10%	1.09%	0.54%	0.50%
21	0.94%	1.11%	1.23%	0.88%	0.63%	0.60%
22	0.85%	1.19%	1.08%	0.71%	0.68%	0.69%
23	0.88%	1.42%	0.92%	0.67%	0.68%	0.71%
24	0.87%	1.54%	0.83%	0.77%	0.72%	0.80%
25	0.98%	1.57%	0.87%	0.82%	0.76%	0.74%
26	1.09%	1.18%	0.83%	0.86%	0.95%	0.75%
27	1.21%	0.90%	0.90%	1.01%	0.98%	0.71%
28	1.31%	1.05%	1.10%	1.18%	0.91%	0.55%
29	1.40%	1.05%	1.11%	1.16%	0.86%	0.54%
30	1.52%	1.08%	1.16%	1.19%	0.72%	0.56%
31	1.39%	1.21%	1.23%	1.18%	0.63%
32	1.06%	1.24%	1.31%	0.97%	0.55%
33	0.86%	1.42%	1.20%	0.76%
34	0.85%	1.46%	0.97%	0.66%
35	0.98%	1.39%	0.74%	0.64%
36	1.17%	1.15%	0.68%
37	1.29%	1.23%	0.68%
38	1.30%	1.00%
39	1.36%	0.94%
40	1.34%	0.90%
41	1.48%	1.03%
42	1.53%	1.23%
43	1.38%	1.39%
44	1.14%	1.31%
45	0.88%	1.15%
46	0.88%	1.11%
47	0.98%	1.46%
48	0.99%	1.46%
49	1.18%	1.16%
50	1.29%	1.11%
51	1.45%	0.95%
52	1.44%	0.93%
53	1.38%
54	1.22%
55	1.33%
56	1.03%
57	1.02%
58
59
60

DELINQUENCIES (continued)

60+ Day Delinquencies

        Principal balance of contracts that are 60 or more days delinquent at the end of the related period, divided by the pool balance at the beginning of such period. Information is reported as of June 15, 2012.

Month	2007-3	2008-1	2009-1	2009-2	2009-3	2009-4	2010-1	2011-1	2011-2
1	0.00%	0.01%	0.01%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.22%	0.38%	0.45%	0.50%	0.49%	0.45%	0.26%	0.23%	0.20%
3	0.75%	0.64%	0.88%	0.97%	0.91%	0.71%	0.52%	0.45%	0.43%
4	1.39%	0.91%	1.29%	1.48%	1.23%	0.76%	0.58%	0.65%	0.49%
5	2.04%	1.17%	1.50%	1.72%	1.08%	0.68%	0.52%	0.67%	0.43%
6	2.12%	1.48%	1.76%	1.99%	0.90%	0.75%	0.51%	0.67%	0.43%
7	1.81%	1.79%	2.00%	2.14%	0.88%	0.82%	0.56%	0.59%	0.48%
8	1.61%	1.95%	2.21%	1.89%	1.04%	0.92%	0.68%	0.55%
9	1.64%	2.09%	2.11%	1.34%	1.13%	1.03%	0.74%	0.53%
10	1.62%	2.22%	2.00%	1.15%	1.16%	1.08%	0.82%	0.54%
11	1.77%	2.42%	1.52%	1.22%	1.25%	1.15%	0.95%
12	2.00%	2.49%	1.51%	1.34%	1.36%	1.25%	1.04%
13	2.23%	2.32%	1.47%	1.51%	1.49%	1.33%	1.17%
14	2.50%	1.97%	1.51%	1.76%	1.71%	1.39%	1.28%
15	2.64%	1.72%	1.66%	1.89%	1.95%	1.23%	1.24%
16	2.76%	1.81%	1.86%	1.99%	1.99%	1.04%	1.03%
17	2.78%	1.87%	2.03%	2.16%	1.73%	0.88%	0.75%
18	2.81%	1.99%	2.15%	2.31%	1.48%	0.92%	0.68%
19	2.41%	2.14%	2.19%	2.26%	1.31%	1.08%	0.80%
20	2.07%	2.17%	2.36%	2.03%	1.25%	1.22%
21	1.87%	2.51%	2.37%	1.68%	1.44%	1.31%
22	1.95%	2.70%	2.11%	1.51%	1.47%	1.42%
23	1.93%	3.08%	1.78%	1.57%	1.51%	1.56%
24	1.96%	3.19%	1.74%	1.66%	1.59%	1.57%
25	2.16%	2.80%	1.72%	1.81%	1.75%	1.53%
26	2.36%	2.17%	1.80%	1.85%	2.03%	1.49%
27	2.70%	1.98%	2.12%	2.28%	1.98%	1.37%
28	2.84%	2.26%	2.17%	2.30%	1.93%	1.03%
29	3.12%	2.21%	2.39%	2.40%	1.65%	1.18%
30	3.12%	2.54%	2.34%	2.37%	1.33%	1.16%
31	2.73%	2.62%	2.56%	2.19%	1.19%
32	2.10%	2.83%	2.43%	1.87%	1.24%
33	1.97%	2.89%	2.34%	1.50%
34	2.05%	2.92%	1.91%	1.34%
35	2.39%	2.97%	1.52%	1.42%
36	2.50%	2.65%	1.52%
37	2.67%	2.46%	1.66%
38	2.84%	2.20%
39	2.92%	2.23%
40	2.84%	2.16%
41	3.16%	2.40%
42	3.31%	2.82%
43	2.79%	2.77%
44	2.19%	2.72%
45	2.08%	2.55%
46	2.20%	2.75%
47	2.36%	2.97%
48	2.42%	3.10%
49	2.67%	2.54%
50	2.97%	2.14%
51	3.03%	2.01%
52	3.11%	1.96%
53	3.05%
54	2.92%
55	2.64%
56	2.12%
57	2.36%
58
59
60

CUMULATIVE NET LOSSES

Cumulative Net Losses

        Cumulative losses represent the aggregative principal balance of liquidated contracts, less recoveries, divided by the initial pool balance. Information is reported as of June 15, 2012.

Month	2007-3	2008-1	2009-1	2009-2	2009-3	2009-4	2010-1	2011-1	2011-2
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.02%	0.02%	0.01%	0.01%	0.01%	0.00%	0.01%
3	0.01%	0.02%	0.07%	0.07%	0.04%	0.03%	0.03%	0.02%	0.02%
4	0.05%	0.06%	0.16%	0.18%	0.11%	0.08%	0.07%	0.07%	0.06%
5	0.18%	0.19%	0.41%	0.44%	0.34%	0.24%	0.18%	0.20%	0.15%
6	0.51%	0.31%	0.72%	0.72%	0.52%	0.35%	0.26%	0.31%	0.23%
7	0.83%	0.50%	0.98%	1.03%	0.66%	0.44%	0.31%	0.40%	0.29%
8	1.10%	0.70%	1.24%	1.36%	0.75%	0.54%	0.36%	0.44%
9	1.25%	0.91%	1.59%	1.65%	0.83%	0.65%	0.43%	0.49%
10	1.40%	1.18%	1.91%	1.82%	0.97%	0.74%	0.50%	0.53%
11	1.54%	1.50%	2.16%	1.89%	1.10%	0.83%	0.58%
12	1.65%	1.75%	2.29%	2.02%	1.20%	0.96%	0.69%
13	1.77%	1.99%	2.41%	2.13%	1.32%	1.04%	0.79%
14	1.98%	2.25%	2.51%	2.25%	1.43%	1.14%	0.89%
15	2.22%	2.39%	2.65%	2.40%	1.54%	1.26%	0.98%
16	2.46%	2.57%	2.77%	2.56%	1.71%	1.31%	1.06%
17	2.74%	2.65%	2.86%	2.70%	1.84%	1.37%	1.13%
18	3.03%	2.77%	3.01%	2.87%	1.92%	1.36%	1.18%
19	3.22%	2.95%	3.18%	3.03%	1.99%	1.39%	1.17%
20	3.40%	3.11%	3.30%	3.18%	2.04%	1.43%
21	3.54%	3.30%	3.42%	3.28%	2.05%	1.46%
22	3.65%	3.46%	3.59%	3.32%	2.10%	1.52%
23	3.75%	3.61%	3.68%	3.36%	2.15%	1.59%
24	3.83%	3.81%	3.71%	3.39%	2.22%	1.65%
25	3.94%	3.99%	3.77%	3.45%	2.27%	1.72%
26	4.05%	4.14%	3.80%	3.53%	2.35%	1.79%
27	4.20%	4.22%	3.87%	3.57%	2.42%	1.80%
28	4.36%	4.24%	3.90%	3.67%	2.50%	1.82%
29	4.51%	4.34%	3.98%	3.78%	2.55%	1.81%
30	4.66%	4.39%	4.06%	3.85%	2.56%	1.81%
31	4.81%	4.47%	4.13%	3.95%	2.55%
32	4.91%	4.55%	4.20%	4.01%	2.55%
33	4.99%	4.60%	4.25%	4.01%
34	5.01%	4.64%	4.30%	4.01%
35	5.02%	4.73%	4.29%	4.02%
36	5.07%	4.82%	4.27%
37	5.14%	4.84%	4.26%
38	5.20%	4.88%
39	5.24%	4.89%
40	5.29%	4.90%
41	5.32%	4.91%
42	5.35%	4.93%
43	5.41%	4.96%
44	5.44%	4.99%
45	5.43%	5.02%
46	5.40%	5.03%
47	5.41%	5.04%
48	5.42%	5.04%
49	5.41%	5.08%
50	5.42%	5.03%
51	5.45%	5.02%
52	5.45%	5.00%
53	5.47%
54	5.50%
55	5.47%
56	5.46%
57	5.43%
58
59
60

PREPAYMENTS

One-Month ABS Speed

        The ABS Speed is a measurement of the non-scheduled amortization of the pool of contracts and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the nonscheduled reduction in the pool of contracts, including prepayments and defaults, divided by the beginning of month pool balance less any scheduled payments received. The scheduled principal is calculated assuming the contracts have been aggregated into one pool. The non-scheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal minus the actual ending pool balance. The SMM is converted into the ABS Speed by dividing (a) the product of 100 and the SMM by (b) the sum of (i) 100 and (ii) the SMM multiplied by the age of the pool. The age of the pool is the age of the pool as of the end of the prior calendar month. Information is reported as of June 15, 2012.

Month	2007-3	2008-1	2009-1	2009-2	2009-3	2009-4	2010-1	2011-1	2011-2
1	0.91%	1.58%	1.05%	1.56%	1.59%	1.12%	1.42%	1.87%	1.52%
2	1.38%	1.53%	1.22%	1.39%	1.29%	1.11%	1.29%	1.83%	1.47%
3	1.37%	1.70%	1.30%	1.44%	1.34%	1.28%	1.24%	1.72%	1.44%
4	1.05%	1.57%	1.19%	1.22%	1.35%	1.74%	1.50%	1.59%	1.72%
5	1.16%	1.74%	1.34%	1.19%	1.57%	1.71%	2.03%	1.57%	2.12%
6	1.38%	1.79%	1.32%	1.27%	2.02%	1.55%	1.80%	1.50%	1.98%
7	1.54%	1.83%	1.06%	1.25%	1.88%	1.63%	1.76%	1.67%	2.00%
8	1.65%	1.84%	1.17%	1.41%	1.66%	1.58%	1.79%	2.01%
9	1.62%	1.79%	1.23%	1.84%	1.78%	1.55%	1.73%	1.85%
10	1.53%	1.48%	1.21%	1.60%	1.81%	1.53%	1.81%	1.93%
11	1.55%	1.51%	1.60%	1.36%	1.72%	1.41%	1.71%
12	1.57%	1.60%	1.48%	1.46%	1.67%	1.35%	1.60%
13	1.50%	1.53%	1.30%	1.45%	1.56%	1.31%	1.46%
14	1.52%	1.87%	1.39%	1.42%	1.48%	1.20%	1.47%
15	1.50%	1.64%	1.41%	1.43%	1.37%	1.34%	1.39%
16	1.22%	1.48%	1.39%	1.39%	1.42%	1.67%	1.52%
17	1.23%	1.51%	1.29%	1.30%	1.45%	1.54%	1.81%
18	1.40%	1.44%	1.31%	1.26%	1.79%	1.47%	1.75%
19	1.38%	1.44%	1.19%	1.22%	1.63%	1.54%	1.67%
20	1.64%	1.49%	1.25%	1.28%	1.58%	1.41%
21	1.50%	1.27%	1.13%	1.63%	1.61%	1.51%
22	1.29%	1.23%	1.34%	1.50%	1.57%	1.39%
23	1.44%	1.13%	1.56%	1.46%	1.63%	1.30%
24	1.41%	1.25%	1.41%	1.48%	1.44%	1.22%
25	1.33%	1.26%	1.39%	1.43%	1.39%	1.25%
26	1.26%	1.57%	1.38%	1.49%	1.33%	1.26%
27	1.16%	1.39%	1.30%	1.30%	1.29%	1.30%
28	1.09%	1.24%	1.41%	1.34%	1.28%	1.49%
29	1.15%	1.42%	1.33%	1.27%	1.40%	1.35%
30	1.12%	1.34%	1.22%	1.24%	1.53%	1.38%
31	1.17%	1.31%	1.21%	1.18%	1.42%
32	1.41%	1.32%	1.17%	1.32%	1.45%
33	1.31%	1.29%	1.14%	1.44%
34	1.20%	1.25%	1.26%	1.43%
35	1.31%	1.16%	1.34%	1.44%
36	1.31%	1.15%	1.33%
37	1.32%	1.13%	1.33%
38	1.22%	1.36%
39	1.13%	1.27%
40	1.19%	1.26%
41	1.08%	1.30%
42	1.10%	1.18%
43	1.21%	1.35%
44	1.39%	1.30%
45	1.26%	1.21%
46	1.27%	1.17%
47	1.29%	1.08%
48	1.22%	1.09%
49	1.30%	1.21%
50	1.22%	1.27%
51	1.20%	1.25%
52	1.09%	1.18%
53	1.18%
54	1.16%
55	1.22%
56	1.30%
57	1.26%
58
59
60

PROSPECTUS

        Harley-Davidson Motorcycle Trusts
Motorcycle Contract Backed Notes
(Issuable in Series)

Harley-Davidson Customer Funding Corp.,
as depositor

Harley-Davidson Credit Corp.,
as seller, servicer and sponsor

The issuing entities:

        The depositor will form a new trust to issue each series of notes. The trust will be the issuing entity and will offer the notes under this prospectus and a prospectus supplement that will be prepared separately for each series. Each issuing entity will own a pool of conditional sales contracts and/or promissory note and security agreements relating to the retail purchase of new or used motorcycles manufactured by one or more subsidiaries of Harley-Davidson, Inc. and other manufacturers. Harley-Davidson, Inc. and its subsidiaries are collectively referred to herein as "Harley-Davidson".

The offered notes:

  •
  will consist of motorcycle contract backed notes sold periodically in one or more series which may include one or more classes of notes;

  •
  will be paid only from the assets of the related issuing entity;

  •
  will be rated by at least one nationally recognized statistical rating organization that the sponsor hired to rate the notes;

  •
  may have one or more forms of credit enhancement; and

  •
  will be issued as part of a designated series that may include one or more classes with payment rights that are senior or subordinate to the rights of one or more of the other classes of notes.

        You should carefully consider the factors set forth under "Risk Factors" on page 6 of this prospectus and the other risk factors included in the accompanying prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The amounts, prices and terms of each offering of notes will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus.

        This prospectus may not be used to offer and sell any series of notes unless accompanied by the prospectus supplement for that series.

Prospectus dated July 12, 2012

i

Important Notice About Information Presented in this Prospectus and the Accompanying
Prospectus Supplement

        We provide information to you about the notes in two separate documents that offer varying levels of detail:

  •
  this prospectus—which provides general information, some of which may not apply to a particular series of notes, including your series, and

  •
  the accompanying prospectus supplement—which provides a summary of the specific terms of your series of notes.

        We have included cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further discussions. The tables of contents included in this prospectus and the accompanying prospectus supplement provide the pages on which these captions are located. References to "we", "our" and "us" refer to Harley-Davidson Customer Funding Corp.

        Certain matters discussed by us in this prospectus are "forward-looking statements", or a projection of what we think will happen in the future. These forward-looking statements can generally be identified as such by reference to this note or because the context of the statement will include words such as we "believe", "anticipate", "expect", "plan", or "estimate" or words of similar meaning. Similarly, statements that describe future plans, objectives, outlooks, targets, guidance or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this prospectus. Certain of those risks and uncertainties are described in close proximity to such statements or elsewhere in this prospectus, including under the caption "Risk Factors" in this prospectus and the accompanying prospectus supplement. You are urged to consider these factors in evaluating the forward-looking statements and cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments that may arise after the date of this prospectus.

        You should rely only on the information contained in this document, including the information described under the heading "Where You Can Find More Information" in this prospectus. We have not authorized anyone to provide you with any different information or make any representation not contained in this prospectus. If anyone makes such a representation to you, you should not rely on it.

ii

 Prospectus Summary

        This summary highlights selected information from this prospectus and does not contain all the information that you should consider in making an investment decision. You should read carefully this entire prospectus and the accompanying prospectus supplement to understand all of the terms of the offering of your series of notes. In addition, you may wish to read the documents governing the transfers and servicing of the contracts, the formation of each issuing entity and the issuance of the notes. Forms of these documents have been filed as exhibits to the registration statement of which this prospectus is a part and final versions of these documents will be filed with the Securities and Exchange Commission following the issuance of your series of notes.

        There are material risks associated with an investment in the notes. See "Risk Factors" in this prospectus and in the accompanying prospectus supplement for a discussion of factors you should consider before investing in the notes.

Trust and Issuing Entity	For each series of notes, the depositor will form an "owner trust". An owner trust will issue notes and a residual certificate and will be formed by a trust agreement between the depositor and the owner trustee of the owner trust.
Depositor
Harley-Davidson Customer Funding Corp., a wholly-owned subsidiary of Harley-Davidson Credit Corp., will deposit the contracts into the issuing entity. The depositor or an affiliate thereof will be the initial holder of the residual certificate issued by the issuing entity.
Seller and Sponsor	Harley-Davidson Credit Corp. will sell the contracts to the depositor for deposit into the issuing entity.
Originators
Eaglemark Savings Bank, a Nevada thrift and wholly-owned subsidiary of Harley-Davidson Credit Corp., and certain motorcycle dealers will originate the contracts in accordance with the underwriting standards approved by Harley-Davidson Credit Corp. under agreements governing the assignment of the contracts to the seller. The seller will acquire the contracts from Eaglemark Savings Bank and motorcycle dealers in the ordinary course of its business pursuant to such agreements.
Servicer	Harley-Davidson Credit Corp. will service the contracts.
Owner Trustee	The owner trustee of the trust for your series of notes will be identified in your prospectus supplement.
Indenture Trustee	The indenture trustee for the indenture under which the notes will be issued will be identified in your prospectus supplement.
Administrator	Harley-Davidson Credit Corp. will provide notices and perform other administrative functions for each issuing entity.
Notes	A series of notes will include one or more classes of notes which will be issued pursuant to an indenture.
Terms of the Notes	Your prospectus supplement will provide the particular terms of your class of notes, including:
• the stated principal amount of each class of notes; and

• the interest rate, which may be fixed or floating or some combination of these rates, or the formula for calculating the interest rate.
The terms of a class of notes may differ from those of other classes of notes of the same series in one or more respects, including:
• timing and priority of payments;
• seniority;
• allocations of losses;
• interest rate or formula for calculating the interest rate;
• amount of interest or principal payments;
• whether interest or principal will be payable to holders of the class if specified events occur;
• the right to receive collections from designated portions of the contracts owned by the issuing entity;
• scheduled final payment date; and
• the ability of holders of a class of notes to direct the indenture trustee or the owner trustee to take specified remedies.
Trust Assets
The property of each issuing entity will primarily be a pool of contracts relating to the retail purchase of new or used motorcycles manufactured by Harley-Davidson and other manufacturers and amounts due or collected under the contracts after a cutoff date specified in your prospectus supplement and will include related assets, including:
• security interests in the financed motorcycles;
• proceeds from claims on insurance policies and debt cancellation agreements covering the financed motorcycles or the obligors;
• certain rebates of premiums and other amounts relating to insurance policies and other items financed under the contracts;
• the rights of the depositor in the agreements identified in your prospectus supplement;
• amounts deposited in trust accounts specified in your prospectus supplement; and
• proceeds from liquidated assets, including repossessed motorcycles.

The Contracts	The contracts will be conditional sales contracts or promissory note and security agreements originated directly or indirectly by the seller relating to the retail purchase of new or used motorcycles manufactured by Harley-Davidson and other manufacturers.
Your prospectus supplement will provide information about:
• the initial pool balance of the contracts transferred to the issuing entity;
• the number of contracts;
• the average contract principal balance;
• the geographical distribution of the contracts;
• the distribution of the contracts by contract interest rate;
• the remaining term of the contracts;
• the weighted average remaining term of the contracts;
• the weighted average contract interest rate on the contracts; and
• the FICO® score, as of the date of origination, of obligors for which a FICO® score was obtained.
Credit and Cash Flow Enhancement	The depositor may, but need not, arrange for protection from losses for one or more classes of the notes. Credit enhancement may include:
• a cash collateral account;
• excess cash flow, which is generally interest collections on the contracts in excess of the amounts required to be paid on the notes and other required payments;
• subordination of one or more other classes of notes;
• one or more reserve funds;
• overcollateralization;
• letters of credit or other credit or liquidity facilities;
• third-party payments such as surety bonds and guarantees;
• guaranteed investment contracts;
• repurchase obligations;
• yield supplement agreements or accounts;
• cash deposits; or
• swap or other interest rate protection agreements.

In addition, the depositor may, but need not, develop and include in the issuing entity features designed to ensure the timely payment of amounts owed to you. These cash flow enhancement features may include any one or more of the following:
• yield supplement agreements or accounts;
• liquidity facilities; or
• cash deposits.
Your prospectus supplement will describe the specific terms of any credit or cash flow enhancement applicable to your notes.
Servicing; Servicing Fee
The servicer (or a third-party service provider acting on behalf of the servicer) will be responsible for servicing, managing and administering the contracts and financed motorcycles, and maintaining custody of, enforcing and making collections on the contracts.

The issuing entity will pay the servicer a monthly fee equal to a percentage of the principal balance of the contracts as of the beginning of each month. The fee will be payable out of amounts received on the contracts. Your prospectus supplement will describe the amount and priority of payment of the servicing fee.

The servicer will also receive additional servicing compensation in the form of investment earnings on certain bank accounts of the issuing entity and late fees, prepayment fees, if any, and other administrative fees and expenses or similar charges (to the extent expressly provided for) received by the servicer in respect of the contracts. See "Description of the Transfer and Servicing Agreements—Servicing—Servicing Compensation and Payment of Expenses" in this prospectus.
Advances
The servicer may be obligated to advance interest that is due but unpaid by an obligor. The servicer will not be obligated to make an advance if it determines that it will not be able to recover that advance from an obligor. The servicer will be entitled to reimbursement of its outstanding advances from prior months on each payment date. The issuing entity will reimburse the servicer for the advances the servicer has made from collections generally, including amounts collected on the contracts for which the servicer previously provided advances.
Your prospectus supplement will describe the nature of the servicer's obligation to make advances to the issuing entity and the reimbursement of those advances.
See "Description of the Transfer and Servicing Agreements—Servicing—Advances" in this prospectus for more detailed information on advances and reimbursement of advances.

Optional Purchase of Contracts	Once the aggregate outstanding principal balance of the contracts is less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts as of the initial cutoff date and (ii) the aggregate outstanding principal balance of subsequent contracts, if any, as of their related subsequent cutoff dates, the servicer, at its option, may purchase all of the contracts held by the issuing entity. Upon such a purchase, the notes of that issuing entity will be prepaid in full. See "Description of the Notes and Indenture—Optional Purchase of Contracts and Redemption of Notes" in this prospectus.
Tax Status
On the closing date, Foley & Lardner LLP, federal tax counsel to the issuing entity, will deliver its opinion that, subject to certain assumptions and qualifications stated in the opinion, the notes owned by parties unaffiliated with the depositor will be characterized for U.S. federal income tax purposes as indebtedness when issued, and the issuing entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. The issuing entity, depositor, and sponsor will agree to treat the notes (other than any notes owned by the depositor or one of its affiliates) as indebtedness for purposes of U.S. federal, state, and local income tax. By acquiring an interest in a note, each beneficial owner of a note is deemed to agree to treat the notes (other than any notes owned by the depositor or one of its affiliates) as indebtedness for U.S. federal income tax purposes.
ERISA Considerations
Subject to the considerations described in "ERISA and Related Considerations" in this prospectus and your prospectus supplement, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, may purchase notes issued by an "owner trust".
See "ERISA and Related Considerations" in this prospectus and your prospectus supplement for more detailed information regarding the ERISA eligibility of any class of notes.

Risk Factors

        The following risk factors and the risk factors in your prospectus supplement describe the principal risk factors relating to an investment in the notes. You should carefully consider the following risk factors and the additional risk factors described in the section captioned "Risk Factors" in your prospectus supplement before you invest in any class of notes.

You must rely for repayment on the issuing entity's assets, which may not be sufficient to make full payment on your notes

        The issuing entity does not have, and will not be permitted or expected to have, any significant assets or sources of funds other than the contracts and, to the extent provided in your prospectus supplement, a pre-funding account, a reserve fund and any other available credit enhancement or issuing entity property. Your notes represent indebtedness of the issuing entity and will not be insured or guaranteed by the originators, the seller, the servicer, the depositor, or any of their respective affiliates, the indenture trustee or the owner trustee or any other person or entity. Consequently, the only source of payment for your notes is payments received on the contracts held by the issuing entity and, if and to the extent available, certain forms of credit enhancement for your notes as specified in your prospectus supplement. The amount of credit enhancement available to cover shortfalls in distributions of interest on and principal of your notes may be limited. If the credit enhancement is exhausted, the sole source of payment for your notes will be payments on the contracts, and losses in excess of amounts available pursuant to any credit enhancement will be borne directly by you.

The issuing entity has limited recourse against the seller, the depositor and the servicer

        None of the seller, the depositor or any of their affiliates is generally obligated to make any payments in respect of any notes or the contracts of the issuing entity. However, in connection with the sale of contracts by the depositor to the issuing entity, the depositor will make representations and warranties with respect to the characteristics of such contracts, and in certain circumstances, the depositor may be required to repurchase contracts with respect to which such representations and warranties have been breached. The seller will correspondingly be obligated to the depositor under the transfer and sale agreement (which rights of the depositor against the seller will be assigned to the issuing entity) to repurchase the contracts from the depositor contemporaneously with the depositor's repurchase of the contracts from the issuing entity. Under agreements with certain motorcycle dealers, the seller may have full or partial recourse against the motorcycle dealer for such repurchased contract. This recourse to the dealers will be assigned by the seller to the depositor pursuant to the transfer and sale agreement, assigned from the depositor to the issuing entity pursuant to the sale and servicing agreement and pledged by the issuing entity to the indenture trustee pursuant to the indenture. In addition, the servicer may be required to purchase contracts from the issuing entity if it breaches its servicing obligations relating to those contracts as specified in the sale and servicing agreement. There can be no assurance that the depositor, the seller, the servicer or a dealer will be able to purchase a contract at the time when it is required to do so. See "Description of the Transfer and Servicing Agreements—Sale and Assignment of Contracts by Seller", "Description of the Transfer and Servicing Agreements—Representations and Warranties made by the Seller and the Depositor" and "Description of the Transfer and Servicing Agreements—Servicing".

The ratings on your notes may be lowered or withdrawn and the price at which you can resell your notes may decrease if the ratings on your notes decline

        A rating is not a recommendation to purchase, hold or sell notes inasmuch as a rating does not comment as to market price or suitability for a particular investor. A rating will reflect the rating agency's assessment of the likelihood that the holders of the notes will receive payment of interest on the notes on each payment date and the payment of principal on the final scheduled payment date. The ratings on the notes will not address the likelihood of an early return of invested principal.

        Similar ratings on different types of notes do not necessarily mean the same thing. You should analyze the significance of each rating independently from any other rating. At any time, a rating agency may lower its ratings of the notes or withdraw its ratings entirely if, in the rating agency's judgment, circumstances in the future so warrant. If a rating assigned to any security is lowered or withdrawn for any reason, possible consequences include that you may not be able to resell your notes or that you may be able to resell them only at a substantial discount. For more detailed information regarding the ratings assigned to any class of a particular series of notes, see "Ratings of the Notes" in your prospectus supplement.

Conflicts of interest involving the rating agencies may affect the ratings on your notes

        Under the rules of the Securities and Exchange Commission, a rating agency has a conflict of interest where, as is the case with the ratings of the notes, the sponsor or issuer of a security pays the fee charged by the rating agency for its rating services. This conflict of interest may, for example, result in a rating agency that the sponsor hired to rate the notes assigning incorrect ratings to the notes or acting more slowly than expected in downgrading its ratings on the notes. As a result of scrutiny by regulators of a rating agency that the sponsor hired to rate the notes, the rating agency may also be more likely to downgrade the ratings it has assigned to a security, including the notes.

You may experience reduced returns on your investment due to prepayments on the contracts, repurchases of the contracts, liquidations of defaulted contracts and early termination of the issuing entity

        A higher than anticipated level of prepayments of the contracts or liquidations of defaulted contracts may cause an issuing entity to pay principal of your notes sooner than you expected. Also, an issuing entity may pay principal of your notes sooner than you expected if the depositor or the servicer repurchases contracts from the issuing entity. In addition, upon the occurrence of certain events of default, your notes may be accelerated and the contracts sold, resulting in an early repayment of principal of your notes. You may not be able to reinvest the principal paid to you at yields that are equivalent to the yields on your notes; therefore, the ultimate return you receive on your investment in the notes may be less than the return you expected.

        The contracts included in the issuing entity may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related motorcycles or for other reasons. The depositor will be required to repurchase a contract from the issuing entity if a breach of its representations and warranties relating to that contract materially and adversely affects the issuing entity's or the noteholders' interest in the contract or the collectability of the contract. In that event, the seller will be obligated to repurchase the contract from the depositor. In addition, the servicer may be required to purchase contracts from the issuing entity if it breaches its servicing obligations relating to those contracts as specified in the sale and servicing agreement. The servicer may purchase all remaining contracts from the issuing entity when the aggregate outstanding principal balance of the contracts is less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts as of the initial cutoff date and (ii) the aggregate outstanding principal balance of subsequent contracts, if any, as of their related subsequent cutoff dates.

        We cannot fully predict the extent to which prepayments on the contracts by the related obligors will shorten the life of the notes. The rate of prepayments on the contracts may be influenced by a variety of economic, social and other factors including:

  •
  changes in obligor requirements;

  •
  the level of interest rates;

  •
  the level of casualty losses; and

  •
  the overall economic environment.

        We cannot assure you that prepayments on the contracts held by the issuing entity will conform to any historical experience. We cannot predict the actual rates of prepayments which will be experienced on the contracts. However, your prospectus supplement may present information as to the principal amounts of the notes remaining on each payment date under several hypothetical prepayment rates. You will bear all reinvestment risk resulting from prepayments on the contracts and the corresponding acceleration of payments on your notes. See "Weighted Average Lives of the Notes" in this prospectus.

Proceeds of the sale of contracts may not be sufficient to pay your notes in full; failure to pay principal of your notes will not constitute an event of default until maturity

        If the issuing entity fails to pay principal of any class of notes on its final scheduled payment date, or fails to pay interest on the class or classes of notes described in your prospectus supplement within five days of the related due date, the indenture trustee or the holders of more than 50% of the notes or the class or the classes of notes described in your prospectus supplement may declare the entire amount of the notes to be due immediately. If this happens, the holders of more than 50% (or such higher percentage as specified in your prospectus supplement) of the notes or the class or classes of notes described in your prospectus supplement may direct the indenture trustee to sell the contracts and prepay the notes. However, there is no assurance that the market value of those contracts will at any time be equal to or greater than the aggregate outstanding principal amount of the notes. Therefore, upon a sale of the contracts, there can be no assurance that sufficient funds will be available to repay your notes in full. If the proceeds from the sale of the contracts are insufficient to pay the full principal amount of your notes, you may experience losses with respect to your notes.

        In addition, the amount of principal required to be paid to you on each payment date will generally be limited to amounts available in the collection account and the reserve fund, if any. The failure to pay principal of your notes generally will not result in the occurrence of an event of default until the final scheduled payment date for your notes.

        See "Description of the Notes and Indenture—The Indenture—Events of Default; Rights Upon Event of Default" in this prospectus.

Social, economic and other factors may affect the performance of the contracts and the availability of subsequent contracts

        Economic conditions in countries, states or U.S. territories where obligors reside may affect the delinquency, loan loss and repossession experience of the issuing entity with respect to the contracts. The performance by obligors, or the ability of the seller to acquire from the originators sufficient subsequent contracts for purchase with the amount on deposit in the pre-funding account (if any), may be affected by a variety of social and economic factors including, but not limited to, interest rates, unemployment levels, the rate of inflation, and consumer perceptions of economic conditions generally. However, neither the seller nor the depositor is able to determine or predict whether or to what extent economic or social factors will affect the performance by any obligors or the availability of subsequent contracts in cases where subsequent contracts are to be transferred to the issuing entity as specified in the prospectus supplement.

United States and world economic and political conditions, including acts or threats of terrorism and/or war, could adversely affect payments on the notes

        National and international political developments, instability and uncertainties could result in economic weakness in the United States and in international markets. These uncertainties include threatened hostilities with other countries, political unrest and instability around the world, and continuing threats of terrorist attacks. Any actual armed hostilities, and any future terrorist attacks in the United States or abroad, could also have an adverse impact on the U.S. economy, global financial markets and payments and collections on the contracts.

        You should consider the possible effects on delinquency, default and prepayment experience of the contracts. For example, U.S. military operations could increase the number of citizens who are in active military service, including persons in reserve status who are called to active duty. Under the Servicemembers Civil Relief Act, obligors who are members of the military on active duty, including reservists who are called to active duty after the origination of their contracts, may be entitled to reductions in interest rates to 6% and a stay of foreclosure and similar actions. No information can be provided as to the number of contracts that may be affected by the Servicemembers Civil Relief Act. If an obligor's obligation to make payments is reduced, adjusted or extended, the servicer will only be required to advance accrued interest with respect to contracts that were 30 days or more delinquent at the end of the related due period, and only to the extent the servicer believes that such amounts will ultimately be recoverable through collection. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes.

        The Servicemembers Civil Relief Act also limits the ability of the servicer to repossess the financed motorcycle securing a contract during the related obligor's period of active duty and, in some cases, may require the servicer to extend the maturity of the contract, lower the monthly payments and readjust the payment schedule for a period of time after completion of the obligor's military service. As a result, there may be delays in payment and increased losses on the contracts.

        For more information regarding the effect of the Servicemembers Civil Relief Act and similar state laws, you should refer to "Legal Aspects of the Contracts—Other Limitations" in this prospectus.

The sale of financed motorcycles repossessed from defaulting obligors may not result in complete recovery of amounts due

        The servicer generally exercises its right to sell a motorcycle securing a defaulted contract after repossession. There is no assurance that the amount of proceeds received by the servicer from the sale of the motorcycle will be equal to or greater than the outstanding principal balance of the defaulted contract as of the date of the sale of the motorcycle. Financing options resulting in a contract having an initial principal balance in excess of the retail price of a motorcycle may increase the risk that the amount of such sales proceeds will not be sufficient to satisfy the outstanding principal balance. As a result, you may suffer losses on your investment if available credit enhancement for losses on the contracts is insufficient.

Paid-ahead simple interest contracts may affect the weighted average life of the notes

        Because the contracts are simple interest contracts, if an obligor makes a payment on the contract ahead of schedule, the weighted average life of the notes could be affected. This is because the additional payment may be treated as a principal prepayment and applied to reduce the principal balance of the related contract. Obligors may not be required to make any scheduled payments during the period for which the contract was paid-ahead. During this period, interest will continue to accrue on the contract principal balance, but the contract would not be considered delinquent. Furthermore, when an obligor resumes the required payments, they may be insufficient to cover the interest that has accrued since the last payment by that obligor.

        Generally, paid-ahead payments shorten the weighted average lives of the notes when the paid-ahead amount is applied to the payment of principal of the notes; however, in certain circumstances the weighted average lives of the notes may be extended. In addition, liquidation proceeds will be applied first to reimburse any advances made by the servicer. Therefore, to the extent the servicer makes advances on a paid-ahead simple interest contract which subsequently goes into default, the loss on this contract may be larger than would have been the case had advances not been made.

        The seller's portfolio of contracts has historically included simple interest contracts which have been paid-ahead by one or more scheduled monthly payments. We cannot predict the number of contracts which may become paid-ahead contracts or the amount of scheduled payments which may be paid ahead.

Subordination of some classes of notes may cause those classes of notes to bear additional credit risk and does not ensure payment of the more senior classes of notes

        The issuing entity may pay interest on and principal of some classes of notes prior to paying interest on and principal of other classes of notes. The subordination of some classes of notes to others means that the subordinated classes of notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the more senior classes of notes.

        The senior classes of notes could exhaust the credit enhancement provided by the subordinate classes of notes if delinquencies and defaults on the contracts increase and if the collections on the contracts and any credit enhancement described in your prospectus supplement are insufficient to pay the senior classes of notes.

        Your prospectus supplement will describe any subordination provisions applicable to your notes.

Interests of other persons in the contracts or the financed motorcycles could reduce the funds available to make payments on your notes

        A person could acquire an interest in a contract that is superior to that of the issuing entity. The seller's accounting records and computer systems will be marked to reflect a sale of the contracts to the depositor (and the issuing entity), but the servicer (or a third-party service provider acting on behalf of the servicer) will retain possession and control of the contracts and the contracts will not be marked or stamped to indicate that they have been sold to the issuing entity. In order to protect an issuing entity's ownership interest in its contracts, the depositor will file UCC-1 financing statements with the appropriate governmental authorities to give notice of the issuing entity's ownership of its contracts. In addition, some of the contracts are originated electronically or will otherwise be classified as "electronic chattel paper" under the Uniform Commercial Code. A security interest in electronic chattel paper is perfected through the secured party maintaining "control" (within the meaning of §9-105 of the Uniform Commercial Code) of the electronic chattel paper. Each sale and servicing agreement will obligate the servicer to maintain the perfection of the issuing entity's ownership interest in the contracts, but the authoritative copies of the electronic contracts will not be communicated to or maintained by the issuing entity. If a person purchases contracts, or takes a security interest therein, for value in the ordinary course of its business and obtains possession of the contracts (or, in the case of electronic chattel paper, obtains control) without actual knowledge that the purchase violates the rights of the issuing entity, that person will acquire an interest in the contracts superior to the interest of the issuing entity and some or all of the collections on the contracts may not be available to make payments on the notes.

        A person could also acquire an interest in a financed motorcycle that is superior to that of the issuing entity because of the failure to identify the issuing entity as the secured party on the related certificate of title. The seller will assign its security interests in the financed motorcycles to the depositor, and the depositor will assign its security interests in the financed motorcycles to the issuing entity. The seller's assignment to the depositor and the depositor's subsequent assignment to the issuing entity are subject to state vehicle registration laws. These registration laws generally require that the secured party's name appear on the certificate or similar registration of title in order for the secured party's security interest to be perfected. To facilitate servicing and reduce administrative costs, the servicer (or a third-party service provider acting on behalf of the servicer) will continue to hold the certificates of title for the financed motorcycles (where state law provides for lienholders to do so) and will not endorse or otherwise amend the certificates of title to identify the issuing entity as the new secured party. In most states, the issuing entity, as assignee of a contract, will have the benefits of the first-priority security interest in the related financed motorcycle obtained by Eaglemark Savings Bank or the seller, even though the issuing entity is not listed on the certificate of title as a secured party. However, the issuing entity may not have a perfected security interest in the financed motorcycles in certain states because the certificates or similar registrations of title will not be amended to reflect the assignment of the security interests in the financed motorcycles to the issuing entity. If the issuing entity does not have a perfected security interest in a financed motorcycle, its ability to realize on the financed motorcycle following an obligor default would be adversely affected. In addition, because the issuing entity will not be identified as the secured party on any certificate of title or similar registration of title, the security interest of the issuing entity in the motorcycles may be defeated through fraud, forgery, negligence or error.

        In addition, the holders of some types of liens, such as tax liens or mechanics liens, may have priority over the issuing entity's security interest in the financed motorcycles. The issuing entity also may lose its security interest in a financed motorcycle that is confiscated by the government.

        In the event that the issuing entity must rely upon repossession and sale of the financed motorcycle securing a defaulted contract to recover amounts due on the defaulted contract, the issuing entity's ability to realize upon the financed motorcycle would be limited by the failure to have a perfected security interest in the financed motorcycle or the existence of a senior security interest in the financed motorcycle. In this event, you may be subject to delays in payment and may incur losses on your investment in the notes as a result of defaults or delinquencies by obligors. See "Legal Aspects of the Contracts—Security Interests" in this prospectus.

Limitations on enforceability of security interests in the financed motorcycles may hinder the issuing entity's ability to realize the value of the financed motorcycles

        State law limitations on the enforceability of security interests and the manner in which a secured party may dispose of collateral may limit or delay the issuing entity's ability to obtain or sell the financed motorcycles. In particular, some jurisdictions require that the obligor be notified of the default and be given a period of time within which it may cure the default prior to or after repossession. This could reduce or delay the availability of funds to make payments on your notes.

Contracts that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment

        The contracts are consumer contracts subject to many federal and state consumer protection laws. If any of the contracts do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the contracts. If that happens, unless and until the depositor or seller repurchases the contract as a result of breaches of representations or warranties, payments on the notes could be delayed or reduced. See "Legal Aspects of the Contracts—Consumer Protection Laws" in this prospectus.

Repurchase obligations of the depositor and the seller provide you only limited protection against prior liens on the contracts

        Federal or state law may grant liens on the contracts that have priority over the issuing entity's interest. If the creditor associated with any prior lien on a contract exercises its remedies, the cash proceeds from the contract and related financed motorcycle available to the issuing entity will be reduced. In that event, there may be a delay or reduction in payments to you. An example of a lien arising under federal or state law is a tax lien on property of the seller or depositor arising prior to the time a contract is conveyed to the issuing entity. Such a tax lien would have priority over the interest of the issuing entity in the contracts. In addition, a mechanic's lien could arise based upon work done on a financed motorcycle. In any such event, unless and until the depositor or seller repurchases the contract as a result of breaches of representations or warranties, payments could be delayed or reduced.

        The seller will represent and warrant to the depositor, and the depositor will represent and warrant to the issuing entity, that there are no prior liens on the contracts. The seller will also represent and warrant to the depositor, and the depositor will represent and warrant to the issuing entity, that it will not grant any lien on the contracts. If those representations and warranties are not true as to any contract and the breach materially and adversely affects the issuing entity's or the noteholders' interest in the contract or the collectability of the contract, the depositor will be obligated to repurchase the contract from the issuing entity and the seller will be required to repurchase the contract from the depositor. There can be no assurance that the depositor or the seller will be able to repurchase a contract at the time when it is required to do so. In addition, there are certain types of liens the existence of which would not constitute a breach of the representations or warranties of the seller or the depositor.

Bankruptcy of one or more obligors may reduce or delay collections on the contracts, and the sale of financed motorcycles relating to defaulting obligors may be delayed or may not result in complete recovery of amounts due

        Bankruptcy and insolvency laws may increase the risk of loss on the contracts of obligors who become subject to bankruptcy proceedings. Those laws could result in the write-off of contracts of bankrupt obligors or result in delay in payments due on the contracts. For example, if the obligor becomes bankrupt or insolvent, the issuing entity may need the permission of a bankruptcy court to obtain and sell its collateral. As a result, you may be subject to delays in receiving payments, and you may also suffer losses if available credit enhancement for losses is insufficient. See "Legal Aspects of the Contracts—Certain Bankruptcy Considerations".

If a bankruptcy court determines that the transfer of contracts from the motorcycle dealers to the seller, from the seller to the depositor or from the depositor to the issuing entity was not a true sale, or if a conservator or receiver were appointed for Eaglemark Savings Bank, then payments on the contracts could be delayed, resulting in losses or delays in payments on your notes

        If a motorcycle dealer, the seller or the depositor were to become a debtor in a bankruptcy case, creditors of that party, or that party acting as debtor-in-possession, may assert that the transfer of the contracts was ineffective to remove the contracts from that party's estate. In that case, the distribution of payments on the contracts to the issuing entity might be subject to the automatic stay provisions of the United States Bankruptcy Code. This would delay payments on your notes for an uncertain period of time. Furthermore, reductions in payments under the contracts to the issuing entity may result if the bankruptcy court were to rule in favor of the creditors or the debtor-in-possession. In either case, you may experience delays or reductions in payments on your notes. In addition, a bankruptcy trustee would have the power to sell the contracts if the proceeds of the sale could satisfy the amount of the debt deemed owed by the motorcycle dealer, the seller or the depositor, as the case may be. The bankruptcy trustee could also substitute other collateral in lieu of the contracts to secure the debt. Additionally, the bankruptcy court could adjust the debt if the motorcycle dealer, the seller or the depositor were to file for reorganization under Chapter 11 of the United States Bankruptcy Code. Any of these actions could result in losses or delays in payments on your notes. The motorcycle dealers and the seller will each represent and warrant that its conveyance of the contracts is a valid sale and transfer of the contracts. See "Legal Aspects of the Contracts—Certain Bankruptcy Considerations".

        If Eaglemark Savings Bank becomes insolvent, is in an unsound condition, violates its bylaws or regulations or engages in similar activity, the Federal Deposit Insurance Corporation ("FDIC") could be appointed as conservator or receiver for Eaglemark Savings Bank. In a receivership or conservatorship of Eaglemark Savings Bank, the FDIC as receiver or conservator could, among other things, repudiate the transfer of contracts to the seller. In 2010, the FDIC issued regulations that limit the FDIC's potential use of any of its repudiation powers in the context of securitization transactions, so long as certain conditions are satisfied. Sales of contracts pursuant to the bank sale and participation agreement between Eaglemark Savings Bank and the seller are effected on a daily basis in the ordinary course of business of Eaglemark Savings Bank. Eaglemark Savings Bank sells all of its right, title and interest in each contract to the seller. Both Eaglemark Savings Bank and the seller treat each transfer of a contract as an absolute sale to the seller, without recourse, and each transfer is accounted for as a "sale" under generally accepted accounting principles. The seller will determine which contracts are to be included in the transfers to the depositor and the issuing entity. Since the seller is not itself an FDIC-insured bank, the transfers will not be structured to fall under any of the FDIC regulations or safe harbors.

        If the FDIC were to take the position that the FDIC regulations, or other statutory or regulatory requirements applicable to the transactions, were not satisfied or otherwise applied to the transfers of the contracts from Eaglemark Savings Bank to the seller, the FDIC as conservator or receiver might attempt to repudiate or disaffirm the bank sale and participation agreement and limit claims of the issuing entity for such repudiation to "actual direct compensatory damages". In addition, the issuing entity could be stayed from enforcing its security interest or exercising any control over the contracts without the consent of the FDIC for a period of 45 days (in the case of a conservatorship) or 90 days (in the case of a receivership), and the FDIC may require the issuing entity to go through the administrative claims procedure established by the FDIC in order to establish its rights to payments on the contracts.

        Applicable law does not define "actual direct compensatory damages". However, these damages do not include damages for lost profits or opportunity, and no damages would be paid for the period after the date of the appointment of the FDIC as conservator or receiver. The FDIC could delay its decision whether to recognize Eaglemark Savings Bank's transfer of the contracts for a reasonable period following its appointment as conservator or receiver. Additionally, the issuing entity could be limited to seeking recovery based upon the obligation of the seller to repurchase contracts for which it did not have good and marketable title. Any of these actions could result in losses or delays in payments on your notes.

        See "Legal Aspects of the Contracts—Bank Insolvency".

If a bankruptcy court decides to consolidate the assets and liabilities of the depositor and the seller, payments on the contracts could be delayed, resulting in losses or delays in payments on the notes

        If the seller were to become a debtor in a bankruptcy case, a creditor or the seller acting as debtor-in-possession could request a bankruptcy court to order that the seller's assets and liabilities be substantively consolidated with the depositor's assets and liabilities. If the bankruptcy court consolidated the assets and liabilities of the seller and the depositor, delays and possible reductions in the amounts of payments on your notes could occur. See "Legal Aspects of the Contracts—Certain Bankruptcy Considerations".

The servicer's discretion over the servicing of the contracts may impact the amount and timing of funds available to make payments on the notes

        The servicer has discretion in servicing the contracts, including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures as described in "Origination, Underwriting and Servicing" and "Description of the Transfer and Servicing Agreements" in this prospectus. The manner in which the servicer exercises that discretion could have an impact on the amount and timing of receipts by the issuing entity from the contracts. If servicing procedures do not maximize the receipts from the contracts, you may experience losses or delays in payment on your notes.

        The servicer may permit an extension on payments due on contracts on a case-by-case basis or as part of a program or promotion. Any of these extensions may extend the maturity of the contracts and increase the weighted average life of the notes. The weighted average life and yield on your notes may be adversely affected by extensions on the contracts. However, the servicer may be required to purchase the contract from the issuing entity if it extends the term of the contract beyond the latest final scheduled maturity date for the related notes. The servicer may permit extensions as part of a program or promotion for reasons that benefit the seller or the servicer and these extensions may not benefit you as a noteholder. The servicer will be entitled to retain any fees that an obligor pays to receive an extension.

Adverse events with respect to the seller, the servicer or their affiliates may affect the timing of payments on your notes or have other adverse effects on your notes

        Adverse events with respect to Harley-Davidson Credit Corp., as the seller or the servicer, or its affiliates may result in servicing disruptions or reduce the market value of your notes. Adverse financial or operational developments with respect to the servicer could result in lower service levels relating to the contracts, including a reduction of collection activity, which could lead to an increase in delinquencies and credit losses. In the event of a termination and replacement of the servicer, there may be some disruption of the collection activity with respect to delinquent contracts and therefore delinquencies and credit losses could increase. The seller is required to repurchase certain contracts that do not comply with representations and warranties made by it (for example, representations relating to the compliance of the contracts with applicable laws), and the servicer may be required to purchase contracts if it breaches its servicing obligations with respect to those contracts. If the seller or servicer is unable to purchase any of such contracts and make the related payment to the issuing entity, investors could suffer losses.

        In addition, adverse financial or operational developments with respect to sellers and servicers in asset-backed securities transactions or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities. Harley-Davidson Credit Corp. is an indirect wholly-owned subsidiary of Harley-Davidson. Although Harley-Davidson is not guaranteeing the obligations of the issuing entity for any series of notes, to the extent Harley-Davidson faces financial or operational difficulties, such events may reduce the market value of Harley-Davidson motorcycles. A material decline in values of Harley-Davidson motorcycles could contribute to increased delinquencies or defaults on the contracts and reduced recoveries. Because at least 95% of the aggregate principal balance of all contracts (as of the applicable cutoff dates) will relate to Harley-Davidson motorcycles, such a circumstance could result in losses or delays in payment of your notes.

Commingling of collections could result in reduced payments to you

        If it meets certain conditions set forth in the sale and servicing agreement, the servicer may hold collections it receives from the obligors on the contracts with its own funds until the day prior to the next date on which distributions will be made on the notes. If the servicer does not pay these amounts to the issuing entity when required to do so, the issuing entity may be unable to make the payments owed on your notes. In the event the servicer were to become a debtor in a bankruptcy case, the issuing entity may not have a perfected security interest in these collections. In either case, you may suffer losses on your investment.

You may not be able to resell your notes

        There is currently no secondary market for the notes. We cannot assure you that a secondary market will develop or, if it does develop, how liquid it will be. There have been times in the past when there have been few potential buyers of asset-backed securities. A similar lack of potential buyers at a future time could similarly negatively affect the liquidity of your notes. The underwriters may assist in resales of the notes but they are not obligated to do so. Thus, you may not be able to resell your notes at all, or may be able to do so only at a substantial discount.

The seller, the servicer and their affiliates must comply with governmental laws and regulations that are subject to change and involve significant costs

        Harley-Davidson Credit Corp. ("HDCC"), as the seller and the servicer of the contracts, and its affiliates are governed by various foreign, federal and state laws that specifically affect general financial and lending institutions. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") significantly affects the financial services industry, including consumer lending and securitization of financial assets. The financial services industry generally, and securitization markets in particular, are and will be subject to increased regulation, such as additional disclosure and other obligations, as well as restrictions on pricing and enforcement proceedings.

        For example, regulations implementing the Dodd-Frank Act will require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. The Dodd-Frank Act gives broader powers to the SEC to regulate credit rating agencies and their activities. The Dodd-Frank Act also creates a Consumer Financial Protection Bureau with extensive rulemaking and enforcement authority over consumer finance businesses.

        In addition, the Dodd-Frank Act gives the FDIC authority to act as receiver of certain financial companies and their affiliates in specific situations under the Dodd-Frank Act's orderly liquidation authority provisions. No assurances can be given that these provisions would not apply to HDCC or its affiliates, including the depositor and the issuing entity, or, if they were to apply, would not result in a repudiation of any contract to which the entity in receivership was a party, or in the recovery of any receivables transferred under any such contract. Application of these provisions (including regulations which the FDIC may adopt in the future) could result in delays in payments on the notes or in reductions of amounts available to make payments on the notes. See "Legal Aspects of the Contracts—Dodd-Frank Act Orderly Liquidation Authority Provisions" in this prospectus.

        Compliance with applicable law may be costly and can affect operating results because new forms, processes, procedures, controls and infrastructure may be required to comply with new requirements. Compliance may create operational constraints and place limits on pricing. The failure to comply could result in significant statutory civil and criminal penalties, monetary damages, attorneys' fees and costs, possible revocation of licenses and damage to reputation, brand and valued customer relationships.

        Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the applicable federal regulatory agencies. While some of these rules have been adopted, many of these rules have yet to be finalized. Therefore, the full impact of the Dodd-Frank Act on the financial markets and their participants, and on the securitization market in particular, will not be known until the applicable agencies have completed their rulemaking and market participants have implemented the rules. No assurance can be given that the Dodd-Frank Act and the regulations that implement it, or the imposition of additional regulations, will not have a significant adverse impact on the issuing entity, the depositor or HDCC, as sponsor, seller and/or servicer, including on the servicing of the contracts or on the regulation and supervision of HDCC and/or its affiliates generally, or on the price that a subsequent purchaser would be willing to pay for the notes.

If the issuing entity enters into an interest rate swap, payments on the notes will be dependent on payments made under the swap agreement

        If the issuing entity enters into a swap agreement, its ability to protect itself from shortfalls in cash flow caused by interest rate changes will depend to a large extent on the terms of the swap agreement, whether the swap agreement is legally enforceable and whether the swap counterparty performs its obligations under the swap agreement. If the issuing entity does not receive the payments it expects under the swap agreement, the issuing entity may not have adequate funds to make all payments owed on your notes when due.

The rating of a swap counterparty may affect the ratings of the notes

        If an issuing entity enters into a swap agreement, the rating agencies that the sponsor hires to rate the issuing entity's notes will consider the provisions of the swap agreement and the debt rating of the swap counterparty. If a rating agency downgrades the debt rating of the swap counterparty, it may downgrade the rating of the notes. In such an event, you may not be able to resell your notes or you may be able to resell them only at a substantial discount.

You may experience reinvestment risk associated with pre-funding accounts

        If so provided in the prospectus supplement, on the closing date an amount will be deposited into the pre-funding account. The amount on deposit in the pre-funding account will be used to purchase subsequent contracts from the depositor (which will concurrently acquire such subsequent contracts from the seller) from time to time during the pre-funding period specified in the prospectus supplement. If the principal balance of the eligible subsequent contracts acquired by the seller from the originators during the pre-funding period is less than the amount on deposit in the pre-funding account, there may be amounts remaining on deposit in the pre-funding account after the sale of such subsequent contracts by the seller to the depositor and the concurrent transfer by the depositor to the issuing entity.

        To the extent that the amount on deposit in the pre-funding account has not been applied to the purchase of subsequent contracts by the end of the pre-funding period, any amounts remaining in the pre-funding account will be distributed as a prepayment of principal to you in the amounts and pursuant to the priorities set forth in your prospectus supplement. To the extent you receive such a prepayment of principal, there may not then exist a comparably favorable reinvestment opportunity and you will bear all reinvestment risk resulting from such prepayments.

Harley-Davidson® Motorcycles

        The motorcycles securing the contracts generally are new or used motorcycles and were manufactured by Harley-Davidson. Up to 5% of the aggregate principal balance of all contracts (including all subsequent contracts) may relate to, and be secured by, new or used motorcycles manufactured by other manufacturers. See "Other Manufacturers" below in this prospectus.

        Harley-Davidson designs, manufactures and sells at wholesale heavyweight cruiser and touring motorcycles. Harley-Davidson branded motorcycle products feature classic styling, design simplicity, durability and quality. Harley-Davidson manufactures five families of motorcycles: Touring, Dyna®, Softail®, Sportster®, and V-Rod®. The first four of these motorcycle families are powered by an air-cooled, twin-cylinder engine with a 45-degree "V" configuration. The V-Rod® family is powered by a liquid-cooled, twin-cylinder engine with a 60-degree "V" configuration. Harley-Davidson engines range in displacement size from 883cc to 1802cc.

        The total heavyweight (651+ cc) motorcycle market is comprised of the following five segments: traditional, which is a basic motorcycle that usually features upright seating for one or two passengers; sportbike, which incorporates racing technology, aerodynamic styling, and low handlebars with a "sport" riding position and high performance tires; cruiser, which emphasizes styling and individual owner customization; touring, which incorporates features such as saddlebags, fairings or large luggage compartments and emphasizes rider comfort and load capacity; and dual, which is designed with the capability for use on public roads as well as for off-highway recreational use.

        Harley-Davidson competes in the touring and cruiser segments of the heavyweight motorcycle market. The touring segment of the heavyweight market was pioneered by Harley-Davidson and includes the Harley-Davidson Touring family of motorcycles, including three-wheeled motorcycles, which are generally equipped with fairings, windshields, saddlebags and/or Tour Pak® luggage carriers. The cruiser segment of the market includes motorcycles featuring the distinctive styling associated with classic Harley-Davidson motorcycles and includes Harley-Davidson's Dyna®, Softail®, V-Rod® and Sportster® motorcycle families.

Other Manufacturers

        Contracts aggregating not more than 5% of the aggregate principal balance of all contracts in an issuing entity (including subsequent contracts) may relate to, and be secured by, new or used motorcycles manufactured by Honda, Yamaha, Suzuki, Kawasaki, BMW and Buell as well as certain other manufacturers.

The Seller, Servicer and Sponsor

        The seller, servicer and sponsor is Harley-Davidson Credit Corp. ("HDCC"), a Nevada corporation and wholly-owned subsidiary of Harley-Davidson Financial Services, Inc. ("HDFS"). HDFS is a wholly-owned subsidiary and the financing division of Harley-Davidson. HDCC began operations in January 1993 when it purchased the $85 million wholesale financing portfolio of certain Harley-Davidson® motorcycle dealers from ITT Commercial Finance; subsequently, HDCC entered the retail consumer finance business. HDCC and its affiliates provide retail financial services to consumers in the United States, U.S. territories and Canada and wholesale financial services to Harley-Davidson® motorcycle dealers in the United States and Canada.

        Retail financial services include installment lending for retail purchases of new and used Harley-Davidson® motorcycles, and motorcycles manufactured by other manufacturers. Retail loans are originated primarily through Eaglemark Savings Bank, a Nevada thrift and wholly-owned subsidiary of the seller. Wholesale financial services include floorplan and open account financing for motorcycles and motorcycle parts and accessories.

        Insurance and related services, including extended service warranty agreements, property and casualty insurance and certain other insurance products, are provided to motorcycle consumers and dealers by Harley-Davidson Insurance Services, Inc., a wholly-owned subsidiary of HDFS that acts as a commission-based independent representative for various insurance companies.

        HDCC's and its affiliates' retail financing and insurance programs are designed to work together as a package that appeals to the needs of consumers of Harley-Davidson® motorcycles and to provide a competitive advantage over HDCC's competitors. HDCC's principal executive offices are located at 3850 Arrowhead Drive, Carson City, Nevada 89706 (telephone 775-886-3000).

        The sponsor has been servicing motorcycle contracts since 1993 and has been securitizing motorcycle contracts since 1994. See "The Seller, Servicer and Sponsor" in your prospectus supplement for a description of HDCC's securitization program.

Origination, Underwriting and Servicing

        The following is a description of the origination, underwriting and servicing practices of Eaglemark Savings Bank and the seller as of the date of this prospectus, with respect to conditional sales contracts and promissory note and security agreements relating to the retail purchase of new or used motorcycles manufactured by Harley-Davidson and other manufacturers. Your prospectus supplement will describe any material changes to this information with respect to the origination, underwriting and servicing of the pool of contracts transferred to the issuing entity issuing your notes.

Origination

        The seller primarily purchases contracts from Eaglemark Savings Bank, a Nevada thrift and FDIC regulated and insured institution and a wholly-owned subsidiary of the seller. Eaglemark Savings Bank began originating retail motorcycle contracts in 2002. Eaglemark Savings Bank sells its loan originations on a daily basis to the seller pursuant to an agreement between Eaglemark Savings Bank and the seller (the "bank sale and participation agreement") whereby Eaglemark Savings Bank receives an origination fee from the seller to originate the loans. As a result, Eaglemark Savings Bank does not retain its own portfolio of contracts. In 2011, Eaglemark Savings Bank originated $2.2 billion of retail motorcycle contracts. The seller also originates contracts through a network of motorcycle dealers located throughout the United States and U.S. territories and, in certain instances, Canada and the seller purchases a limited number of contracts from such dealers.

        The forms of the contracts used by Eaglemark Savings Bank and the motorcycle dealers are written or approved by the seller. Each contract purchased by the seller from Eaglemark Savings Bank or the motorcycle dealers is approved by the seller in accordance with the seller's guidelines. All contracts transferred to an issuing entity are fully amortizing contracts with the portion of principal and interest thereof determined by the simple interest method. Each contract specifies a scheduled monthly payment amount. The monthly payment due date is determined at the time of origination. The obligor generally may make a one-time election to change the monthly payment due date by a limited number of days from the original monthly due date. The length of a contract is determined by a number of factors, which may include the age, mileage, make, and model of the motorcycle, the credit profile of the application, and the preference of the related obligor. Generally, interest rates are determined on the basis of the credit history of the applicant, the term of the contract, the amount of the down payment, and general market rates, in compliance with applicable banking laws at the time of origination. Interest rates offered to applicants may be based on a tiered pricing program which offers lower rates to applicants with stronger credit ratings. Eaglemark Savings Bank establishes a wholesale interest rate, which is the lowest rate at which Eaglemark Savings Bank will finance a particular loan in a particular pricing tier. Eaglemark Savings Bank also imposes limits on the retail interest rate for each loan. If a consumer's retail interest rate exceeds the wholesale interest rate by more than the limits established by Eaglemark Savings Bank, then Eaglemark Savings Bank will not fund the loan. With certain loans, primarily loans in the lowest credit tiers and some promotional loans, Eaglemark Savings Bank requires the loan to be written at the wholesale interest rate.

        The financing of a retail purchase of a motorcycle is generally initiated at and through Harley-Davidson® motorcycle dealerships. Eaglemark Savings Bank's or the seller's personnel contact motorcycle dealers and explain the available financing plans, terms, prevailing rates and credit and financing policies. From time to time Eaglemark Savings Bank or the seller may offer certain promotional financing programs to consumers. Such promotional financing offers may include, but will not be limited to, no-down-payment financing, interest rate buy-down financing, and deferred interest payment financing.

  Originations through Eaglemark Savings Bank

        If a motorcycle dealer and the dealer's customer wish to use Eaglemark Savings Bank's available financing for a retail purchase, a credit application will be submitted via a secure internet connection or via facsimile to Eaglemark Savings Bank. The credit application contains credit information about the applicant, including the applicant's income, employment history, and other relevant personal information bearing on the decision to extend credit, as well as a description of the financed motorcycle that will secure the contract. A standard automated process requests a credit report for all applicants from up to two credit bureaus. Any resulting credit report is used in conjunction with the application information and the applicant's personal financial data to make a determination regarding the application.

        Once a credit application has been approved by Eaglemark Savings Bank, the motorcycle dealer's personnel will then explain the financing plans, terms, prevailing rates and credit and financing policies to the obligor. Once a signed contract is submitted by the motorcycle dealer to Eaglemark Savings Bank, the originations department of Eaglemark Saving Bank examines all requisite contract information and documentation. See "—Underwriting" below. After this funding review and verification process is completed, the amount financed, including the appropriate dealer participation or dealer discount and fees, if applicable, is transferred by Eaglemark Savings Bank to the motorcycle dealer. The motorcycle dealer receives the amount financed plus either a flat fee or an amount equal to a portion of the finance charge. The portion of the finance charge earned by the motorcycle dealer is generally calculated based upon the difference between the wholesale interest rate set by Eaglemark Savings Bank and the retail interest rate on the contract.

        The terms of each contract grant to Eaglemark Savings Bank a security interest in the motorcycle that the obligor is financing and require the obligor to have Eaglemark Savings Bank or HDCC noted as lienholder on the certificate of title for the motorcycle. Generally, it is the responsibility of the motorcycle dealer to ensure that contracts, and other documents to perfect the security interest in the motorcycle covered by the contract, are filed and recorded, or that the security interest is otherwise perfected. Eaglemark Savings Bank or HDCC, directly or through third-party collateral management service providers, verify lienholder accuracy, retain the title or the lienholder notification, and perform any necessary title maintenance to ensure continued perfection of the lien on the related motorcycle.

        Each motorcycle dealer must execute an agreement with Eaglemark Savings Bank that, among other things, sets forth the guidelines and procedures applicable to the origination and purchasing process. These motorcycle dealer agreements generally provide for the purchase by the related motorcycle dealer of any contract for its outstanding principal balance, plus accrued but unpaid interest, if the representations and warranties made by the motorcycle dealer relating to the contract are breached. These representations and warranties generally relate to the origination procedures and criteria related to a contract and the security interest in the related financed motorcycle and not the collectability of the contract or the creditworthiness of the related obligor.

  Originations directly through motorcycle dealers

        The seller purchases a limited number of contracts directly from Harley-Davidson® motorcycle dealers (generally, those in U.S. territories where Eaglemark Savings Bank does not lend). The origination policies and procedures used by the seller are substantially the same as the policies and procedures used by Eaglemark Savings Bank described above under "—Originations through Eaglemark Savings Bank". The seller enters into agreements with motorcycle dealers which generally provide for the repurchase by the related motorcycle dealer of any contract for its outstanding principal balance, plus accrued but unpaid interest, if the representations and warranties made by the motorcycle dealer relating to the contract are breached. These representations and warranties generally relate to the origination procedures and criteria related to a contract and the security interest in the related financed motorcycle and not the collectability of the contract or the creditworthiness of the related obligor.

Underwriting

        For all contract originations, each applicant's credit application is underwritten and approved in accordance with Eaglemark Savings Bank's underwriting guidelines, which are approved by the seller. These underwriting guidelines are intended to assess the applicant's ability to repay all amounts due under the contract, based upon a review of the information contained in the credit application, the credit bureau reports, and other consumer investigative reports, and the related financed motorcycle as collateral. Eaglemark Savings Bank uses custom credit scoring models, information from credit bureau reports and internally developed decision rules to help assess objectively an applicant's creditworthiness and to help Eaglemark Savings Bank quantify credit risk. The custom credit scoring models were developed, using a third-party provider, through statistical analysis of HDCC's consumer portfolio databases of contracts originated in recent years to identify key variables that predict an applicant's likelihood of repayment. Scoring models are used to differentiate credit applicants and to statistically segment credit risk into risk categories based on likelihood of repayment. Using credit scoring models does not eliminate credit risk. Eaglemark Savings Bank considers both negative factors such as past due credit, repossessions, loans charged off by other lenders and previous bankruptcy, and also positive factors such as favorable payment history. The credit decision process considers multiple factors, which may include credit information, employment and residence stability, application information, income, the ratio of the monthly contract payment to income, collateral characteristics, and the terms of the contract. Eaglemark Savings Bank makes its final credit decision based upon the perceived degree of credit risk, the obligor's ability to repay the loan, the collateral, and the amount of credit requested.

        The majority of credit applications are automatically evaluated and approved or rejected based on an automated decisioning process in order to expedite the review of applications and allow Eaglemark Savings Bank to make and communicate underwriting decisions to dealers faster and more efficiently. The automated decisioning process approves or rejects applications by applying the underwriting guidelines against data provided in the credit application, credit bureau reports, the servicer records, and consumer investigative reports using the custom credit scores and logic based on various combinations of credit factors that in Eaglemark Savings Bank's experience have been predictive factors in credit performance. This automated review process evaluates key application data elements, such as credit information, application information, income, the ratio of the monthly contract payment to income, loan and payment history with the servicer, if applicable, and credit score, and measures them against internally determined thresholds based on associated risk. Credit applications not approved or rejected in the automated decisioning process are assigned to a credit analyst for further evaluation. Failure to be approved by the automated decisioning model does not mean that a credit application does not meet Eaglemark Savings Bank's underwriting standards. Many high quality applications are evaluated and approved by a credit analyst although they were not approved by the automated decisioning process. In some cases, applications are automatically declined if the applicant fails to meet minimum standards established by Eaglemark Savings Bank, including a minimum FICO® score.

Applicants with a FICO® score below 510 are not eligible for automatic approval although underwriting management may approve lower FICO® scores as part of the manual underwriting process. Automatic approvals and rejections are considered final decisions; however, rejections may be reconsidered if, for example, contract terms are satisfactorily modified to mitigate risks, and approvals may also be reconsidered if, for example, there has been a change to the underlying collateral. Eaglemark Savings Bank and the seller conduct periodic tests of their automated review process against their underwriting guidelines and monitor results monthly against expectations.

        When an application is not automatically decisioned, it is forwarded to a credit analyst at Eaglemark Savings Bank for further review. A credit analyst's credit authority is generally delineated by the amount of the loan requested and the custom credit score of the applicant. Authority levels are based on the experience and capability of the credit analyst. The credit analyst will compare the data provided by the applicant to what is available through the applicant's credit report. For items that cannot be confirmed through the credit report or by other information sources, supplementary documents such as a paystub, a complete copy of an applicant's tax return in the case of self-employed individuals, W-2 forms, proof of residency and other due diligence documents determined by the credit analyst may be requested. When required under the credit guidelines, the credit analyst will verify the applicant's employment and other applicant data and make a credit decision based on the credit analyst's assessment of the strengths and weaknesses of the application. If the loan request exceeds a credit analyst's credit authority, the application will be forwarded to a credit analyst with the appropriate credit authority for a final decision. Eaglemark Savings Bank and the seller conduct quality assurance reviews of randomly selected contracts on a regular basis to ensure compliance with established underwriting guidelines, incorporating results into staff training and evaluations.

        The process for underwriting an application depends primarily on the credit quality of the applicant. Automated credit decisions are based on quantitative analysis. Manual credit decisions include qualitative analysis. Underwriting guidelines are comprised of numerous evaluation criteria, including the applicant's credit history, employment and residence stability, custom credit scores, the collateral characteristics, payment to income ratios and the terms of the contract and, in certain cases, the creditworthiness of a co-borrower or guarantor.

        A contract may have a term, not including deferral periods generally not exceeding three months, of up to 84 months, with certain contracts limited to 72 months due to the collateral type securing the contract, including motorcycles not manufactured by Harley-Davidson. The principal balance financed under a contract may include the total amount of a motorcycle's retail sales price plus the retail sales price of certain parts and accessories, MotorClothes® apparel and riding gear, sales tax and title and license fees, and first year premiums for motorcycle insurance, as well as premiums or fees for optional products such as credit life and accident and health insurance, gap insurance coverage, planned maintenance, debt cancellation, and extended service contracts. For purchases of new and used motorcycles, applicants are generally required to make a down payment of 10% to 20% against the sales price. An applicant who makes a larger down payment may be eligible to receive a reduced interest rate. A down payment of less than 10%, or in certain circumstances no down payment, may be permitted for certain qualified applicants and/or during special marketing promotions. The seller's financing options may result in a contract having an initial principal balance in excess of the manufacturer's suggested retail price ("MSRP") of the motorcycle. The maximum loan amount for each motorcycle is determined based upon the applicant's creditworthiness and ability to repay. The maximum available financing for new motorcycles generally ranges from 70% to 140% of the sum of MSRP plus 10% of MSRP in order to account for motorcycle customization. The maximum available financing for used motorcycles generally ranges from 70% to 140% of the NADA average retail value. For the seller's most qualified obligors, the maximum advance rate for both new and used motorcycle financing may be 150% in limited circumstances.

        The underwriting decision is communicated to the motorcycle dealer via a secure internet connection or facsimile and to the applicant by mail, specifying approval, denial or a need for additional information on the proposed contract. If the response requires stipulations to the approval, these are communicated to the motorcycle dealer and the applicant and become a condition of the approval. After approval, the motorcycle dealer will obtain the necessary documentation for funding review and verification, which may include the following:

  •
  a promissory note and security agreement;

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  proof that the applicant holds a valid driver's license;

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  proof of physical damage insurance;

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  a bill of sale; and

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  title paperwork,

and deliver such documentation, together with a signed credit application, to Eaglemark Savings Bank.

        Generally, the motorcycle dealer prepares the loan documentation using a proprietary system (DeallinkTM), which generates and delivers to Eaglemark Savings Bank an image of the prepared documentation. Alternatively, Eaglemark Savings Bank will receive by mail the appropriate documentation from the motorcycle dealer. Upon receipt, the loan documents are prepared and scanned for imaging. The scanned or auto-generated loan documents are then audited by a contract verifier for completeness and consistency with the credit application, providing final approval for funding of the contract once these requirements have been satisfied.

        The seller regularly makes a detailed analysis of its portfolio of contracts to evaluate the effectiveness of the underwriting guidelines. Eaglemark Savings Bank from time to time adjusts the underwriting guidelines to maintain the asset quality deemed acceptable to the seller, including if external economic factors, credit delinquencies or credit losses change. The primary adjustments over the past five years have been the implementation of payment-to-income ratio as a decision factor, implementation of a FICO® floor of 510, and loan-to-value ratio caps in 2008, credit policy changes in January 2009 (including increased down payment requirements, length of employment requirements, and additional income verification requirements for lower credit tiers), a new credit decision engine with additional credit characteristic capabilities implemented in March 2009, and new custom credit scoring models implemented in January 2010, as well as utilization of behavior scores as a decision factor for applicants with a separate loan currently or recently serviced by the servicer. In addition, other changes relate to guideline adjustments in response to changing economic conditions, such as adjusting loan-to-value ratios, contract rate changes and modifying down payment requirements.

Individual Motorcycle Insurance

        In general, the terms of each contract require that, for the term of the contract, the motorcycle securing such contract is to be covered by physical damage insurance naming Eaglemark Savings Bank or the seller (and their respective successors and assigns) as a loss payee; however, in accordance with Eaglemark Savings Bank's and the seller's normal policies, certain small balance contracts may not require verification of such insurance coverage. In the transfer and sale agreements, the seller will represent and warrant that the related obligor had obtained or agreed to obtain physical damage insurance covering the motorcycle. However, the servicer performs no subsequent verification of continued insurance coverage and the seller will not be obligated to make payments to an issuing entity for any loss as to which insurance has not been maintained. Furthermore, there can be no assurance that an insurance company will make payments in respect of an insurance policy when it is obligated to do so.

Servicing and Collections

        Pursuant to the sale and servicing agreement among the servicer, the issuing entity, the depositor and the indenture trustee, the servicer is responsible for administering, servicing, collecting and enforcing the contracts in accordance with its customary servicing practices. The servicer's specific servicing policies and practices may change over time. The servicer's customary servicing practices include, among others, responding to obligor inquiries, sending statements, completing account maintenance, and investigating and initiating contact with obligors during early to late stage delinquency, including first payment defaults.

        The servicer uses multiple technologies to provide customer service. For inbound calls from obligors, the servicer uses smart call routing to identify if the call is a collections or customer service call and to route that call to the appropriate department. The servicer also maintains an escalations group to handle non-routine calls. Obligors generally have the ability to initiate payments for their own accounts through a secure on-line environment. The servicer accepts and processes a wide range of customer payment methods including mail payments through a lockbox provider and payments through direct debit, the telephone or an internet website.

        The servicer's collection efforts include identifying the level of risk of a delinquent obligor using tools that include a custom behavior score, and prioritizing collection efforts based on that risk level. Delinquent obligors with a high level of risk may be contacted by the servicer's personnel (or third-party provider) using a predictive dialer as early as two days past due and may be contacted on a regular basis thereafter. Lower risk delinquent obligors may be contacted less frequently. The servicer's general approach is to attempt to establish a repayment plan with the obligor of a delinquent contract as opposed to repossessing the related motorcycle; however, the servicer takes a risk-based approach with respect to a specific obligor, which includes both quantitative and qualitative factors such as the obligor's responsiveness and ability to pay.

        The servicer makes reasonable efforts to collect on delinquent contracts and to keep contracts current. Repossession is based on analysis of risk factors and is utilized as the servicer deems appropriate to minimize loss; timing varies by circumstance. Self-help repossession is the method used by the servicer in most cases and usually is accomplished by using an independent contractor to take possession of the financed motorcycle. Some jurisdictions provide the obligor with reinstatement or redemption rights. Legal requirements, particularly in the event of bankruptcy, may restrict the servicer's ability to repossess or dispose of the repossessed motorcycle. Upon repossession and after any prescribed waiting period, the repossessed motorcycle is reconditioned, as deemed appropriate, then generally sold at an auction and the proceeds from the sale of the motorcycle at auction, and any other recoveries, are applied to the outstanding obligations under the contract, which may include fees and expenses relating to the repossession and disposition of the motorcycle. Liquidation proceeds from the sale of the repossessed motorcycle and other recoveries are usually not sufficient to cover the outstanding balance of the contract. The servicer pursues collection of deficiencies when it deems such action to be appropriate. See "Legal Aspects of the Contracts" in this prospectus.

        The servicer may, in its discretion and on a case-by-case basis subject to the terms of the sale and servicing agreement, extend or modify the terms of contracts in situations where the servicer believes such action is likely to maximize the amount collected. Extensions and payment deferrals are limited by the sale and servicing agreement and the servicer's customary servicing practices and are not granted to defer losses which the servicer deems are inevitable. See generally "Description of the Transfer and Servicing Agreements—Servicing" in this prospectus for a description of restrictions on contract modifications contained in the sale and servicing agreement.

        The servicer is responsible for all servicing functions for the contracts. As is customary in the servicing industry, the servicer engages vendors to perform certain of its servicing processes. The vendors providing those functions do not have discretion relating to activities that the servicer believes would materially affect the amounts realized or collected with respect to the contracts or the timing of receipt of such amounts, and the servicer retains ultimate responsibility for those functions under the sale and servicing agreement. The servicer believes these vendors could be readily replaced, if necessary.

        The servicer also furnishes monthly and annual statements to the indenture trustee with respect to distributions on securitization transactions. See generally "Description of the Transfer and Servicing Agreements" in this prospectus for a description of the sale and servicing agreement and the servicer's duties under the sale and servicing agreement.

Criteria for Selecting the Contracts

        The contracts will be selected from the seller's portfolio for inclusion in a pool of contracts using several criteria. The selection criteria require that each contract is secured by a new or used motorcycle. No selection procedures that the seller believes to be adverse to the noteholders will be used in selecting the contracts. All terms of the conditional sales contracts or promissory note and security agreements constituting the contracts that are material to you are described in this prospectus and in your prospectus supplement.

The Pre-Funding Arrangement

        To the extent provided in your prospectus supplement for a series of notes, the related transfer and servicing agreements or indenture may provide for a pre-funding arrangement which will be limited to a period not to exceed twelve months. Under the pre-funding arrangement, the depositor commits to purchase additional contracts from the seller and transfer such contracts to the issuing entity following the date on which the issuing entity is established and the related notes are issued. With respect to a series of notes, the pre-funding arrangement will require that any subsequent contracts transferred to the issuing entity conform to the requirements and conditions in the related transfer and servicing agreement. If a pre-funding arrangement is utilized in connection with the issuance of a series of notes, the depositor will establish an account, known as the pre-funding account, in the name of the indenture trustee for the benefit of the noteholders. Up to 50% of the proceeds received from the sale of the notes will be deposited into the pre-funding account on the related closing date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent contracts from the depositor. Upon each conveyance of subsequent contracts to an issuing entity, an amount equal to the purchase price paid by the depositor to the seller for the subsequent contracts will be released from the pre-funding account and paid to the depositor. If funds remain in the pre-funding account at the end of the funding period, those funds will be applied to prepay the notes in the manner set forth in your prospectus supplement. Amounts held from time to time in the pre-funding account may be invested at the direction of the servicer in investments meeting the requirements of the applicable sale and servicing agreement.

        The utilization of a pre-funding arrangement for a series of notes is intended to improve the efficiency of the issuance of the notes and the sale of the contracts to the issuing entity through the incremental delivery of the applicable contracts on the closing date and during a specified period following the closing date for that series of notes. Pre-funding arrangements allow for the issuance of a larger principal amount of notes than would be the case without a pre-funding arrangement.

        You should be aware that the subsequent contracts may be originated using credit criteria different from the criteria applied to the contracts disclosed in your prospectus supplement and may be of a different credit quality and seasoning. The credit quality of the subsequent contracts may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of contracts. The portfolio of initial contracts may also be subject to greater seasoning than the subsequent contracts due to the length of time elapsed from the dates of origination of those contracts and the sale of those contracts to an issuing entity. Accordingly, less historical performance information may be available with respect to the subsequent contracts. Moreover, following the transfer of subsequent contracts to an issuing entity, the characteristics of the entire pool of contracts included in issuing entity may vary from those of the contracts initially transferred to an issuing entity.

The Depositor

        The depositor is Harley-Davidson Customer Funding Corp., a Nevada corporation and wholly-owned special-purpose finance subsidiary of HDCC. All of the officers and directors of the depositor are also employed by HDCC or HDFS, except that at least two directors of the depositor will at all times be independent of HDCC, HDFS and Harley-Davidson. The depositor's business is limited to, among other things:

  •
  purchasing the contracts and related property (and other similar retail motorcycle installment conditional sales contracts and similar promissory note and security agreements) from the seller;

  •
  acting as the beneficial owner of the issuing entity and other similar trusts; and

  •
  performing its obligations under the transfer and servicing agreements to which it is a party (as well as similar agreements entered into in connection with the formation of similar trusts).

The Trusts

        The depositor will establish a separate issuing entity for each offering of notes. The depositor will establish an issuing entity pursuant to a trust agreement for the transactions described in this prospectus. The issuing entity will be a statutory trust or a common law trust. The issuing entity may issue one or more classes of notes, representing debt of the issuing entity, and a certificate representing beneficial ownership interests in the issuing entity.

        On or before the date of the initial issuance of any notes by the issuing entity, the seller will sell the pool of contracts and the related property to the depositor pursuant to a transfer and sale agreement and the depositor will transfer the pool of contracts and the related property to the issuing entity in exchange for the proceeds of the notes issued by the issuing entity pursuant to a sale and servicing agreement.

        To the extent provided in your prospectus supplement, the depositor may convey additional contracts to the issuing entity after the closing date as frequently as daily during the pre-funding period specified in your prospectus supplement. The issuing entity will purchase any contracts subsequently added to the issuing entity with amounts on deposit in a pre-funding account. Any subsequent contracts will be required to conform to the requirements described in your prospectus supplement. Any subsequent contracts will also be assets of the issuing entity. Any funds remaining on deposit in a pre-funding account at the end of the pre-funding period will be used to prepay principal of the notes as specified in your prospectus supplement.

        The property of the issuing entity, as further specified in your prospectus supplement, will consist of:

  •
  the contracts and the right to receive all scheduled payments and prepayments received on the contracts after the applicable cutoff date;

  •
  amounts that may be held in separate trust accounts maintained by the owner trustee or the indenture trustee, including any reserve fund, pre-funding account, and interest reserve account;

  •
  security interests in the financed motorcycles securing the contracts and any related property;

  •
  rights with respect to any repossessed financed motorcycles;

  •
  the rights to proceeds from claims on theft, physical damage, credit life and disability insurance policies and debt cancellation agreements covering the financed motorcycles or the obligors;

  •
  certain rebates of premiums and other amounts relating to insurance policies, extended service contracts or other repair agreements and other items financed under the contracts;

  •
  the depositor's rights against the seller under the transfer and sale agreement pursuant to which the seller sold the pool of contracts to the depositor;

  •
  the right to receive payments from the depositor in the event the depositor (and concurrently the seller) is obligated to repurchase contracts which do not meet specified representations and warranties made by the depositor in the sale and servicing agreement or by the seller in the transfer and sale agreement;

  •
  the issuing entity's rights against the servicer under the sale and servicing agreement;

  •
  credit or cash flow enhancement for the notes specified in the prospectus supplement; and

  •
  all proceeds of the foregoing.

        The property of the issuing entity may also include a derivative arrangement for any series or any class of notes. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, or an interest rate cap, floor, swap or other protection agreement. See "Information Regarding the Notes—Credit and Cash Flow Enhancement" in this prospectus.

        The issuing entity will pledge its assets to the indenture trustee for the benefit of the noteholders to secure its obligations under the notes.

        No issuing entity will engage in any business activity other than:

  •
  issuing notes and/or ownership interests in the issuing entity;

  •
  purchasing contracts, security interests in the related financed motorcycles and related property;

  •
  holding and dealing with assets of the issuing entity;

  •
  making payments on the notes it issued;

  •
  entering into and performing the duties, responsibilities and functions required under the sale and servicing agreement, the indenture and related documents; and

  •
  matters incidental to the foregoing.

        The assets of the issuing entity will be separate from the assets of all other trusts created by the depositor. Accordingly, the assets of one issuing entity will not be available to make payments on the notes issued by any other issuing entity.

Use of Proceeds

        The issuing entity will use the net proceeds received from the sale of the notes (i) to purchase the initial contracts and related assets from the depositor, and (ii) to make required deposits, if applicable, into the pre-funding account and any other trust account. The depositor will use the net proceeds from the issuing entity's purchase of the initial contracts, as well as subsequent contracts, if any, for the purchase of the initial contracts and any subsequent contracts from the seller. The seller will use the net proceeds from the depositor's purchase of the initial contracts, as well as subsequent contracts, if any, to fund a new portfolio of conditional sales contracts and promissory note and security agreements and for general corporate purposes, which may include the repayment of indebtedness.

 The Owner Trustee and the Indenture Trustee

        Your prospectus supplement will specify the owner trustee for the issuing entity and the indenture trustee under the indenture. The owner trustee's or the indenture trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations set forth in the related trust agreement, sale and servicing agreement or indenture. The owner trustee of the issuing entity may resign at any time, in which event the administrator, on the issuing entity's behalf, will be obligated to appoint a successor. The indenture trustee under an indenture may resign at any time, in which event the issuing entity or the administrator, on the issuing entity's behalf, will be obligated to appoint a successor. An owner trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related trust agreement may be removed by the administrator. An indenture trustee that becomes insolvent or otherwise ceases to be eligible to continue in its capacity under the indenture may be removed by the issuing entity or the administrator, on the issuing entity's behalf. In those circumstances, the issuing entity or the administrator, on the issuing entity's behalf, will be obligated to appoint a successor. Any resignation or removal of an owner trustee or indenture trustee will not become effective until acceptance of the appointment of a successor owner trustee or indenture trustee. Any fees and expenses relating to the removal or replacement of an owner trustee or indenture trustee will be paid by the administrator and will not be paid from collections or other amounts received in respect of the contracts.

        In addition, the holders of more than 50% of the aggregate outstanding principal amount of the notes or the class or classes of the notes described in your prospectus supplement may remove the indenture trustee without cause and may appoint a successor indenture trustee. If the issuing entity issues a class of notes that is subordinated to one or more other classes of notes and an event of default occurs under the indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as indenture trustee for one or more of the classes of notes. In any such case, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes.

        Each of the owner trustee and the indenture trustee and any of their respective affiliates may hold notes in its own name or as a pledgee. For the purpose of meeting the legal requirements of some jurisdictions, the administrator and the owner trustee will have the power to appoint co-trustees or separate trustees of all or any part of the issuing entity.

        You will find the addresses of the principal offices of the issuing entity, the owner trustee and the indenture trustee in your prospectus supplement.

Description of the Trust Agreement

        The following summary describes material terms of the trust agreement pursuant to which the related issuing entity of a series will be created and a certificate will be issued. A form of the trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The provisions of any trust agreement may differ from those described in this prospectus and, if so, will be described in the accompanying prospectus supplement. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to all the provisions of the trust agreement.

Authority and Duties of the Owner Trustee

        The owner trustee for each issuing entity will administer the issuing entity in the interest of the certificateholder, subject to the lien of the related indenture, in accordance with the trust agreement and the other transaction documents applicable to that series. In addition, the owner trustee for each issuing entity will cooperate with the administrator in carrying out the administrator's obligation to qualify and preserve the issuing entity's qualification to do business in each jurisdiction, if any, in which such qualification is or shall be necessary to protect the validity and enforceability of the indenture, the notes, the contracts and any other instrument and agreement included in the trust estate. The owner trustee may rely on advice of counsel with respect to such obligation.

        The owner trustee will not be required to perform any of the obligations of the issuing entity under the related trust agreement or the other related transaction documents that are required to be performed by the administrator under the administration agreement. In addition, the owner trustee will have no liability or obligation to perform the obligations of the issuing entity under the related transaction documents other than as set forth in the related trust agreement.

        The owner trustee for each issuing entity will not manage, control, use, sell, dispose of or otherwise deal with any part of the related issuing entity property except in accordance with (i) the powers granted to and the authority conferred upon that owner trustee pursuant to the related trust agreement, (ii) the other related transaction documents to which the issuing entity or the owner trustee is a party, and (iii) any document or instruction delivered to that owner trustee pursuant to the related trust agreement.

Restrictions on Actions by the Owner Trustee

        The owner trustee will not take any of the following actions:

  •
  the initiation of any claim or lawsuit by the trust (except claims or lawsuits brought in connection with the collection of the contracts) and the compromise of any action, claim or lawsuit brought by or against the trust (except with respect to the claims or lawsuits for collection of the contracts);

  •
  the election by the trust to file an amendment to the certificate of trust (unless such amendment is required to be filed under the Delaware Statutory Trust Act);

  •
  the amendment of the indenture by a supplemental indenture in circumstances where the consent of any noteholder or swap counterparty is required;

  •
  the amendment of the indenture by a supplemental indenture in circumstances where the consent of any noteholder or swap counterparty is not required and such amendment materially and adversely affects the interest of the certificateholder;

  •
  the amendment, change or modification of the administration agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially and adversely affect the interests of the certificateholder; or

  •
  the appointment pursuant to the indenture of a successor note registrar or indenture trustee or pursuant to the trust agreement of a successor certificate registrar, or the consent to the assignment by the note registrar, indenture trustee or certificate registrar of its obligations under the indenture or the trust agreement, as applicable;

unless, (i) the owner trustee gives to the certificateholder at least 30 days notice in writing of the proposed action and the certificateholder does not respond in writing during the 30-day period to withhold its consent or give alternative direction, and (ii) if any notes are outstanding, the indenture trustee consents to such action.

        In addition, the owner trustee, for the benefit of the certificateholder, will establish and maintain (or will cause to be established and maintained) in the name of the trust an eligible account (the "certificate distribution account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the certificateholder. The trust will possess all right, title and interest in funds on deposit from time to time in the certificate distribution account and in the proceeds thereof. The certificate distribution account will be under the sole dominion and control of the owner trustee for the benefit of the certificateholder.

        The owner trustee will not have the power, except upon the direction of the certificateholder, to

  •
  remove the administrator pursuant to administration agreement;

  •
  appoint a successor administrator pursuant to the administration agreement;

  •
  except as expressly provided in the transaction documents, sell the contracts or other trust assets after the termination of the indenture;

  •
  initiate any claim, suit or proceeding by the trust or compromise any claim, suit or proceeding brought by or against the trust;

  •
  authorize the merger or consolidation of the trust with or into any other statutory trust or entity (other than in accordance with the indenture); or

  •
  amend the certificate of trust.

The owner trustee will take the actions referred to above only upon written instructions signed by the certificateholder.

        The owner trustee will not have the power to commence a voluntary proceeding in a bankruptcy relating to the trust without the prior approval of the certificateholder and receipt from the certificateholder of a certificate certifying that the certificateholder reasonably believes that the trust is insolvent.

Restrictions on Certificateholder's Powers

        The certificateholder will not direct the owner trustee, and the owner trustee will not be obligated to follow any direction from the certificateholder, to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the trust or the owner trustee under the trust agreement or any of the related transaction documents or would be contrary to the purpose of the trust as set forth in the trust agreement.

Termination

        The trust agreement and the trust will terminate and be of no further force or effect upon the earlier of:

  •
  the maturity or other liquidation of the last contract and the disposition of any amounts received upon liquidation of any property remaining in the trust; and

  •
  final distribution by the owner trustee of all moneys or other property or proceeds of the trust estate in accordance with the terms of the indenture, the sale and servicing agreement and the trust agreement.

        The bankruptcy, liquidation, dissolution, death or incapacity of any certificateholder will not:

  •
  operate to terminate the trust agreement or the trust;

  •
  entitle such certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the trust or trust estate; or

  •
  otherwise affect the rights, obligations and liabilities of the parties to the trust agreement.

Supplements and Amendments

        The trust agreement may be amended by the depositor and the owner trustee, without the consent of any of the noteholders, any swap counterparty or the certificateholder, to cure any ambiguity, to correct or supplement any provisions in the trust agreement or to add any other provisions with respect to matters or questions arising under the trust agreement that will not be inconsistent with the provisions of the trust agreement; provided, however, that any such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholder, any swap counterparty or the certificateholder.

        The trust agreement may also be amended from time to time by the depositor and the owner trustee, with the consent of the certificateholder or, if there are multiple certificateholders, certificateholders evidencing not less than a majority of the certificate interests, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement, or of modifying in any manner the rights of the noteholders, any swap counterparty or the certificateholder. No such amendment will increase or reduce in any manner the amount of, or accelerate or delay the timing of:

  •
  collections of payments on contracts or distributions that shall be required to be made for the benefit of the noteholders, any swap counterparty or the certificateholder; or

  •
  eliminate the certificateholder's consent or reduce the percentage of the outstanding amount of the certificates required to consent to any such amendment (as set forth in the trust agreement), without the consent of the holders of all outstanding notes and certificates affected thereby.

        Prior to the execution of any such amendment or consent, the depositor will furnish written notification of the substance of such amendment or consent, together with a copy thereof, to the indenture trustee, the administrator and each rating agency hired by the sponsor to provide a rating of the related notes.

        Promptly after the execution of any amendment to the certificate of trust, the owner trustee will file, or cause the filing of, such amendment with the appropriate secretary of state.

        Prior to the execution of any amendment to the trust agreement or the certificate of trust, the owner trustee will be entitled to receive and rely upon an opinion of counsel stating that the execution of such amendment is authorized or permitted by the trust agreement. The owner trustee may, but will not be obligated to, enter into any amendment that affects the owner trustee's own rights, duties or immunities under the trust agreement or otherwise.

Delinquencies and Net Losses

        Certain information concerning HDCC's experience relating to delinquencies and net losses with respect to its portfolio of contracts relating to the retail purchase of new and used motorcycles will be set forth in your prospectus supplement. There can be no assurance that the delinquency and net loss experience on the pool of contracts included in any issuing entity will be comparable to prior experience.

Weighted Average Lives of the Notes

        The weighted average lives of the notes of the issuing entity will be influenced by the weighted average lives of the contracts held by the issuing entity. The weighted average lives of the contracts will be a function of the rate at which the principal balances of the contracts are paid. The term "weighted average life" means the average amount of time during which each dollar of principal of a note or a contract is outstanding.

        All of the contracts will be prepayable at any time without penalty to the obligor. If full or partial prepayments are received on the contracts, the actual weighted average lives of the contracts will be shorter than the scheduled weighted average lives of the contracts set forth in your prospectus supplement. Prepayments include optional prepayments by obligors, liquidations due to default, and partial prepayments from rebates of extended warranties and insurance premiums, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and debt cancellation agreements. Prepayment rates are influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed motorcycle securing a contract without obtaining the certificate of title from the servicer, which would require the prepayment of the contract. We cannot predict the rate of prepayment on the contracts in either stable or changing interest rate environments.

        The weighted average lives of the notes will also be impacted to the extent that the depositor or the seller is obligated to repurchase contracts from the issuing entity as a result of breaches of particular representations and warranties relating to the contracts. See "Description of the Transfer and Servicing Agreements—Sale and Assignment of Contracts by Seller" and "—Transfer of Contracts by Depositor" in this prospectus. The weighted average lives of the notes will also be impacted to the extent the servicer is obligated to purchase contracts from the issuing entity as a result of a breach of its servicing obligations relating to the contracts. See "Description of the Transfer and Servicing Agreements—Servicing" in this prospectus. In addition, early retirement of the notes may be effected by the exercise of the option of the servicer to purchase all of the contracts remaining in the issuing entity when the aggregate outstanding principal balance of the contracts is less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts as of the initial cutoff date and (ii) the aggregate outstanding principal balance of subsequent contracts, if any, as of their related subsequent cutoff dates. You will bear all of the reinvestment risk resulting from the rate of prepayments of the contracts.

        Your prospectus supplement may set forth additional information regarding the maturity and prepayment considerations applicable to your pool of contracts and your notes.

Factors and Trading Information

        The "note factor" for any class of notes issued by the issuing entity will be a seven-digit decimal indicating the principal amount of that class of notes on the payment date as a fraction of the respective principal amount of that class as of the closing date. The servicer will compute the note factor each month. Each factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of the related class of notes. The portion of the principal amount of any class of notes for a given month allocable to a noteholder can be determined by multiplying the original denomination of the holder's note by the related note factor for that month.

        You will receive monthly reports concerning the payments received on the contracts, the aggregate principal balance of the contracts, the related note factors and various other items of information pertaining to the issuing entity. Furthermore, the owner trustee or the indenture trustee will furnish you with information for tax reporting purposes not later than on the latest date permitted by law. See "Description of the Transfer and Servicing Agreements—Servicing—Statements to Noteholders" in this prospectus. While the notes of your class are held in a book-entry only system, those reports will be provided indirectly through the securities depository. See "Information Regarding the Notes—Book-Entry Registration" in this prospectus.

 Description of the Notes and Indenture

General

        The issuance of each series of notes will be under an indenture, a form of which was filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part. In addition, a copy of the indenture for a series of notes will be filed with the Securities and Exchange Commission following the issuance of each series of notes. This summary describes the material terms of each indenture and the notes. This summary is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture and the notes.

        The notes will be issued in fully registered form only and will represent the obligations of a separate issuing entity. Notes will be available for purchase by you in the denominations specified in your prospectus supplement.

        Your prospectus supplement will provide additional information specific to your notes.

Payments

        Your prospectus supplement will describe, as to your class of notes:

  •
  the timing and priority of payments of principal and interest;

  •
  the amount and method of determining payments of principal and interest;

  •
  the priority of the application of the issuing entity's available funds to its expenses and payments on its notes; and

  •
  the interest rates or the formula for calculating the interest rates.

        Your rights to receive payments may be senior or subordinate to the rights of holders of other classes of notes. Furthermore, each class of notes may have a different interest rate, which may be a fixed interest rate, a floating interest rate, or a combination of fixed and floating interest rates. See "Information Regarding the Notes—Interest Rate" in this prospectus.

        Payments of principal and interest on any class of notes will be made on a pro rata basis among all noteholders of that class. If the amount of funds available to make a payment on a class of notes is less than the required payment, the noteholders of that class of notes will receive their pro rata share of the amount available for that class.

Alternative Payment Characteristics

        One or more classes of notes may be payable on an interest only or principal only basis. In addition, the notes may include two or more classes that differ as to timing, sequential order, priority of payment, interest rate or amount of payments of principal or interest or both. Payments of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated assets of the issuing entity. A series may include one or more classes of notes as to which accrued interest will not be distributed, but rather will be added to the principal or notional balance of the notes on each payment date.

        Additionally, the issuing entity may issue one or more classes of notes having particular maturity dates and at the same time the issuing entity may issue variable funding notes which relate to those particular maturity dates. These notes may have a balance that may decrease based on the amortization of contracts or increase based on principal collections used to purchase additional contracts.

Optional Purchase of Contracts and Redemption of Notes

        At its option, the servicer may purchase all of the contracts owned by the issuing entity on any payment date following the date on which the aggregate outstanding principal balance of the contracts is less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts as of the initial cutoff date and (ii) the aggregate outstanding principal balance of subsequent contracts, if any, as of their related subsequent cutoff dates. The purchase price to be paid in connection with the purchase shall be at least equal to the sum of:

  •
  the unpaid principal amount of the notes as of that payment date;

  •
  accrued but unpaid interest on the notes to that payment date;

  •
  amounts due to the swap counterparty, if any, including termination payments;

  •
  unreimbursed servicer advances;

  •
  accrued but unpaid fees to the owner trustee and the indenture trustee; and

  •
  accrued but unpaid servicer fees.

If the servicer purchases the contracts, the related notes will be repaid in full on the payment date on which the purchase occurs. In no event will you or the issuing entity be subject to any liability to the servicer as a result of or arising out of the servicer's optional purchase of the contracts.

Voting Rights

        Your prospectus supplement may specify certain circumstances under which the consent, approval, direction or request of the holders of a specified percentage of the outstanding principal amount of the notes or certain classes of notes must be obtained, given or made, or under which such holders are permitted to take an action or give a notice. Your prospectus supplement may further specify that one class of notes will control the voting with respect to all classes of notes.

The Indenture

  Modification of Indenture Without Noteholder Consent

        The issuing entity and the indenture trustee may, without your consent, enter into one or more supplemental indentures for any of the following purposes:

  •
  to correct or amplify the description of any property at any time subject to the lien of the indenture, or to better assure, convey, and confirm to the indenture trustee any property subject to or required to be subjected to the lien created by the indenture, or to subject additional property to the lien created by the indenture;

  •
  to evidence the succession of another person to the issuing entity and the assumption by any such successor of the covenants of the issuing entity in the indenture and in the notes;

  •
  to add to the covenants of the issuing entity or to surrender any right or power conferred upon the issuing entity in the indenture;

  •
  to convey, transfer, assign, mortgage or pledge any property to the indenture trustee;

  •
  to cure any ambiguity, to correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture and the other transaction documents, this prospectus or your prospectus supplement, or to add any other provision with respect to matters or questions arising under the indenture and the other transaction documents, this prospectus or your prospectus supplement; provided that such action shall not adversely affect the interests of the noteholders;

  •
  to evidence and provide for the acceptance of the appointment by a successor indenture trustee and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts by more than one indenture trustee; or

  •
  to modify, eliminate or add to the provisions in the indenture to the extent necessary to qualify the indenture under the Trust Indenture Act of 1939 or under any similar federal statute enacted after the execution of the indenture and to add to the indenture such other provisions as may be required by the Trust Indenture Act of 1939.

        In addition, if the indenture trustee receives an opinion of counsel that a modification will not have a material adverse effect on the noteholders, the issuing entity and the indenture trustee may, without your consent, enter into one or more supplemental indentures to, among other things, add, modify or eliminate any provisions of the indenture or modify your rights as a noteholder.

  Modification of Indenture With Noteholder Consent

        With the consent of the holders of more than 50% (or such higher percentage as specified in your prospectus supplement) of the outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement, the issuing entity and the indenture trustee may modify the indenture and your rights under it.

        Without the consent of the holder of each outstanding note affected, however, no modification may:

  •
  reduce the principal amount or interest rate or change the due date of any payment;

  •
  modify the manner of application of collections in respect of the contracts to payment on the notes;

  •
  impair your right to sue to enforce payment provisions of the indenture;

  •
  reduce the percentage of the aggregate outstanding principal amount of the notes required to amend certain sections of the indenture or grant certain waivers under the indenture;

  •
  permit the creation of any lien on collateral under the indenture ranking prior to or on a parity with the lien of the indenture;

  •
  permit the inclusion of notes owned by the issuing entity, the depositor, the sponsor or their affiliates in determining notes outstanding for voting purposes;

  •
  reduce the percentage of the aggregate outstanding principal amount of the notes needed to sell or liquidate the assets of the issuing entity if the proceeds of sale will be insufficient to pay the notes in full; or

  •
  modify the provisions of the indenture relating to these types of indenture modifications without the consent of all noteholders.

  Events of Default; Rights Upon Event of Default

        Events of default under each indenture will consist of:

  •
  a default for five days or more in the payment of interest due on the class or classes of notes described in your prospectus supplement;

  •
  failure to pay the unpaid principal amount of any class of notes when due and payable;

  •
  a default in the observance or performance of any covenant or agreement of the issuing entity made in the indenture (other than those specifically addressed above), which default has a material adverse effect on the noteholders and continues for 30 days after written notice thereof is given to the issuing entity by the indenture trustee or by holders of at least 25% of the aggregate outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement;

  •
  any representation or warranty made by the issuing entity in the indenture or in any certificate or other writing delivered pursuant thereto was incorrect in any material respect as of the time made, and continues to be incorrect for a period of 30 days after notice thereof is given to the issuing entity by the indenture trustee or by holders of at least 25% of the aggregate outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement; or

  •
  certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

        If an event of default should occur and be continuing with respect to the notes of a series, other than an event of default caused by an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the indenture trustee or the holders of more than 50% of the aggregate outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement may declare the principal amount of the notes to be immediately due and payable. If an event of default caused by an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity should occur and be continuing with respect to the notes of a series, the principal amount of the notes will, subject to applicable law, become immediately due and payable. The declaration above may be rescinded by the holders of more than 50% of the aggregate outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement if:

  •
  the issuing entity has made all payments of principal and interest then due on the notes (assuming the notes had not been accelerated); and

  •
  the issuing entity has paid all amounts then owing to the indenture trustee.

        If the notes of a series have been declared to be due and payable following an event of default, the indenture trustee may:

  •
  institute proceedings to collect amounts due or foreclose on the issuing entity's assets;

  •
  exercise other remedies as a secured party; and

  •
  sell the issuing entity's assets, or elect to have the issuing entity maintain possession of the trust assets.

        The indenture trustee, however, may not sell or otherwise liquidate the trust assets following an event of default, unless:

  •
  the holders of all the outstanding notes consent to the sale;

  •
  the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest on all the outstanding notes and all payments due in respect of any interest rate swap agreement at the date of the sale; or

  •
  there has been an event of default for failure to pay principal or interest on the notes and the indenture trustee determines that the trust assets would not be sufficient on an ongoing basis to make all payments on the notes and all payments due to the swap counterparty under any interest rate swap agreement as the payments would have become due if the obligations had not been declared due and payable and the indenture trustee provides written notice to the rating agencies hired by the sponsor to rate the notes and obtains the consent of the holders of more than 50% of the aggregate outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement.

Following a declaration upon an event of default that the notes are immediately due and payable, the application of any proceeds of any sale of the trust assets will be in the order of priority described in your prospectus supplement for your class of notes.

        If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it may incur in complying with that request. Subject to the preceding sentence, holders of more than 50% of the aggregate outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. Additionally, holders of more than 50% of the aggregate outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

        No holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

  •
  the holder previously has given to the indenture trustee written notice of a continuing event of default;

  •
  the holders of not less than 25% in principal amount of the outstanding notes or the class or classes of notes described in your prospectus supplement make written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

  •
  the holder or holders offer the indenture trustee reasonable indemnity;

  •
  the indenture trustee has, for 60 days after its receipt of such notice, request and offer of indemnity, failed to institute a proceeding; and

  •
  no direction inconsistent with that written request has been given to the indenture trustee during the 60-day period by the holders of more than 50% of the aggregate outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement.

        Notwithstanding the foregoing, noteholders will have the absolute and unconditional right to receive payment of principal of and interest on a note and to institute suit for the enforcement of such payment, which right will not be impaired without the individual noteholder's consent.

        In addition, the indenture trustee and noteholders, by accepting the notes, will covenant that they will not at any time institute or join in any institution against the depositor or the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

        Neither the owner trustee, the holder of any certificate, the seller, the depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the notes or for any agreement or covenant of the issuing entity contained in the indenture.

  Covenants

        Each indenture will provide that the issuing entity may not consolidate with or merge into any other entity, unless:

  •
  the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

  •
  the entity expressly assumes the issuing entity's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the issuing entity under the indenture;

  •
  no event of default shall have occurred and be continuing immediately after the merger or consolidation;

  •
  the rating agencies hired by the sponsor to rate the notes have not, after receipt of prior notice of the proposed merger or consolidation, issued any written notice to the effect that such action will result in the qualification, reduction or withdrawal of the ratings on the notes;

  •
  the indenture trustee has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any noteholder;

  •
  any action as is necessary to maintain the lien and security interest of the indenture trustee has been taken; and

  •
  the issuing entity or the person, if other than the issuing entity, formed by or surviving the consolidation or merger has a net worth, immediately after the consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the issuing entity immediately prior to giving effect to the consolidation or merger.

        Each indenture will provide that the issuing entity will not, among other things:

  •
  except as expressly permitted by the indenture or the related trust agreement or sale and servicing agreement, transfer any of the assets of the issuing entity;

  •
  claim any credit on, or make any deduction from, the principal or interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust assets;

  •
  dissolve or liquidate in whole or in part;

  •
  permit the validity or effectiveness of the indenture to be impaired or permit the release of any person from any covenants or obligations relating to the notes under the indenture, except as expressly permitted in the indenture; or

  •
  except as expressly permitted in the indenture, permit any lien or claim to burden any assets of the issuing entity.

        Each indenture will provide that the issuing entity may engage in only those activities specified above under "The Trusts". The issuing entity will be prohibited from incurring, assuming or guaranteeing any indebtedness other than indebtedness incurred under the notes and the indenture or otherwise in accordance with the indenture or the related trust agreement and sale and servicing agreement.

  Annual Compliance Statement

        Each issuing entity will be required to file annually with the applicable indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

  Indenture Trustee's Annual Report

        Each indenture trustee will be required to mail each year to all noteholders of the related series a brief report relating to:

  •
  its eligibility and qualification to continue as indenture trustee under the indenture;

  •
  amounts, if any, advanced by it under the indenture;

  •
  the amount, interest rate and maturity date of certain indebtedness owing by the issuing entity to the indenture trustee in its individual capacity;

  •
  the property and funds physically held by the indenture trustee; and

  •
  any action taken by it that materially affects the notes and that has not been previously reported.

  Satisfaction and Discharge of Indenture

        The discharge of an indenture will occur with respect to the assets securing the notes of a series upon the delivery to the indenture trustee for cancellation of all the notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes and payment of all amounts and obligations, if any, that the issuing entity owes to the noteholders or indenture trustee on behalf of the noteholders.

  Trust Accounts

        Under each indenture, the servicer will establish and maintain segregated bank accounts for the issuing entity in the name of the indenture trustee with a "qualified institution". These accounts will include, among others, a "collection account" and a "distribution account". The trust accounts may, as described in your prospectus supplement for your notes, also include a cash collateral or reserve fund account as credit enhancement and a pre-funding account for acquisition of additional contracts.

        "Qualified institution" means the corporate trust department of the indenture trustee or any other depository institution or trust company:

  •
  organized under the laws of the United States or any state thereof or the District of Columbia;

  •
  the deposits of which are insured by the Federal Deposit Insurance Corporation; and

  •
  which has, or whose parent corporation has, the minimum short-term or long-term debt ratings set forth in the related sale and servicing agreement.

        The indenture trustee will invest funds in the trust accounts at the direction of the servicer. All investments will be generally limited to investments meeting the eligibility requirements under the applicable sale and servicing agreement that will mature not later than the business day preceding the applicable payment date. If funds on deposit in a cash collateral or reserve fund account are invested in investments that mature later than the payment date, the amount of cash available in the cash collateral or reserve fund account may be less than the amount required to be withdrawn from that trust account to cover shortfalls in collections on the contracts and a temporary shortfall in the amounts paid to the noteholders may result. Investment earnings on funds deposited in the trust accounts will be paid to the person described in your prospectus supplement.

        See "Description of the Transfer and Servicing Agreements" in this prospectus for summaries of the material terms of the transfer and sale agreements, sale and servicing agreements and administration agreements.

 Information Regarding the Notes

Interest Rate

        A class of notes may bear interest at a fixed rate per annum, at a floating interest rate, or at a combination of fixed and floating interest rates as more fully described below and in your prospectus supplement.

        Fixed Rate Notes.    Each class (or tranche) of fixed rate notes will bear interest at the applicable per annum interest rate or pass through rate specified in your prospectus supplement. Interest on each class of fixed rate notes will be computed on the basis of a 360-day year consisting of twelve 30-day months or on such other day count basis as is specified in your prospectus supplement.

        Floating Rate Notes.    Each class (or tranche) of floating rate notes will bear interest during each applicable interest period at a rate per annum determined by reference to a base rate, plus or minus a specified spread, if any, or multiplied by the spread multiplier, if any, as specified in your prospectus supplement. The "spread" is a percentage to be added to or subtracted from the base rate. The "spread multiplier" is a percentage by which the base rate will be multiplied to determine the applicable interest rate. Your prospectus supplement will designate one of the following base rates as applicable to a floating rate note:

  •
  London interbank offered rate;

  •
  commercial paper rates;

  •
  Treasury rate;

  •
  federal funds rate; or

  •
  negotiable certificates of deposit rate.

        Your prospectus supplement will specify whether the interest rate will be reset daily, weekly, monthly, quarterly, semiannually, annually or some other specified period and the dates on which that interest rate will be reset. If the reset date does not fall on a business day, then the reset date will be postponed to the next succeeding business day; except that with respect to notes having a base rate based on the London interbank offered rate, if the reset date falls in the next succeeding calendar month, then the reset date will be the immediately preceding business day.

        Interest on each class of floating rate notes will accrue on an Actual/360 basis, an Actual/Actual basis, or a 30/360 basis. For floating rate notes calculated on an Actual/360 basis or an Actual/Actual basis, accrued interest for each interest period will be calculated by multiplying:

  •
  the face amount of that floating rate note;

  •
  the applicable interest rate; and

  •
  the actual number of days in the related interest period;

and dividing the resulting product by 360 or the actual number of days in the related year, as applicable.

        For floating rate notes calculated on a 30/360 basis, accrued interest for an interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in any month during that interest period.

        Floating rate notes may also have either or both of the following:

  •
  a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and

  •
  a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

        The applicable interest rate will not exceed the maximum rate permitted by applicable law.

        If the issuing entity issues floating rate notes, the indenture trustee will calculate interest rates on each class of floating rate notes. All determinations of interest by the indenture trustee shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate notes of a given class. All percentages resulting from any calculation of interest rates on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards, and all dollar amounts used in or resulting from that calculation on floating rate notes will be rounded to the nearest cent.

        If the issuing entity issues floating rate notes, it may enter into interest rate swaps or interest rate caps with counterparties to hedge the potential mismatch between the fixed interest rates on the receivables and the floating interest rates on the floating rate notes. The material terms of these arrangements and information about the counterparties will be described in your prospectus supplement.

Credit and Cash Flow Enhancement

        The amounts and types of credit and cash flow enhancement arrangements and the applicable provider, if any, will be set forth in your prospectus supplement. This credit or cash flow enhancement may be in one or more of the following forms:

  •
  subordination of one or more classes of notes;

  •
  excess cash flow, which is generally interest collections on the contracts in excess of the amounts required to be paid on the notes and other required payments;

  •
  reserve fund;

  •
  overcollateralization;

  •
  letter of credit;

  •
  credit or liquidity facility;

  •
  financial guaranty insurance policy;

  •
  surety bond;

  •
  guaranteed investment contract;

  •
  repurchase obligation;

  •
  yield supplement agreement or account;

  •
  swap or other interest rate protection agreement; or

  •
  cash deposit.

        Credit and cash flow enhancement is intended to enhance the likelihood that you will receive the full amount of principal and interest due on your notes and to decrease the likelihood that you will experience losses. The enhancement for a class or series of notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal of and interest on those notes. If losses occur which exceed the amount covered by any credit or cash flow enhancement or which are not covered by any credit or cash flow enhancement, you will bear your allocable share of deficiencies, as described in your prospectus supplement. In addition, if a form of enhancement covers more than one class or series of notes, you will be subject to the risk that the enhancement will be exhausted by the claims of noteholders of other classes or series.

        If so provided in your prospectus supplement, the depositor or the issuing entity may replace the credit or cash flow enhancement for any class of notes with another form of credit or cash flow enhancement without the consent of the noteholders, provided that the rating agencies hired by the sponsor to rate that class of notes have not, after receipt of prior notice of the proposed replacement, issued any written notice to the effect that such change will result in the reduction or withdrawal of the ratings of that class of notes.

  Reserve Fund

        The depositor or a third party may establish for a series or class of notes an account or reserve fund which will be maintained with a collateral agent or the indenture trustee. The reserve fund will be funded by an initial deposit by the depositor or a third party on the closing date in the amount set forth in your prospectus supplement and, if the issuing entity has a pre-funding account, will also be funded on each date that the issuing entity acquires subsequent contracts from the depositor to the extent described in your prospectus supplement. The amount on deposit in the reserve fund may be increased on each payment date thereafter, up to the reserve fund required amount, to the extent of any available amounts after prior allocations of collections on the contracts as described in your prospectus supplement.

        Your prospectus supplement will describe the circumstances and manner under which payments may be made out of the reserve fund, to make payments or distributions to you or to the servicer or another third party. Monies on deposit in the reserve fund may be invested in the manner described in the related sale and servicing agreement or indenture. Earnings on investment of funds in the reserve fund in eligible investments will be paid on each payment date to the person described in your prospectus supplement under the circumstances described in your prospectus supplement. Any monies remaining on deposit in the reserve fund upon termination of the issuing entity will be released to the depositor or its assignee.

Book-Entry Registration

        Each class of notes offered by this prospectus will be represented by one or more notes issued to or registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). You may hold your notes through DTC in the United States, or Clearstream, Luxembourg or the Euroclear System in Europe, if you are a participant of those systems, or indirectly through organizations that are participants in those systems.

        DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under to Section 17A of the Securities Exchange Act of 1934. DTC was created to hold notes for its direct participants and to facilitate the clearance and settlement of notes transactions between its direct participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC's direct participants include:

  •
  the underwriters offering the notes to you;

  •
  securities brokers and dealers;

  •
  banks;

  •
  trust companies; and

  •
  clearing corporations;

and may include other organizations.

        Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

        To facilitate subsequent transfers, DTC will register all deposited notes in the name of DTC's nominee, Cede & Co. The deposit of the notes with DTC and their registration in the name of Cede & Co. do not effect any change in beneficial ownership. DTC has no knowledge of the actual holders of the notes; DTC's records only identify its direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners of the notes. DTC's direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        You have no entitlement to receive a certificate representing your interest in a class of notes. As long as the notes are registered in the name of Cede & Co., any action to be taken by you or any other beneficial owners of the notes will be taken by DTC upon instructions from DTC's participants. All distributions, notices, reports and statements to you will be delivered to Cede & Co., as the registered holder of the notes, for distribution to you in compliance with DTC procedures.

        You will receive all payments of principal and interest on the notes through direct participants or indirect participants. DTC will forward the payments to its direct participants, which will forward them to the indirect participants or beneficial owners of the notes. Under a book-entry format, you may experience some delay in receipt of payments, since payments will be forwarded to Cede & Co. as nominee of DTC. The indenture trustee will not recognize you as a holder of notes under the indenture. You may exercise the rights as an owner of notes only indirectly through DTC and its direct participants and indirect participants. Because DTC can act only on behalf of direct participants, who in turn act on behalf of indirect participants, and on behalf of banks, trust companies and other persons approved by it, there may be limits on your ability to pledge the notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to notes, due to the absence of physical certificates for the notes.

        Arrangements among the various parties govern conveyance of notices and other communications:

  •
  by DTC to direct participants;

  •
  by direct participants to indirect participants; and

  •
  by direct participants and indirect participants to beneficial owners of the notes;

subject to any statutory or regulatory requirements as may be in effect from time to time.

        Standing instructions and customary practices govern payments by DTC participants to you, as is the case with notes held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of the DTC participant and not of DTC, the indenture trustee, the owner trustee, the issuing entity, the depositor or the seller, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment or distribution of principal and interest to DTC will be the responsibility of the indenture trustee, disbursement of the payments or distributions to direct participants will be the responsibility of DTC and disbursement of payments to you will be the responsibility of the direct participants and the indirect participants.

        Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The ownership interests of actual beneficial owners are in turn to be recorded on the direct participants' and indirect participants' records. You will not receive written confirmation from DTC of your purchase, but you are expected to receive written confirmations providing details of the transaction, as well as periodic statements of your holdings, from the direct participant or indirect participant through which you entered into the transaction. Entries made on the books of DTC's participants acting on behalf of you evidence transfers of ownership interests in the notes.

        DTC has advised the depositor that it will take any action permitted to be taken by a holder of notes only at the direction of one or more direct participants to whose accounts with DTC the notes are credited. Additionally, DTC has advised the depositor that to the extent that the trust agreement or the indenture, as applicable, requires that any action may be taken only by holders representing a specified percentage of the aggregate outstanding principal amount of the notes, DTC will take the action only at the direction of and on behalf of direct participants whose holdings include undivided interests that satisfy the specified percentage.

        DTC may discontinue providing its services as depository with respect to any class of notes at any time by giving reasonable notice to the indenture trustee. Under these circumstances, in the event that a successor depository is not obtained, fully registered, certificated notes are required to be printed and delivered. An issuing entity may decide to discontinue use of the system of book-entry transfers through DTC or a successor notes depository. In that event, fully registered, certificated notes will be delivered to you. See "—Issuance of Definitive Notes".

        Clearstream and Euroclear will hold omnibus positions on behalf of the participants in the Clearstream and Euroclear systems, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC.

        Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.

        Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

        Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear's participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by Euroclear Bank S.A./N.V. Euroclear's operator conducts all operations and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear's operator. Euroclear's participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        Euroclear holds all securities on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear terms and conditions only on behalf of Euroclear's participants, and has no record of or relationship with persons holding through Euroclear's participants.

        Transfers between direct participants will comply with DTC rules. Transfers between Clearstream's participants and Euroclear's participants will comply with their rules and operating procedures.

        DTC will effect, under DTC rules, cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream or Euroclear, on the other, through the relevant European international clearing system through its depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system as required by its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirement, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment using its normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

        Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing day will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

        Except as required by law, none of the seller, the servicer, the depositor, the issuing entity, the owner trustee or the indenture trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the notes held through DTC, or for maintaining, supervising or reviewing any records or actions relating to beneficial ownership interests.

  Issuance of Definitive Notes

        The issuing entity will issue the notes in fully registered, definitive form to beneficial owners or their nominees, rather than to DTC or its nominee, only if:

  •
  DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the indenture trustee is unable to locate a qualified successor;

  •
  The administrator of the issuing entity notifies DTC of its intent to terminate the book-entry system through DTC and requests a withdrawal of the notes held by DTC, and after receipt by the DTC participants of a notice issued by DTC notifying the DTC participants of such withdrawal request, the DTC participants holding beneficial interests in the notes agree to initiate such termination; or

  •
  After the occurrence of an event of default under the indenture or a servicer default under the sale and servicing agreement, holders representing more than 50% of the aggregate outstanding principal amount of the notes of that series, acting together as a single class, advise the applicable indenture trustee through DTC in writing that the continuation of a book-entry system through DTC with respect to those notes is no longer in the best interests of the holders of those notes.

        Upon the occurrence of any of the three events described immediately above, the applicable indenture trustee must notify all beneficial owners for each class of notes held through DTC of the availability of notes in fully registered, definitive form. Upon surrender by DTC of the global note representing the notes and instructions for re-registration, the indenture trustee will issue fully registered, definitive notes, and the indenture trustee will recognize the holders of the fully registered, definitive notes.

        Additionally, upon the occurrence of any event described above, the indenture trustee will distribute principal of and interest on the notes directly to you as required by the indenture. Distributions will be made by check, mailed to your address as it appears on the register maintained by the applicable indenture trustee, or as otherwise provided in the indenture. Upon at least five days' notice to holders of a class of notes, however, the indenture trustee will make the final payment on any note only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution to the noteholders. The indenture trustee or owner trustee will make the final payment in this manner whether the notes are in book-entry form or definitive form.

        You may transfer any fully registered, definitive note of any class at the offices of the indenture trustee or its agent in New York, New York, which the indenture trustee shall designate upon or prior to the issuance of any fully registered, definitive notes with respect to that class. There is no service charge for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Description of the Transfer and Servicing Agreements

        This section summarizes the material terms of the following agreements:

  •
  the transfer and sale agreement pursuant to which the seller will sell and assign all right, title and interest in the pool of contracts and the related property to the depositor;

  •
  the sale and servicing agreement pursuant to which the depositor will deposit the pool of contracts and the related property to the issuing entity and the servicer will agree to service those contracts; and

  •
  the administration agreement pursuant to which the administrator will undertake specified administrative duties with respect to the issuing entity.

        Forms of these documents, which we collectively refer to as the "transfer and servicing agreements", have been filed as exhibits to the registration statement of which this prospectus is a part. In addition, copies of the relevant transfer and servicing agreements relating to a series of notes will be filed with the Securities and Exchange Commission following the sale of those notes. This summary describes the material terms of each transfer and servicing agreement. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the transfer and servicing agreements relating to a particular series. You should read the forms of the transfer and servicing agreements filed as noted above.

Sale and Assignment of Contracts by Seller

        Harley-Davidson Credit Corp. will be the seller of the contracts and the related property to the depositor for deposit into the issuing entity. The seller will acquire (i) contracts originated by Eaglemark Savings Bank pursuant to the bank sale and participation agreement and (ii) contracts originated by the motorcycle dealers throughout the United States and the U.S. territories, pursuant to dealer agreements.

        On or before the applicable closing date, the seller will sell to the depositor under a transfer and sale agreement all of its interest in the following:

  •
  the contracts and the right to receive all scheduled payments and prepayments received on the contracts after the applicable cutoff date;

  •
  security interests in the financed motorcycles securing the contracts and any related property;

  •
  the rights to proceeds from claims on theft, physical damage, credit life and disability or other individual insurance policies (including a "forced place" policy) and any debt insurance policy or debt cancellation agreements covering the financed motorcycles or the obligors;

  •
  the documents in the contract files;

  •
  rights in the lockbox, lockbox account and related lockbox agreement to the extent they relate to the contracts;

  •
  rights under any agreements with dealers under which the seller acquired certain contracts;

  •
  certain rebates of premiums and other amounts relating to insurance policies, extended service contracts or other repair agreements and other items financed under the contracts; and

  •
  all proceeds of the foregoing.

Transfer of Contracts by the Depositor

        Pursuant to a sale and servicing agreement, on the applicable closing date, the depositor will transfer to the issuing entity all of its interest in the following:

  •
  all property acquired by the depositor from the seller under the transfer and sale agreement;

  •
  amounts that may be held in separate trust accounts maintained by the indenture trustee, including any reserve fund or interest reserve account;

  •
  the depositor's rights against the seller under the transfer and sale agreement pursuant to which the seller sold the pool of contracts to the depositor; and

  •
  all proceeds of the foregoing.

        The depositor will designate the servicer as custodian to maintain physical possession, as the issuing entity's agent, of the conditional sales contracts and promissory note and security agreements and any other documents relating to the contracts. To facilitate servicing and save administrative costs, the contracts will not be stamped or otherwise marked to reflect the sale and assignment of the contracts to the seller, the depositor, or the issuing entity, and the documents will not be physically segregated from other similar documents that are in the servicer's possession. However, UCC financing statements will be filed in the applicable jurisdictions reflecting:

  •
  the sale and assignment of the contracts and the security interests in the financed motorcycles and the related property by the seller to the depositor;

  •
  the transfer by the depositor to the issuing entity of the contracts, the security interests in the financed motorcycles, the related property and the depositor's rights against the seller under the transfer and sale agreement; and

  •
  the pledge by the issuing entity of the trust assets to the indenture trustee.

        The seller and servicer's accounting records and computer systems will also reflect these assignments and the pledge. Because the contracts will remain in the possession of the servicer (or a third-party service provider acting on behalf of the servicer), if a subsequent purchaser were able to take physical possession of the contracts without actual knowledge that the purchase violates the rights of the issuing entity, the issuing entity's interest in the contracts could be defeated. In addition, in some cases, the issuing entity's security interest in collections that have been received by the servicer but not yet remitted to the related collection account could be defeated. See "Legal Aspects of the Contracts—Security Interests" in this prospectus.

        The depositor will apply the net proceeds received from the sale of the notes of a given series to the purchase of the contracts from the seller and, to the extent specified in your prospectus supplement, to make any required initial deposit into the reserve fund, the pre-funding account, and the interest reserve account, if any.

Conveyance of Contracts

        On the closing date:

  •
  the seller will sell, transfer, assign, set over and otherwise convey to the depositor the initial contracts and related assets;

  •
  the depositor will sell, transfer, assign, set over and otherwise convey to the issuing entity all right, title and interest in the initial contracts and related assets; and

  •
  the issuing entity will pledge to the indenture trustee all right, title and interest in the initial contracts and related assets.

        The initial contracts will be described on a list delivered to the indenture trustee. The list will include the amount of monthly payments due on each initial contract as of the initial cutoff date, the contractual rate of interest on each contract and the maturity date of each contract. The list will be available for inspection by any noteholder at the principal office of the servicer.

        In addition to the initial contracts, the issuing entity's assets will include the issuing entity's rights under the sale and servicing agreement in respect of the depositor's obligation to purchase from the seller, and concurrently convey to the issuing entity, subsequent contracts purchased as of the applicable subsequent cutoff date. Any conveyance of subsequent contracts will be subject to the satisfaction of certain conditions, including:

  •
  each such subsequent contract satisfies the eligibility criteria specified in the transfer and sale agreement and the related subsequent purchase agreement executed thereunder;

  •
  the depositor shall have delivered certain opinions of counsel to the owner trustee and the indenture trustee, the underwriters and the rating agencies hired by the sponsor to rate the notes with respect to the validity and other aspects of the conveyance of all such subsequent contracts; and

  •
  the rating agencies hired by the sponsor to rate the notes have not, after receipt of prior notice of the proposed addition of such subsequent contracts, issued any written notice to the effect that such change will result in the reduction of the ratings of that class of notes.

Representations and Warranties Made by the Seller and the Depositor

        In the transfer and sale agreement the seller will make certain representations and warranties to the depositor and in the sale and servicing agreement the depositor will make certain representations and warranties, in each case, with respect to each contract, including that:

  •
  the information provided about the contracts is true, complete and correct in all material respects;

  •
  each of the contracts is free and clear of all security interests, liens, charges, and encumbrances;

  •
  each of the contracts is secured by a first priority (except with respect to mechanic's liens and the like relating to a financed motorcycle) perfected security interest in the financed motorcycle in favor of Eaglemark Savings Bank or Harley-Davidson Credit Corp.;

  •
  each contract represents the legal, valid and binding payment obligation of the obligor;

  •
  no contract has been satisfied, subordinated, or rescinded;

  •
  no right of rescission, setoff, counterclaim, or defense has been asserted or threatened with respect to any contract;

  •
  no event permitting acceleration under the terms of any contract has occurred, except for payment defaults continuing for a period of not more than thirty days as of the applicable cutoff date;

  •
  each contract constitutes "tangible chattel paper" or "electronic chattel paper", as such terms are defined in the Uniform Commercial Code;

  •
  there is only one original executed copy of each tangible record constituting or forming a part of each contract that is "tangible chattel paper" or a single "authoritative copy" (as such term is used in the Uniform Commercial Code) of each electronic record constituting or forming a part of each contract that is "electronic chattel paper"; and

  •
  each contract, at the time it was originated, complied, and at the date of issuance of the notes or at the applicable date of any subsequent transfer of contracts, as applicable, complies in all material respects with applicable federal, state and local laws, and regulations thereunder, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

        The seller will also make certain representations and warranties with respect to the contracts in the aggregate as set forth in your prospectus supplement.

        In the event of a breach of any representation or warranty with respect to a contract that materially and adversely affects the issuing entity's interest in the contract (without regard to the benefits of any reserve fund), the depositor will be obligated to repurchase the contract from the issuing entity and the seller will be obligated to repurchase the contract from the depositor. Any such repurchase shall be made not later than the business day prior to the first payment date after the last day of the calendar month in which the servicer, the owner trustee or the indenture trustee becomes aware and gives notice to the depositor and the seller of the breach or the depositor or the seller becomes aware of the breach. The purchase price will be equal to the required payoff amount of the contract. The owner trustee or the indenture trustee may enforce this repurchase obligation on your behalf, and such repurchase obligation will constitute your sole remedy available against the depositor or the seller for any uncured breach of its representations and warranties in the sale and servicing agreement and the transfer and sale agreement, except that the seller will indemnify the issuing entity, the owner trustee, and the indenture trustee against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to that breach.

        Upon the repurchase by the seller of a contract, the indenture trustee, the issuing entity and the depositor will release the contract and their respective interests in the related financed motorcycle to the seller.

Collection Account

        The indenture trustee will establish and maintain the collection account in the name of the indenture trustee for the benefit of the noteholders under the indenture.

        The servicer will (except as described in the next paragraph) deposit the following amounts into the collection account no later than the second business day after processing by the servicer:

  •
  all scheduled payments and prepayments made by the obligors under the contracts;

  •
  all proceeds of the contracts and the financed motorcycles;

  •
  all payments made by the seller under the related transfer and sale agreement, or by the depositor under the sale and servicing agreement to repurchase any contract as a result of a breach of a representation or warranty, as described under "—Representations and Warranties Made by the Seller and the Depositor" above;

  •
  all payments made by the servicer under the sale and servicing agreement to purchase any contract as a result of a breach of its servicing obligations relating to such contract, as described under "—Servicing" below; and

  •
  all payments made by the servicer under the sale and servicing agreement to purchase the contracts when the pool balance is less than 10% of the pool balance as of the cutoff date, as described under "Description of the Notes and Indenture—Optional Purchase of the Contracts and Redemption of the Notes".

        However, if the conditions to making monthly deposits into the collection account set forth in the sale and servicing agreement (including the satisfaction of the minimum ratings of the servicer and the absence of a servicer default) are satisfied, the servicer may retain collections received on the contracts during each month until the business day immediately prior to the related payment date. Pending deposit into the collection account, the servicer will not be obligated to segregate collections from its own funds and may use collections for its own benefit. To the extent set forth in your prospectus supplement, the servicer may, in order to satisfy the requirements set forth in the sale and servicing agreement, obtain a letter of credit or other security for the benefit of the issuing entity to secure timely remittances of collections on the contracts.

        The servicer may withdraw from the collection account any amounts deposited in error or required to be repaid to an obligor, based on the servicer's good-faith determination that the amount was deposited in error or must be returned to the obligor.

        Collections on a contract made during a month will be applied to scheduled payments and late payment fees and other charges in accordance with the servicer's normal practices and procedures. Any collections on a contract remaining after those applications will be applied as a prepayment of principal.

Servicing

        The servicer will be obligated under the sale and servicing agreement to service the contracts with reasonable care, using that degree of skill and attention that the servicer generally exercises with respect to all comparable motorcycle conditional sales contracts or promissory note and security agreements it services for itself and others, in accordance with its credit and collection policies and applicable law. In performing these duties, the servicer shall comply in all material respects with its credit and collection policies and procedures described above under "Origination, Underwriting and Servicing", as modified from time to time. The servicer may, without notice or consent, delegate servicing responsibilities to third parties or affiliates or perform specific duties (including, without limitation, its duties as custodian) through subcontractors, provided that the servicer will remain obligated to the issuing entity for the proper performance of its servicing responsibilities.

        The servicer is responsible for:

  •
  reviewing the contract files in the normal course of business;

  •
  billing, collecting and recording payments from obligors;

  •
  communicating with and providing billing records to obligors;

  •
  depositing funds into the collection account;

  •
  issuing reports to the owner trustee and indenture trustee, if any, specified in the relevant transfer and servicing agreements;

  •
  repossessing and remarketing financed motorcycles following obligor defaults; and

  •
  paying the fees and ordinary expenses of issuing entity, the owner trustee and the indenture trustee.

        The servicer is obligated to act in a commercially reasonable manner with respect to the repossession and disposition of financed motorcycles following a contract default, with a view to realizing proceeds at least equal to the financed motorcycle's fair market value.

        In the event of a breach by the servicer of its servicing obligations relating to a contract that materially and adversely affect the issuing entity's or any noteholder's interest in the contract or the collectability of the contract, the servicer will be obligated to purchase the contract from the issuing entity. Any such purchase shall be made two business days prior to the first payment date after the last day of the calendar month in which the owner trustee or the indenture trustee becomes aware and gives notice to the servicer of the breach or the servicer becomes aware of the breach. The purchase price will be equal to the required payoff amount of the contract. The indenture trustee may enforce this purchase obligation on your behalf.

        If the servicer determines that eventual payment in full of a contract is unlikely, the servicer will follow its normal practices and procedures to recover all amounts due upon that contract, including repossessing and disposing of the related financed motorcycle at a public or private sale, or taking any other action permitted by applicable law. See "Legal Aspects of the Contracts" in this prospectus. The servicer will be entitled to recover all reasonable out-of-pocket expenses incurred by it in liquidating a contract and disposing of the related financed motorcycle.

        The servicer may, consistent with its customary servicing procedures, grant extensions, rebates or adjustments subject to the restrictions contained in the sale and servicing agreement. Subject to those restrictions, extensions may be granted to certain qualified obligors as part of a program or promotion and these extensions may not benefit you as a noteholder. The servicer will be entitled to retain any fees that an obligor pays to receive an extension.

        If so specified in your prospectus supplement, a "backup servicer" may be appointed and assigned certain oversight servicing responsibilities with respect to the contracts. The identity of any backup servicer, as well as a description of its responsibilities, of any fees payable to such backup servicer and the source of payment of such fees, will be included in your prospectus supplement.

  Evidence as to Compliance

        The servicer will be obligated to deliver to the owner trustee and the indenture trustee an annual report from each party responsible for the servicing of the contracts stating such party's responsibility for assessing compliance with the servicing criteria applicable to it, that such party used such servicing criteria to assess compliance with the servicing criteria applicable to it, such party's assessment of compliance with the servicing criteria applicable to it as of the end of and for the immediately preceding fiscal year of the issuing entity, and that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the servicing criteria applicable to it as of the end of and for the immediately preceding fiscal year of the issuing entity. The servicer also will be obligated to deliver to the indenture trustee an attestation report of a registered public accounting firm for each assessment of compliance described in the immediately preceding sentence.

        In addition, the servicer will be obligated to deliver to the indenture trustee an annual statement of compliance signed by an officer of the servicer stating that a review of the servicer's activities during the immediately preceding fiscal year of the issuing entity and of its performance under the sale and servicing agreement has been made under such officer's supervision and that to the best of such officer's knowledge based on such review, the servicer has fulfilled all of its obligations under the sale and servicing agreement in all material respects throughout the immediately preceding fiscal year of the issuing entity or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

        You may obtain copies of these reports and certificates by delivering a request (through DTC) in writing to the indenture trustee at the address set forth in your prospectus supplement.

  Servicer Default

        With respect to notes of a given series, a servicer default under the sale and servicing agreement will occur if:

  •
  the servicer fails to make any payment or deposit required under the notes or the sale and servicing agreement and such failure continues for four business days after the date on which such a servicing officer discovers such failure or the indenture trustee provides written notice to the servicer;

  •
  the servicer fails to observe or perform in any material respect any covenant or agreement in the sale and servicing agreement which failure shall (i) materially and adversely affect the rights of noteholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the servicer by the owner trustee or the indenture trustee or (B) to the servicer and to the indenture trustee by the holders of not less than 25% of the aggregate outstanding principal amount of the notes;

  •
  an involuntary case under any applicable bankruptcy, insolvency or other similar law shall have been commenced against the servicer or the depositor and shall not have been dismissed within 90 days, or a court having jurisdiction in the premises enters a decree or order for relief in respect of the servicer or the depositor in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appoints a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of either the servicer or the depositor, or for any substantial liquidation of its affairs;

  •
  the servicer or the depositor commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the servicer or the depositor or for any substantial part of its property or shall have made any general assignment for the benefit of creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; or

  •
  any representation, warranty or statement of the servicer made in the sale and servicing agreement or any certificate, report or other writing delivered pursuant to the sale and servicing agreement shall prove to be incorrect in any material respect as of the time when the same shall have been made and the incorrectness of such representation, warranty or statement has a material adverse effect on the issuing entity and, within 30 days after written notice has been given to the servicer by the indenture trustee, the circumstances or condition in respect of which such representation, warranty or statement was incorrect have not been eliminated or otherwise cured.

The servicer will be required under the sale and servicing agreement to give the owner trustee and the indenture trustee, the rating agencies hired by the sponsor to rate the notes, and the noteholders notice of a servicer default promptly upon the occurrence of such event.

  Rights upon Servicer Default

        If a servicer default remains unremedied, the indenture trustee or the holders of more than 50% of the aggregate outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement may terminate all of the rights and obligations of the servicer under the sale and servicing agreement. When this happens, the indenture trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement. If the indenture trustee is unwilling or unable to act as the successor servicer, the indenture trustee or the holders of more than 50% of the aggregate outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement may appoint a successor servicer.

        Compensation to any successor servicer may not exceed the servicing fee payable to the servicer. Any successor servicer will not be liable for any acts or omissions of the prior servicer occurring prior to a transfer of the servicer's servicing and related functions or for any breach by the prior servicer of any of its obligations. Following the appointment of a successor servicer, the servicer will transfer to the successor servicer all records relating to the contracts and all contract files in the servicer's possession and will pay the reasonable transition expenses of the successor servicer.

        The holders of more than 50% of the aggregate outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement may waive any servicer default, other than a default in making any required deposits into the collection account.

        Following a servicer default and termination of the servicer under the sale and servicing agreement, the indenture trustee will assume all rights and obligations of the outgoing servicer under the lockbox agreements.

  Certain Matters Regarding the Servicer

        The servicer may not resign from its obligations under the sale and servicing agreement except if its duties are no longer permissible under applicable law. No resignation will become effective until a successor servicer has assumed the servicer's obligations and duties under the sale and servicing agreement. Removal of the servicer is permissible only upon the occurrence of a servicer default as discussed above.

        Each sale and servicing agreement will provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the issuing entity or to you for taking any action or for refraining from taking any action pursuant to that agreement or for errors in judgment; except that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties under that agreement or by reason of reckless disregard of its obligations and duties under that agreement.

        In addition, the servicer will not be obligated to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the related sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of that agreement, the rights and duties of the parties thereto and the interests of the noteholders under that agreement. In that event, the legal expenses and costs of that action and any resulting liability will be expenses, costs and liabilities of the servicer, and the servicer will not be entitled to be reimbursed for such expenses costs and liabilities.

        Under the circumstances specified in each sale and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the loan servicing business of the servicer will be the successor of the servicer under that agreement.

  Servicing Compensation and Payment of Expenses

        Compensation to the servicer will include, to the extent specified in your prospectus supplement:

  •
  a base monthly fee equal to the product of the percentage per annum specified in your prospectus supplement multiplied by the principal balance of the contracts at the beginning of the month,

plus any

  •
  late payment fees;

  •
  prepayment charges, if any;

  •
  documentation fees;

  •
  extension fees and other administrative charges; and

  •
  if specified in your prospectus supplement, investment earnings on funds deposited in certain trust accounts.

The servicer will pay all expenses incurred by it in connection with its activities under the transfer and servicing agreements and the annual fees and expenses of the owner trustee and the indenture trustee, if any. The servicer will be authorized to waive any administrative fees or extension fees that may be collected in the ordinary course of servicing any contract.

  Statements to Trustees and the Trust

        On or prior to each payment date the servicer will provide to the indenture trustee and the owner trustee a statement setting forth with respect to a series of notes substantially the same information that is required to be provided in the periodic reports to be provided to noteholders of that series described under "—Statements to Noteholders" below.

  Statements to Noteholders

        With respect to each series of notes, on or prior to each payment date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to noteholders on that payment date. Each statement will include the following information to the extent relevant to that series of notes:

  •
  the amount of the payment allocable to the principal amount of each class of those notes;

  •
  the amount of the payment allocable to interest on each class of notes of that series;

  •
  the amount of the distribution allocable to the yield supplement deposit, if any;

  •
  the amount of base servicing fees payable to the servicer and fees payable to the owner trustee and the indenture trustee, if any;

  •
  the amount of principal and interest due on that payment date for any class of notes that was not collected on the contracts during the prior month, and the change in such amounts from the immediately preceding payment date;

  •
  the interest rate for the interest period relating to such payment date for any class of notes of that series with floating rates;

  •
  the outstanding principal amount and the note factor for each class of those notes after giving effect to all payments allocable to the principal of each class of notes on that date;

  •
  the amount of advances made by the servicer in respect of the related contracts for the preceding month and the amount of unreimbursed advances in respect of contracts determined by the servicer to be defaulted contracts during that month;

  •
  the balance of any related reserve fund, interest reserve account or other credit or liquidity enhancement on that date, after giving effect to changes thereto on that date and the amount of those changes;

  •
  during the pre-funding period, the remaining amount on deposit in the pre-funding account on the last day of the preceding month;

  •
  the amount, if any, of any mandatory redemption payment;

  •
  the number and aggregate principal balance of delinquent contracts computed as of the end of the preceding month;

  •
  the number and aggregate principal balance of contracts that became liquidated contracts during the immediately preceding month, the liquidation proceeds (net of liquidation expenses) and the net liquidation losses for such month;

  •
  cumulative and average net loss information as of such payment date;

  •
  the number of contracts and the aggregate principal balance of such contracts, as of the first day of the immediately preceding month and as of the last day of the immediately preceding month (after giving effect to payments received during such month and to any transfers of subsequent contracts, if any, to the issuing entity occurring on or prior to such payment date);

  •
  the aggregate principal balance and number of contracts that were repurchased by the depositor with respect to the immediately preceding month, identifying the purchase price for such contracts; and

  •
  such other customary factual information as is available to the servicer as the servicer deems necessary and can reasonably obtain from its existing data base to enable noteholders to prepare their tax returns.

        You may obtain copies of the statements by delivering a request in writing (through DTC) addressed to the indenture trustee at its address set forth in your prospectus supplement.

        Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of issuing entity, the indenture trustee will mail to each person who at any time during that calendar year has been a noteholder with respect to that issuing entity and received any payment a statement containing information for the purposes of that noteholder's preparation of federal income tax returns. See "Material United States Federal Income Tax Consequences" in this prospectus.

  Collections

        The servicer will deposit all payments on the contracts (from whatever source) and all proceeds of such contracts collected during each collection period specified in your prospectus supplement into the collection account. Unless the servicer has satisfied the conditions described in your prospectus supplement to permit it to retain collections and deposit them on a monthly basis, any payment must be deposited within two business days after processing. The servicer, acting as agent for the issuing entity pursuant to a lockbox administration agreement, is required to use its best efforts to cause an obligor to make all payments on the contracts to one or more lockbox banks (either directly by remitting payments to a lockbox, or indirectly by making payments through a credit card, direct debit, the telephone or the internet to an account of the servicer from which payments will be subsequently transferred to one or more lockbox banks).

  Advances

        The servicer will be obligated to advance each month an amount equal to accrued and unpaid interest on any contract which was 30 or more days delinquent at the end of the immediately preceding month. However, the servicer will not be obligated to make an advance to the extent that it determines, in its sole discretion, that the advance will not be recovered from subsequent collections on or in respect of the related contract. The servicer will deposit any advances in the collection account no later than the related payment date. On each payment date, the servicer will be entitled to recoup outstanding advances from prior payment dates by means of a first priority withdrawal from the collection account.

  Net Deposits

        As an administrative convenience and as long as specified conditions are satisfied, the servicer will be permitted to make the deposit of collections, aggregate advances and payments for purchases of contracts from the issuing entity for or with respect to a month net of payments to be made to the servicer with respect to that month. The servicer may cause to be made a single, net transfer to the collection account. The servicer, however, will account to the owner trustee and you as if all deposits, payments and transfers were made individually.

List of Noteholders

        Three or more holders of the notes of any class in a series or one or more holders of those notes of that class evidencing not less than 25% of the aggregate outstanding principal amount of those notes then outstanding may, by written request to the indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or under those notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of that series.

        The indenture trustee will provide to the servicer, within 15 days after receipt of a written request from the servicer, a list of the names of all noteholders of record as of the most recent applicable record date.

        No transfer and servicing agreement will provide for the holding of annual or other meetings of noteholders.

        To the extent that all outstanding notes are in book-entry form, the list of noteholders will only show DTC.

Payment of Notes

        Upon the payment in full of all outstanding notes issued by the issuing entity and the satisfaction and discharge of the indenture, the owner trustee will succeed to all the rights of the indenture trustee, and the certificateholders of that series will succeed to all the rights of the noteholders of that series, under the sale and servicing agreement, except as otherwise provided in the sale and servicing agreement.

Administration Agreement

        Harley-Davidson Credit Corp., in its capacity as administrator, will enter into an administration agreement with the issuing entity and the indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide notices and perform other administrative obligations of the issuing entity and the owner trustee under the indenture and the trust agreement. Except as otherwise provided in the trust agreement, the administrator will have no obligation to make any payment required to be made by the issuing entity under the trust agreement. The administrator will monitor the performance of the issuing entity and the owner trustee and will advise the issuing entity and the owner trustee when action is necessary to comply with the issuing entity's and the owner trustee's duties and obligations under the trust agreement. The administrator will take all appropriate action that is the duty of the issuing entity and the owner trustee to take pursuant to the trust agreement. For its services under the administration agreement the administrator may be entitled to receive a monthly administration fee, which administration fee will be paid by the depositor. The amount of the administration fee, if any, will be set forth in your prospectus supplement.

Amendments

        The parties may, without your consent, amend any provision in the transfer and servicing agreements (i) to cure any ambiguity, to correct or supplement any provisions of the transfer and servicing agreements which are inconsistent with any other provision in the transfer and servicing agreements, this prospectus or your prospectus supplement, or to add any other provision with respect to matters or questions arising under the transfer and servicing agreements that are not inconsistent with any other provision in the transfer and servicing agreements, this prospectus or your prospectus supplement; (ii) to add or provide any credit enhancement for any class of notes and (iii) to change any provision applicable for determining the overcollateralization target amount, the required reserve fund balance or the manner in which the reserve fund is funded, subject to any conditions set forth in your prospectus supplement. However, the parties may not make such amendments unless they obtain an opinion of counsel to the issuing entity or the servicer to the effect that such amendment will not have a material adverse effect on the noteholders.

        Any transfer and servicing agreement may also be amended in any respect by the parties with the consent of the holders of more than 50% of the aggregate outstanding principal amount of the notes or the class or classes of the notes described in your prospectus supplement, except that no amendment:

  •
  that reduces the amount or changes the timing of any collections on any contracts or payments required to be distributed on any note;

  •
  that changes the interest rate on any note;

  •
  that adversely affects the priority of payment of principal or intrest to the noteholders; or

  •
  that reduces the percentage of noteholders required to consent to these amendments or any waiver under the transfer and servicing agreement,

may be effective without the consent of the holder of each note.

Termination

        The obligations of the servicer, the depositor, and indenture trustee pursuant to the sale and servicing agreement or the indenture for the notes of any series will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last contract and the disposition of any amounts received upon liquidation of any property remaining in the issuing entity, or (ii) the payment to all noteholders and the certificateholder by the issuing entity of all amounts required to be paid to them pursuant to the indenture and the sale and servicing agreement. The seller's representations, warranties and indemnities will survive any termination of the sale and servicing agreement. Upon termination, amounts in the collection account, if any, will be paid to the certificateholder.

        The owner trustee and the indenture trustee will give written notice of termination to each noteholder and certificateholder of record. The final distribution to you will be made only upon surrender and cancellation of your notes at the office or agency of the owner trustee or the indenture trustee specified in the notice of termination. Any funds remaining in the issuing entity, after the owner trustee or the indenture trustee has taken certain measures to locate you and such measures have failed, will be distributed to the certificateholder.

Legal Aspects of the Contracts

General

        The transfer of the contracts to the issuing entity, the perfection of the security interests in the contracts and the enforcement of rights to realize on the motorcycles as collateral for the contracts are subject to a number of federal and state laws. Uniform Commercial Code ("UCC") financing statements will be filed in the applicable jurisdictions reflecting the transfers and pledge of the contracts and the security interests in the motorcycles and the related property by the seller to the depositor, by the depositor to the issuing entity, and by the issuing entity to the indenture trustee. A person could acquire an interest in a contract that is superior to that of the depositor, the issuing entity or the indenture trustee because the servicer (or a third-party service provider acting on behalf of the servicer) will retain possession of the contracts and the contracts will not be stamped or otherwise marked to indicate that the contracts have been transferred to the depositor, the issuing entity or the indenture trustee. If a person purchases contracts, or takes a security interest therein, for value in the ordinary course of its business and obtains possession of the contracts that are in tangible form, or if a person obtains "control" of the authoritative copy of contracts in electronic form, without actual knowledge of the depositor's, the issuing entity's or the indenture trustee's interest, that person will acquire an interest in the contracts superior to the interest of the depositor, the issuing entity or the indenture trustee.

Security Interests

  General

        In jurisdictions in which the contracts evidence the credit sale of new and used motorcycles by motorcycle dealers to obligors, the contracts also constitute personal property security agreements. Such contracts, and the promissory note and security agreements originated by Eaglemark Savings Bank, include grants of security interests in the motorcycles under the applicable UCC.

  Perfection

        A security interest in a financed motorcycle is governed by the laws of the state under whose certificate of title the financed motorcycle is covered. A security interest in a motor vehicle is perfected by obtaining possession of the certificate of title to the motor vehicle or by notation of the secured party's lien on the motor vehicle's certificate of title.

        All contracts acquired by the seller from the originators will name the seller as obligee or assignee and as the secured party. The seller will also take all actions necessary under the laws of the state under whose certificate of title the related financed motorcycle is covered to perfect its security interest in that financed motorcycle, including, where applicable, having a notation of its lien recorded on the related certificate of title, obtaining possession of that certificate of title and/or filing financing statements. Because Harley-Davidson Credit Corp. will continue to service the contracts as servicer under the sale and servicing agreement, the obligors on the contracts will not be notified of the sale from the seller to the depositor or the sale from the depositor to the related issuing entity or the pledge by the issuing entity to the indenture trustee.

        The seller will sell and assign its security interest in the financed motorcycles to the depositor, the depositor will assign its security interest in the financed motorcycles to the issuing entity, and the issuing entity will assign its security interest in the financed motorcycles to the indenture trustee. Generally, Eaglemark Savings Bank will be named as lienholder on the certificate of title for each financed motorcycle. Because of the administrative burden and expense, none of the seller, the depositor or the related issuing entity will amend any certificate of title to identify the issuing entity or indenture trustee as the new secured party on that certificate of title relating to a financed motorcycle. However, UCC financing statements with respect to the transfer to the depositor of the seller's security interest in the financed motorcycles and the transfer to the issuing entity of the depositor's security interest in the financed motorcycles and the transfer to the indenture trustee of the issuing entity's security interest in the financed motorcycles will be filed. In addition, the servicer (or a third-party service provider on behalf of the servicer) will continue to hold any certificates of title relating to the financed motorcycles in its possession as custodian for the issuing entity and the indenture trustee. See "Description of the Transfer and Servicing Agreements" in this prospectus.

        In most states, an assignment is an effective conveyance of a security interest without amendment of any lien noted on a financed motorcycle's certificate of title. Although re-registration of the financed motorcycle is not necessary to convey a perfected security interest in the financed motorcycles to the issuing entity or the indenture trustee, because neither the issuing entity nor the indenture trustee will be listed as lienholder on the certificates of title or any financing statements, the security interest of the issuing entity or the indenture trustee in the motorcycle could be defeated through fraud, forgery, negligence or error. In the absence of fraud or forgery by the motorcycle owner or the servicer or administrative error by state or local agencies or the servicer, the notation of Eaglemark Savings Bank's lien on the certificates of title will be sufficient to protect the issuing entity and the indenture trustee against the rights of subsequent purchasers of a financed motorcycle or subsequent lenders who take a security interest in a financed motorcycle. The seller and depositor will each represent and warrant that the seller has a perfected security interest in each financed motorcycle. If there are any financed motorcycles as to which the seller failed to obtain a perfected security interest, the security interest of the issuing entity and the indenture trustee would be subordinate to, among others, subsequent purchasers of the financed motorcycles and holders of perfected security interests in the financed motorcycles. To the extent that such failure has a material and adverse effect on the issuing entity's, the indenture trustee's or the noteholders' interest in the related contract or the collectability of the contract, however, it would constitute a breach of the warranties of the seller and the depositor. Accordingly, the depositor would be required to repurchase the related contract from the issuing entity and the seller would be required to repurchase that contract from the depositor, unless the breach was cured. The depositor will assign to the issuing entity its rights to cause the seller to repurchase that contract under the related transfer and sale agreement and the issuing entity will pledge those rights, as well as its rights to cause the depositor to repurchase that contract under the related sale and servicing agreement, to the indenture trustee. See "Description of the Transfer and Servicing Agreements" and "Risk Factors—Interests of other persons in the contracts or the financed motorcycles could reduce the funds available to make payments on your notes" in this prospectus.

  Continuity of Perfection

        Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the motor vehicle is moved to a state that is different from the one in which it is initially registered and thereafter until the owner re-registers the motor vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a motor vehicle. In those states, such as California, that require a secured party to hold possession of the certificate of title to maintain perfection, the secured party would learn of the re-registration through the request from the obligor under the related contract to surrender possession of the certificate of title. In the case of motor vehicles registered in states, such as Minnesota and Missouri, providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the obligor somehow procures a new certificate of title that does not list the secured party's lien. In the ordinary course of servicing the contracts, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed motorcycle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related contract before release of the lien. The servicer will be obligated to take appropriate steps, at the servicer's expense, to maintain perfection of security interests in the financed motorcycles and will be obligated to purchase the related contract if it fails to do so and that failure has a material and adverse effect on the issuing entity's or any noteholder's interest in the contract or the collectability of the contract.

  Priority of Liens Arising by Operation of Law

        Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed motorcycle. The Internal Revenue Code also grants priority to specified federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation by governmental authorities of motor vehicles used in unlawful activities under some circumstances, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. The seller will represent and warrant to the depositor and the depositor will represent and warrant to the issuing entity that, to its knowledge, as of the related closing date, each security interest in a financed motorcycle is prior to all other present liens upon and security interests in that financed motorcycle. However, liens for repairs or taxes could arise, or the confiscation of a financed motorcycle could occur, at any time during the term of a contract. No notice will be given to the owner trustee, the indenture trustee or you if a lien arises or confiscation occurs that would not give rise to the depositor's or seller's obligation to repurchase such contract.

Repossession

        In the event of default by an obligor, the holder of the related contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a motorcycle financed by the seller is voluntarily surrendered, self-help repossession is the primary method employed by the servicer in most states and is accomplished simply by retaking possession of the financed motorcycle, either directly or through a repossession agent. In cases where an obligor objects or raises a defense to repossession, if otherwise required by applicable state law, or if the servicer determines that a court order is advisable, a court order may be obtained from the appropriate state court, and the motorcycle will be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give that obligor a time period within which to cure the default prior to repossession. In some states, an obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments or other amounts due.

Notice of Sale; Redemption Rights

        The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In most states, an obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees. In some states, an obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

        The proceeds of resale of the motorcycle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor often may be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition, the UCC permits the obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

        If there is a surplus of funds after resale of a repossessed motorcycle and payment of all expenses and indebtedness, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that motorcycle or, if no lienholder exists, to remit the surplus to the obligor.

Certain Bankruptcy Considerations

        The depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by the seller under the United States Bankruptcy Code or similar applicable state laws will result in consolidation of the assets and liabilities of the depositor with those of the seller. These steps include the creation of the depositor as a wholly-owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing restrictions on the nature of the depositor's business and on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors. In addition, to the extent that the seller granted a security interest in the contracts to the depositor, and that interest was validly perfected before the bankruptcy or insolvency of the seller and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud the seller or its creditors, that security interest should not be subject to avoidance, and payments to the issuing entity with respect to the contracts should not be subject to recovery by a creditor or trustee in bankruptcy of the seller.

        However, delays in payments on the notes and possible reductions in the amount of those payments could occur if:

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  a court were to conclude that the assets and liabilities of the depositor should be consolidated with those of the seller in the event of the application of applicable insolvency laws to the seller;

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  a filing were made under any insolvency law by or against the depositor; or

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  an attempt were to be made to litigate any of the foregoing issues.

        On each closing date, Foley & Lardner LLP will give an opinion to the effect that, based on a reasoned analysis of analogous case law, although there is no precedent based on directly similar facts, and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a voluntary or involuntary bankruptcy case in respect of the seller under Title 11 of the United States Bankruptcy Code at a time when the seller was insolvent, the property of the depositor would not properly be substantively consolidated with the assets of the seller. Among other things, that opinion will assume that each of the depositor and the seller will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The depositor and the seller intend to follow these and other procedures related to maintaining their separate identities. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the seller.

        The seller will represent and warrant that the sale of the related contracts to the depositor is a valid sale. Notwithstanding the foregoing, if the seller were to become a debtor in a bankruptcy case, a court could conclude that the sale of contracts to the depositor should instead be treated as a pledge of those contracts to secure a borrowing of the seller. If a court were to reach such a conclusion, or if a filing were made under any insolvency law by or against the depositor, or if an attempt were made to litigate any of the foregoing issues, delays and possible reduction in payments on the notes could occur. In addition, if the transfer of contracts to the depositor is treated as a pledge instead of a sale, a tax or government lien on the property of the seller arising before the transfer of a contract to the depositor may have priority over the depositor's interest in that contract.

        The seller and the depositor will treat the transactions described in this prospectus as sales of the contracts to the depositor, so that the automatic stay provisions of the United States Bankruptcy Code should not apply to the contracts if the seller were to become a debtor in a bankruptcy case.

        Furthermore, if a motorcycle dealer or the seller became a debtor in a bankruptcy case, creditors of that party, or that party acting as debtor-in-possession, may assert that the transfer of the contracts was ineffective to remove the contracts from that party's estate. In that case, the distribution of payments on the contracts to the issuing entity might be subject to the automatic stay provisions of the United States Bankruptcy Code. This would delay the distribution of those payments to you for an uncertain period of time. Furthermore, reductions in payments under the contracts to the issuing entity may result if the bankruptcy court ruled in favor of the creditors or the debtor-in-possession. In either case, you may experience delays or reductions in distributions or payments to you. In addition, a bankruptcy trustee would have the power to sell the contracts if the proceeds of the sale could satisfy the amount of the debt deemed owed by the motorcycle dealer or the seller, as the case may be. The bankruptcy trustee could also substitute other collateral in lieu of the contracts to secure the debt. Additionally, the bankruptcy court could adjust the debt if the motorcycle dealer or the seller were to file for reorganization under Chapter 11 of the United States Bankruptcy Code. Any of these actions could result in losses or delays in payments on your notes. Each of the motorcycle dealers and the seller will represent and warrant that the conveyance of the contracts by it is in each case a valid sale and transfer of the contracts.

        Also, cash collections on the contracts may be commingled with general funds of the servicer and, in the event of a bankruptcy of the servicer, a court may conclude that the issuing entity does not have a perfected security interest in those collections.

Bank Insolvency

        Eaglemark Savings Bank is organized as a Nevada thrift and is regulated and supervised by the Department of Business and Industry Financial Institutions Division, which is authorized to appoint the FDIC as a conservator or receiver for Eaglemark Savings Bank if specified events occur relating to Eaglemark Savings Bank's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for Eaglemark Savings Bank.

        If Eaglemark Savings Bank becomes insolvent, is in an unsound condition, violates its bylaws or regulations or engages in similar activity, the FDIC could be appointed as conservator or receiver for Eaglemark Savings Bank. In a receivership or conservatorship of Eaglemark Savings Bank, the FDIC as receiver or conservator could, among other things, repudiate the transfer of contracts to Harley-Davidson Credit Corp. In 2010, the FDIC issued regulations that limit the FDIC's potential use of its repudiation powers in the context of securitization transactions, so long as certain conditions are satisfied. Sales of contracts pursuant to the bank sale and participation agreement are effected on a daily basis in the ordinary course of business of Eaglemark Savings Bank. Eaglemark Savings Bank sells all of its right, title and interest in each contract to Harley-Davidson Credit Corp. Both Eaglemark Savings Bank and Harley-Davidson Credit Corp. treat each transfer of a contract as an absolute sale to Harley-Davidson Credit Corp., without recourse, and each transfer is accounted for as a "sale" under generally accepted accounting principles. Harley-Davidson Credit Corp., as seller, will determine which contracts are to be included in the securitization transactions contemplated by the offerings of the notes. Since Harley-Davidson Credit Corp. is not itself an FDIC-insured bank, the transfers will not be structured to fall under any of the FDIC regulations or safe harbors.

        If the FDIC were to take the position that the FDIC regulations, or other statutory or regulatory requirements applicable to the transactions, were not satisfied or otherwise applied to the transfers of the contracts from Eaglemark Savings Bank to the seller, the FDIC as conservator or receiver might attempt to repudiate or disaffirm the bank sale and participation agreement and limit claims of the issuing entity for such repudiation to "actual direct compensatory damages". In addition, the issuing entity could be stayed from enforcing its security interest or exercising any control over the contracts without the consent of the FDIC for a period of 45 days (in the case of a conservatorship) or 90 days (in the case of a receivership), and the FDIC may require the issuing entity to go through the administrative claims procedure established by the FDIC in order to establish its rights to payments on the contracts.

        Applicable law does not define "actual direct compensatory damages". However, these damages do not include damages for lost profits or opportunity, and no damages would be paid for the period after the date of the appointment of the FDIC as conservator or receiver. The FDIC could delay its decision whether to recognize Eaglemark Savings Bank's transfer of the contracts for a reasonable period following its appointment as conservator or receiver. Additionally, the issuing entity could be limited to seeking recovery based upon the obligation of the seller to repurchase contracts for which it did not have good and marketable title. Any of these actions could result in losses or delays in payments on your notes.

Dodd-Frank Act Orderly Liquidation Authority Provisions

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") significantly affects the financial services industry. The Dodd-Frank Act gives the FDIC authority to act as receiver of certain financial companies and their affiliates in specific situations under the Dodd-Frank Act's orderly liquidation authority ("OLA") provisions if the Secretary of the Treasury (in consultation with the President of the United States) determines that:

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  the company is in default or in danger of default;

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  the failure of the company and its resolution under the U.S. federal bankruptcy laws would have serious adverse effects on financial stability in the United States;

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  no viable private sector alternative is available to prevent the default of the company; and

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  an OLA proceeding would mitigate these effects.

No assurances can be given that OLA would not apply to HDCC or its affiliates, including the depositor and the issuing entity.

        If the FDIC were appointed receiver of HDCC or its affiliates, the FDIC would, among other powers, have the power to repudiate any contract to which the entity in receivership was a party, and might seek to use such power to recover any receivables transferred under any such contract, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of such entity's affairs. The FDIC's repudiation power also extends to continuing obligations of any such entity, including, as applicable, the entity's obligation to repurchase receivables for breaches of representation or warranty as well as its obligation to service the receivables. Based on a January 2011 advisory opinion issued by the then-acting (and now-current) general counsel of the FDIC, the FDIC will not seek to exercise its authority to repudiate contracts to recover receivables transferred by an entity in receivership under a contract prior to the end of a transition period, provided that such transfer satisfies the conditions for exclusion of such assets from the property of the estate of such entity under the U.S. Bankruptcy Code. Although counsel for HDCC will deliver an opinion to HDCC to the effect that the receivables transferred to the depositor would not be property of the estate of HDCC in a proceeding under the U.S. Bankruptcy Code, there is no assurance that the FDIC would agree with such opinion. The FDIC advisory opinion states that it does not bind the FDIC or its Board of Directors and may be modified or withdrawn in the future.

        If the issuing entity were to become subject to OLA, the FDIC could seek to repudiate the notes. If it did so, the noteholders would have a claim in the receivership for their "actual direct compensatory damages" for no less than the principal amount of the notes plus interest accrued to the date the FDIC was appointed receiver and, if the value of the collateral securing the notes exceeds such amount, the noteholders would have a claim for interest accrued after the appointment at least through the date of repudiation (although the allowed claim may be for less than the contract rate of interest). Noteholders would be stayed from accelerating the notes or exercising any other rights or remedies for a period of 90 days after a receiver was appointed and might have to present and prove their claims in the receivership, which could further delay the exercise of such rights.

        The above-described provisions, and other provisions of OLA and the FDIC's regulations thereunder (including regulations relating to OLA which the FDIC may adopt in the future), could result in delays in payments on the notes or in reductions of amounts available to make payments on the notes.

        If HDCC or its affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by HDCC perfected for purposes of state law and the U.S. Bankruptcy Code could nevertheless be avoided as preferential transfers. Based on FDIC regulations adopted in 2011, the transfer of the receivables by HDCC perfected by the filing of a UCC financing statement as required by the applicable transaction documents should not be avoidable by the FDIC as a preferential transfer under OLA.

Consumer Protection Laws

        Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the

Federal Reserve Board's Regulations B and Z, the Servicemembers Civil Relief Act, the Texas Consumer Credit Code, the Telemarketing and Consumer Fraud and Abuse Prevention Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, state unfair or deceptive practices acts, state motor vehicle retail installment sales acts and other similar laws. In addition, the recently passed Dodd-Frank Act is anticipated to create restrictive rules and enforcement frameworks with respect to consumer finance businesses. Regulations implementing this legislation are expected to impose additional requirements on Eaglemark Savings Bank and HDCC. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the contracts.

        The so-called "holder rule" of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under that contract from the obligor.

        The contracts generally will be subject to the requirements of the FTC Rule. Accordingly, each issuing entity, as holder of the related contracts, will be subject to any claims or defenses that the purchaser of the applicable financed motorcycle may assert against the dealer that sold the related financed motorcycle. As to each obligor, these claims are limited to a maximum liability equal to the amounts paid by the obligor on the related contract. Under most state motor vehicle dealer licensing laws, sellers of motorcycles are required to be licensed to sell motorcycles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used motorcycles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If the motorcycle dealer is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related financed motorcycle, an obligor may be able to assert a defense against the motorcycle dealer. If an obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the depositor's representations and warranties under the related sale and servicing agreement and a breach of the seller's warranties under the related transfer and sale agreement and would, if the breach materially and adversely affects the collectability of the contract or the interests of the issuing entity or the noteholders in the contract, create an obligation of the depositor and the seller, respectively, to repurchase the contract unless the breach is cured. See "Description of the Transfer and Servicing Agreements" in this prospectus.

        Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

        In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

        The seller and the depositor will represent and warrant that each contract complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the issuing entity for violation of any law and that claim materially and adversely affects that issuing entity's or the noteholder's interest in a contract or the collectability of the contract, that violation would constitute a breach of the representations and warranties of the seller and the depositor would create an obligation of the seller and the depositor to repurchase the contract unless the breach is cured. See "Description of the Transfer and Servicing Agreements" in this prospectus.

Other Limitations

        In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the United States Bankruptcy Code, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy, as determined by the court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

        Under the terms of the Servicemembers Civil Relief Act, an obligor who enters the military service after the origination of that obligor's contract (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor's contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that obligor's active duty status, unless a court orders otherwise upon application of the lender. Also, under the California Military Families Financial Relief Act, under certain circumstances, California residents called into active duty with the reserves can delay payments on receivables for a period not to exceed 180 days, beginning with the order to active duty and ending 60 days after release. The laws of some states provide additional protections by imposing similar limitations during the obligor's period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. In addition, both the Servicemembers Civil Relief Act and the laws of some states impose limitations that would impair the ability of the servicer to repossess a financed motorcycle during the obligor's period of active duty status. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the contracts, and may result in delays and losses occasioned by the inability to exercise the issuing entity's rights with respect to the contract and the related financed motorcycle in a timely fashion.

        Any shortfall, to the extent not covered by amounts payable to the noteholders, from amounts on deposit in the related reserve fund or from coverage provided under any other credit enhancement mechanism, could result in losses to the noteholders.

Material United States Federal Income Tax Consequences

        The following discussion is a summary of certain material U.S. federal income tax (and, in the case of certain foreign individuals, estate tax) consequences relevant to the acquisition, ownership, and disposition of the notes by U.S. holders and by non-U.S. holders (each as defined below). This summary is based upon the Internal Revenue Code, Treasury regulations, rulings of the Internal Revenue Service (the "IRS"), and judicial decisions in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could affect adversely the tax consequences described below. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been sought or obtained from the IRS regarding the tax consequences of the transactions described herein.

        For purposes of this summary, a "U.S. holder" is a beneficial owner of notes that is

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  an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes,

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  an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia,

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

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  a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Internal Revenue Code or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        For purposes of this summary, a "non-U.S. holder" is a beneficial owner of notes (other than an entity that is classified for U.S. federal income tax purposes as a partnership or as a "disregarded entity") that is not a U.S. holder. If an entity classified for U.S. federal income tax purposes as a partnership owns notes, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership and that owns notes, and any members of such an entity, should consult their tax advisors.

        This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. holders and non-U.S. holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, insurance companies, banks and other financial institutions, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold notes as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, U.S. holders whose functional currency is not the U.S. dollar, controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax). Furthermore, this summary does not discuss any alternative minimum tax consequences, and does not address any aspects of state, local, or foreign taxation. This summary only applies to those beneficial owners that hold notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code. In the case of any non-U.S. holder who is an individual, this summary assumes that this individual was not formerly a United States citizen, and was not formerly a resident of the United States for U.S. federal income tax purposes.

        BENEFICIAL OWNERS OF NOTES ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY SUCH BENEFICIAL OWNERS OR ANY OTHER PERSONS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION WAS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF TREASURY DEPARTMENT CIRCULAR 230) OF THE OFFERING OF THE NOTES OR OTHER MATTERS ADDRESSED HEREIN; AND (C) BENEFICIAL OWNERS OF NOTES SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

        THIS SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON THE PARTICULAR SITUATION OF A BENEFICIAL OWNER OF NOTES.

Classification of the Notes as Indebtedness; Tax Characterization of Issuing Entity

        The determination of whether an instrument is classified as indebtedness, rather than as equity, for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial, or administrative authority that directly addresses the U.S. federal income tax treatment of an instrument similar to the notes. Foley & Lardner LLP, federal tax counsel to the issuing entity, is of the opinion that, subject to certain assumptions and qualifications, the notes owned by parties unaffiliated with the depositor will be characterized for U.S. federal income tax purposes as indebtedness when issued, and the issuing entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. The assumptions upon which this opinion is based include (i) the assumption of continuing compliance with the indenture and the trust agreement, and (ii) the assumption that the depositor, and any other owner of a certificate, will take all action necessary to prevent the certificates from being treated for purposes of Section 7704 of the Internal Revenue Code as being traded on an established securities market or as being readily tradable on a secondary market (or the substantial equivalent thereof). This opinion is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with this opinion.

        It is possible that the IRS could assert that, for U.S. federal income tax purposes, one or more classes of the notes are not classified as indebtedness but are instead treated as an interest in the assets of the issuing entity or as an equity interest in the issuing entity. If one or more classes of the notes were treated as an equity interest in the issuing entity, then the issuing entity would be classified for U.S. federal income tax purposes as a partnership; and unless the issuing entity were treated as a publicly traded partnership taxable as a corporation, the issuing entity would not be subject to U.S. federal income tax, and the beneficial owners of the classes of notes that are not classified as indebtedness would be taxed individually on their respective allocable shares of the partnership's income, gain, loss, and deductions, without regard to whether cash distributions are actually made by the issuing entity to any such beneficial owners. The issuing entity will not make any election to be classified for U.S. federal income tax purposes as a corporation.

        If one or more classes of notes were held to constitute an equity interest in the issuing entity and if the issuing entity were to be classified as a partnership but were not treated as a publicly traded partnership taxable as a corporation:

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  the amount and timing of items of income and deduction of the beneficial owners of the classes of notes that are not classified as indebtedness may differ from the treatment that would apply if such notes are characterized as indebtedness;

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  individual beneficial owners of such notes may be subject to certain limitations on their ability to deduct their share of the issuing entity's expenses;

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  any non-U.S. holders that own such notes could be subject to U.S. federal income tax and U.S. federal tax return filing requirements, and could also be subject to U.S. federal withholding tax; and

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  any income allocable to certain tax-exempt organizations may constitute "unrelated business taxable income".

        If one or more classes of notes were classified for U.S. federal income tax purposes as an equity interest in the issuing entity, and if any such class of notes were deemed to be publicly traded (or if the certificates were deemed to be publicly traded), then, subject to certain exceptions, the issuing entity would be characterized as a publicly traded partnership taxable as a corporation. If the issuing entity were characterized as a publicly traded partnership taxable as a corporation, the issuing entity would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from its assets, which would reduce the amounts available for payment to the beneficial owners of notes. Payments to the beneficial owners of notes generally would be treated as taxable dividends for U.S. federal income tax purposes to the extent of the issuing entity's earnings and profits, and any such payments received by a non-U.S. holder could be subject to U.S. withholding tax.

        The issuing entity, depositor, and sponsor will agree to treat the notes (other than any notes owned by the depositor or one of its affiliates) as indebtedness for purposes of U.S. federal, state, and local income tax. By acquiring an interest in a note, each beneficial owner of a note is deemed to agree to treat the notes (other than any notes owned by the depositor or one of its affiliates) as indebtedness for U.S. federal income tax purposes.

        The remainder of this summary assumes that the notes are classified as indebtedness for U.S. federal income tax purposes. Beneficial owners of notes should consult their own tax advisors regarding the tax consequences if the notes are not treated as indebtedness for U.S. federal income tax purposes.

U.S. Holders

  Stated interest

        Stated interest on the notes will be taxable to a U.S. holder as ordinary income as the interest accrues or is paid (in accordance with the U.S. holder's method of tax accounting).

  Original issue discount

  In general

        If the "issue price" of a note (other than a short-term note, as defined below) is less than its "stated redemption price at maturity" and if the difference is not less than a specified de minimis amount equal to 0.25% of the stated redemption price at maturity multiplied by the number of complete years to its maturity (or, in the case of a note providing for the payment of any amount other than qualified stated interest, as defined below prior to maturity, multiplied by the weighted average maturity of the note), then the difference is treated as original issue discount ("OID"). The issue price of the notes is the first price at which a substantial amount of the notes is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The issue price of the notes is expected to be the amount set forth on the cover page of the prospectus supplement, but is subject to change based on actual sales. The "stated redemption price at maturity" of a note is the total of all payments provided by the note that are not payments of "qualified stated interest". A "qualified stated interest" payment is generally any one of a series of stated interest payments on a debt instrument that are unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) or, subject to certain conditions, at a variable rate based on one or more indices.

        Interest is unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. The depositor believes that the likelihood of late payment or nonpayment of the stated interest on the notes should constitute a remote contingency. The IRS, however, may disagree. In addition, the IRS may take the position that the owners of subordinated classes of notes do not have available default remedies ordinarily available to owners of debt instruments. In such case, the stated interest on the notes would not be qualified stated interest and the notes would be considered to have been issued with OID.

        Unless the rules of Section 1272(a)(6) of the Internal Revenue Code apply as described below, the amount of OID that accrues during any accrual period with respect to a note purchased by a U.S. holder in the initial offering will equal (i) the product of (A) the "adjusted issue price" of the note at the beginning of the accrual period (which price equals the issue price of such note plus the amount of OID that has accrued on a constant-yield basis in all prior accrual periods minus the amount of any payments, other than qualified stated interest, received on the note in prior accrual periods) and

(B) the yield-to-maturity of such note (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of each accrual period), less (ii) any qualified stated interest payable on such note during such accrual period. The amount of OID so accrued in a particular accrual period will be considered to be received ratably on each day of the accrual period.

        Section 1272(a)(6) of the Internal Revenue Code, provides that, in the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering), and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption. No Treasury regulations have been promulgated under Section 1272(a)(6). The manner in which the rules of Section 1272(a)(6) may apply to the various classes of the notes is unclear. If the rules of Section 1272(a)(6) apply to a class of the notes, the amount of OID that will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate of the contracts. In the absence of regulations (or statutory or other administrative clarification) under Section 1272(a)(6), any information reports or returns to the IRS and the U.S. holders regarding OID, if any, will be based on the assumption that the contracts will prepay at a rate based on the assumption used in pricing the respective class of notes. See "Weighted Average Lives of the Notes" in your prospectus supplement. However, no representation is being made that the contracts will prepay at the rate reflected in such prepayment assumption or at any other rate. U.S. holders are advised to consult their own tax advisors regarding the impact of any prepayments under the contracts (and the OID rules) if the notes are issued with OID.

        A U.S. holder that owns a note issued with OID must include in gross income for federal income tax purposes the amount of OID accrued with respect to each day during the taxable year that the U.S. holder owns such note. Such an inclusion in advance of receipt of the cash attributable to the income is required even if the U.S. holder is on the cash method of accounting for U.S. federal income tax purposes.

        If a note's stated redemption price at maturity exceeds its issue price, but the amount of the excess is not sufficient, under the rules described above, to cause the note to be treated as being issued with OID, then such excess constitutes "de minimis OID". Unless the election described below under "—Election to Treat All Interest as OID" is made, a U.S. holder that owns a note with de minimis OID generally must include such de minimis OID in income, as capital gain, on a pro rata basis as principal payments are made on the note.

  Acquisition premium

        If a note issued with OID is purchased by a U.S. holder for an amount less than or equal to the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, but in excess of its adjusted issue price (any such excess being "acquisition premium") and if the election described below under "Election to Treat All Interest as OID" is not made, the U.S. holder is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the U.S. holder's adjusted basis in the note immediately after its purchase over the note's adjusted issue price, and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note's adjusted issue price.

  Short-term Notes

        For purposes of this summary, a "short-term note" is a note with a term of one year or less. No portion of the interest payments on a short-term note will be treated as "qualified stated interest", and all payments on such a note in excess of the issue price of the note will be treated as OID. An accrual-basis U.S. holder that owns a short-term note (and some cash-method U.S. holders, including, but not limited to, regulated investment companies, as set forth in Section 1281 of the Internal Revenue Code) generally will be required to report OID as it accrues on a straight-line basis or under a constant yield method, at the election of the U.S. holder. Other cash-basis U.S. holders that own a short-term note generally will be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note), unless the U.S. holder elects to report OID as it accrues. Such an election by a cash-basis U.S. holder to report OID as it accrues will also apply to all non-government debt obligations with a term of one year or less acquired by the U.S. holder on or after the beginning of the first taxable year to which the election applies, and for all subsequent taxable years unless consent is secured from the IRS to revoke the election.

        In the case of a U.S. holder that is not required (and does not elect) to include OID as it accrues on a short-term note, any gain recognized on the sale or other taxable disposition of the short-term note will be ordinary income to the extent of the OID accrued through the date of disposition. A U.S. holder that is not required (and does not elect) to include OID as it accrues on a short-term note may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note. Any such deferral will generally last until the taxable disposition of the short-term note. Special rules apply if a short-term note is purchased for more or less than its principal amount.

  Floating Rate Notes

        For purposes of this summary, a "variable rate debt instrument" is a floating rate note that: (i) has an issue price that does not exceed the total noncontingent principal payments by more than a specified de minimis amount, and (ii) provides for stated interest, compounded or paid at least annually, at

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  one or more "qualified floating rates",

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  a single fixed rate and one or more qualified floating rates,

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  a single "objective rate", or

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  a single fixed rate and a single objective rate that is a "qualified inverse floating rate".

A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a "current value" of that rate. A "current value" of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

        A variable rate is a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A fixed multiple of a qualified floating rate constitutes a qualified floating rate only if the multiple is greater than 0.65 but not more than 1.35. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, also constitutes a qualified floating rate. If a note provides for two or more qualified floating rates that (i) are within 0.25 percent of each other on the issue date or (ii) can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the note or are not reasonably expected to significantly affect the yield of the note.

        An "objective rate" is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on objective financial or economic information. A rate does not qualify as an objective rate if it is based on information that it is within the control of the issuing entity (or a related party) or that is unique to the circumstances of the issuing entity (or a related party), such as dividends, profits, or the value of the equity interests in the issuing entity (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuing entity). A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note's term. An objective rate is a "qualified inverse floating rate" if (i) the rate is equal to a fixed rate minus a qualified floating rate and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

        If interest on a note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period and (i) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the note that do not differ by more than 0.25 percent or (ii) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate, the fixed rate and the qualified floating rate or objective rate constitute a single qualified floating rate or objective rate, as the case may be.

        In general, if a floating rate note that is a "variable rate debt instrument" provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period of one year or less, and the interest is unconditionally payable in cash or in property (other than debt instruments of the issuing entity) at least annually, all stated interest on the note is qualified stated interest and the amount of qualified stated interest and OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for the note.

        If a floating rate note that is a "variable rate debt instrument" does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest at a single fixed rate (other than at a single fixed rate for an initial period of one year or less), the amount of interest and OID accruals on the note are generally determined by:

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  determining a fixed rate substitute for each variable rate provided under the note (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the note);

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  constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above);

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  determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

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  making the appropriate adjustments for actual variable rates during the applicable accrual period.

        If a floating rate note that is a "variable rate debt instrument" provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period of one year or less), the amount of interest and OID accruals are determined as described in the immediately preceding paragraph with the modification that the note is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the note as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

  Amortizable bond premium

        If a U.S. holder purchases a note at a cost that is greater than the stated redemption price at maturity of the note, the excess will be treated as "amortizable bond premium" under Section 171 of the Internal Revenue Code, and the U.S. holder may elect to amortize the premium as an offset to interest income otherwise required to be included in income in respect of the note during the taxable year, using a constant yield method, over the remaining term of the note (ignoring any option that the issuing entity or servicer has to redeem the note at 100% of the principal amount). In the case of a note that is subject to call at the option of the issuing entity or servicer, the amount of amortizable bond premium is calculated based on the amount payable at the applicable call date, but only if the use of the call date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the call date. If a note is subject to Section 1272(a)(6) of the Internal Revenue Code, it is unclear whether a prepayment assumption should be taken into account in determining the term of the note for purposes of determining the amount of amortizable bond premium that is allocable to a particular year.

        A U.S. holder who elects to amortize bond premium must reduce the U.S. holder's tax basis in the note by the amount of the premium used to offset interest income as set forth above. An election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. holder on or after the first day of the first taxable year to which such election applies, and may not be revoked without the consent of the IRS.

  Market discount

        A note (other than a short-term note) will be deemed to have "market discount" in the hands of a U.S. holder if: (i) the U.S. holder's adjusted tax basis in such note immediately after acquisition is less than the note's principal amount (adjusted issue price, in the case of a note that is issued with OID); and (ii) the amount of this difference (the "market discount") exceeds a specified de minimis amount. If a note has market discount in the hands of a U.S. holder, then unless an election is made to include such discount in gross income for U.S. federal income tax purposes on an accrual basis over the remaining life of the note, any payment on the note that does not constitute qualified stated interest, and any gain recognized by the U.S. holder upon the sale or other disposition of the note, will be treated as ordinary income to the extent of the amount of "market discount" that has accrued on the note while held by the U.S. holder.

        An election to include market discount in income on an accrual basis will apply to all notes and other obligations owned by the U.S. holder that are purchased at a market discount during the taxable year for which the election is made, and all subsequent taxable years of the U.S. holder, unless the IRS consents to a revocation of the election. If an election is made to include market discount in income currently, the tax basis of the note in the hands of the U.S. holder will be increased by the market discount thereon as such discount is included in income.

        For purposes of determining the accrual of market discount, certain special rules apply in the case of debt instruments (such as the notes) that are subject to prepayment by reason of prepayments on other debt instruments. Market discount generally accrues on a straight-line basis unless the U.S. holder elects to accrue such discount on a constant-yield-to-maturity basis. That election is applicable only to the note with respect to which it is made and is irrevocable. If interest is paid or accrued by the U.S. holder on indebtedness incurred or maintained to purchase or carry a note with market discount, the deduction for the portion of the U.S. holder's interest expense that is allocable to the accrued market discount may be deferred.

  Election to Treat All Interest as OID

        A U.S. holder may elect in the year of acquisition of a note to account for all interest (including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on the note by using the constant-yield method applicable to OID. Any such election may not be revoked without the consent of the IRS. If the note has market discount at the time of its acquisition, a U.S. holder that makes such an election will be treated as making an election to accrue market discount for other debt instruments acquired by the U.S. holder on or after the first day of the first taxable year to which the election with respect to the note applies. If the note has amortizable bond premium at the time of its acquisition, a U.S. holder that makes an election to treat all interest as OID will be treated as making an election to amortize bond premium for other taxable debt instruments that are held by the U.S. holder on the first day of the first taxable year to which the election with respect to the note applies or that are thereafter acquired.

  Disposition of Notes

        In the case of a sale or other taxable disposition (including a redemption or retirement) of a note, a U.S. holder will recognize gain or loss equal to the difference, if any, between (i) the amount received (other than any amount representing accrued but unpaid interest, which will be treated as ordinary income to the extent not previously included in income) and (ii) the U.S. holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a note generally will equal the cost of the note (net of accrued interest) to the U.S. holder, increased by amounts includible in income as OID (or market discount if the U.S. holder elects to include market discount in income on a current basis) and reduced by any amortizable bond premium and any payments (other than payments of qualified stated interest) made on such note. Except as described above with respect to market discount and with respect to short-term notes, a gain or loss recognized by a U.S. holder on a sale or other disposition of a note generally will constitute capital gain or loss. Capital gains recognized by an individual upon the sale or other disposition of a note that is held for more than one year are generally eligible for reduced rates of U.S. federal income taxation. The deductibility of a capital loss recognized upon the sale or other disposition of a note is subject to limitations.

  Unearned Income Medicare Contribution Tax

        For taxable years beginning after December 31, 2012, a 3.8% Medicare contribution tax will be imposed on the "net investment income" of certain United States individuals and on the undistributed "net investment income" of certain estates and trusts. Among other items, "net investment income" generally includes interest and certain net gain from the disposition of property, less certain deductions.

  Backup withholding and information reporting

        In general, information reporting requirements will apply with respect to payments of principal and interest on the notes to a U.S. holder (and annual accruals of OID by a U.S. holder relating to the notes), and with respect to payments to a U.S. holder of any proceeds from a disposition of the notes. In addition, a U.S. holder may be subject to a backup withholding tax on payments with respect to the notes if the U.S. holder fails to supply its correct taxpayer identification number in the manner required by applicable law, fails to certify that it is not subject to the backup withholding tax, or otherwise fails to comply with applicable backup withholding tax rules.

        Any amounts withheld from a U.S. holder under the backup withholding provisions may be credited against the U.S. federal income tax liability of the U.S. holder, and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

  Interest and gains upon disposition

        Interest (including any OID) earned on a note by a non-U.S. holder will be considered "portfolio interest", and (subject to the discussion in "—Foreign Account Tax Compliance" below) will not be subject to U.S. federal income tax or withholding, if:

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  the non-U.S. holder is neither (i) a "controlled foreign corporation" that is related to the issuing entity or the depositor as described in Section 881(c)(3)(C) of the Internal Revenue Code, (ii) a bank receiving the interest (or OID) on a loan made in the ordinary course of its business, nor (iii) a person who owns, directly or under the attribution rules of Section 871(h)(3)(C) of the Internal Revenue Code, 10% or more of the voting power of the equity interests in the issuing entity or the depositor;

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  the certification requirements described below are satisfied; and

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  the interest is not effectively connected with the conduct of a trade or business (or, if a United States income tax treaty applies, is not attributable to a permanent establishment maintained) within the United States by the non-U.S. holder.

        In general, the certification requirements will be satisfied if either (i) the beneficial owner of the note provides, to the person who otherwise would be required to withhold U.S. tax, a properly completed IRS Form W-8BEN (or a suitable substitute form) that includes the beneficial owner's name and address and that certifies, under penalties of perjury, that the beneficial owner is not a United States person, or (ii) a securities clearing organization, bank, or other financial institution which holds customers' securities in the ordinary course of its trade or business holds the note on behalf of a beneficial owner and provides to the person who otherwise would be required to withhold U.S. tax, a statement certifying under penalties of perjury that an applicable IRS Form W-8BEN (or a suitable substitute form) has been received by it from the beneficial owner, or from another financial institution acting on behalf of the beneficial owner, and furnishes a copy to the person who otherwise would be required to withhold U.S. tax. These certification requirements may be satisfied with other documentary evidence in the case of a note held through a qualified intermediary.

        Any interest (including any OID) earned on a note, and any gain recognized upon a sale or other taxable disposition (including a redemption or retirement) of a note, that is effectively connected with the conduct of a trade or business (or, if a United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by a non-U.S. holder will be subject to U.S. federal income tax at regular graduated rates. If the non-U.S. holder is classified as a corporation for U.S. federal income tax purposes, such amounts will also be taken into account for purposes of determining the amount of U.S. branch profits tax, which is imposed at a rate of 30% (or at a lower rate under an applicable tax treaty) on effectively connected earnings and profits, subject to certain adjustments. However, such effectively connected income will not be subject to U.S. federal income tax withholding, provided that, with respect to any interest (including any OID) earned on a note, the non-U.S. holder furnishes a properly completed IRS Form W-8ECI (or a suitable substitute form) to the person that otherwise would be required to withhold U.S. tax.

        Any payments to a non-U.S. holder of interest (including any OID) that do not qualify for the "portfolio interest" exemption and that are not effectively connected with the conduct of a trade or business (or, if a United States income tax treaty applies, are not attributable to a permanent establishment maintained) within the United States by the non-U.S. holder will be subject to U.S. federal income tax and withholding at a rate of 30% (or at a lower rate under an applicable tax treaty).

        Subject to the discussion of backup withholding below, any gain (other than gain representing accrued OID) recognized by a non-U.S. holder upon a sale or other taxable disposition (including a redemption or retirement) of a note generally will not be subject to U.S. federal income tax or withholding unless (i) the gain is effectively connected with the conduct of a trade or business (or, if a United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by the non-U.S. holder (in which case the gain will be taxed in the manner described in the second preceding paragraph above), or (ii) in the case of a non-U.S. holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met (in which case such individual will be subject to a 30% U.S. federal income tax on the gain, which gain may be offset by certain U.S.-source capital losses).

  Backup withholding and information reporting

        Any payments of interest (including any OID) on the notes to a non-U.S. holder generally will be reported to the IRS and to the non-U.S. holder, whether or not such interest is exempt from U.S. tax pursuant to a tax treaty or the "portfolio interest" exemption. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the payee resides.

        Any payments of interest (including any OID) on the notes to a non-U.S. holder generally will not be subject to backup withholding and additional information reporting, provided that (i) the non-U.S. holder certifies, under penalties of perjury, on a properly completed IRS Form W-8BEN or W-8ECI (or a suitable substitute form) that it is not a United States person and certain other conditions are met, or (ii) the non-U.S. holder otherwise establishes an exemption.

        The payment to a non-U.S. holder of the proceeds of a disposition of a note by or through the U.S. office of a broker generally will not be subject to information reporting or backup withholding if the non-U.S. holder either certifies, under penalties of perjury, on a properly completed IRS Form W-8BEN (or a suitable substitute form) that it is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to the payment of the proceeds of a disposition of a note by or through the foreign office of a foreign broker (as defined in applicable Treasury regulations). Information reporting requirements (but not backup withholding) will apply, however, to a payment of the proceeds of the disposition of a note by or through a foreign office of a U.S. broker or of a foreign broker with certain relationships to the United States, unless the broker has documentary evidence in its records that the holder is not a United States person and certain other conditions are met, or the holder otherwise establishes an exemption.

        Any amounts withheld from a non-U.S. holder under the backup withholding provisions may be credited against the U.S. federal income tax liability of the non-U.S. holder, and may entitle the non-U.S. holder to a refund, provided that the required information is furnished to the IRS.

  Foreign Account Tax Compliance

        Under legislation enacted in 2010, withholding taxes will be imposed on certain types of payments made after December 31, 2012 to "foreign financial institutions" and to certain other non-U.S. entities. Under this legislation, a 30% withholding tax generally will be imposed on payments of interest (including OID) on, or gross proceeds from the sale or other disposition of, debt obligations issued by a United States person if the payments are made to a foreign financial institution, unless the foreign financial institution enters into an agreement with the U.S. Treasury to among other things, undertake to identify accounts held by certain United States persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent the financial institution from complying with these reporting and other requirements. In addition, the legislation generally imposes a 30% withholding tax on similar types of payments to a non-financial foreign entity unless the entity certifies that it does not have any substantial United States owners or the entity furnishes identifying information regarding each substantial United States owner. Despite the December 31, 2012 date set forth in this legislation, the IRS has issued proposed regulations and preliminary guidance providing that the withholding tax on interest (including OID) will not be imposed with respect to payments made prior to January 1, 2014 and that the withholding tax on gross proceeds from a disposition of a debt obligation will not be imposed with respect to payments made prior to January 1, 2015. In addition, the proposed regulations provide that withholding requirements generally would not apply to debt instruments issued on or before December 31, 2012, unless such debt instruments are deemed to be reissued after December 31, 2012 for federal income tax purposes. Prospective investors should consult their tax advisors regarding this legislation.

  Estate tax consequences

        Any note that is owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the date of death will not be included in such individual's estate for U.S. federal estate tax purposes, unless the individual owns, directly or indirectly, 10% or more of the voting power of the equity interests in the issuing entity or the depositor, or, at the time of such individual's death, payments in respect of the notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

ERISA and Related Considerations

        Following is a summary of certain consideration relevant to purchasers of notes who are subject to the fiduciary investment and prohibited transaction rules of the Employee Retirement Income Security Act of 1974 ("ERISA"). Such rules generally apply to private employee benefit plans and entities that invest the assets of such plans ("ERISA plan investors").

        These rules are generally not applicable to individual retirement arrangements ("IRAs"), plans covering only self-employed individuals, governmental plans, church plans or foreign plans ("non-ERISA plan investors"). Consequently, much of the following discussion of the fiduciary issues arising under ERISA is generally not applicable to such investors. Non-ERISA plan investors may be subject to various other fiduciary or other legal requirements under state law or other applicable law, however, which they should consider before investing in the notes.

        ERISA plan investors are generally subject to the prohibited transaction rules of Section 4975 of the Internal Revenue Code and Section 406 of ERISA. IRAs and plans covering only self-employed individuals are generally subject to the prohibited transaction rules of Section 4975 of the Internal Revenue Code.

        This summary is based on the provisions of ERISA and the Internal Revenue Code as of the date hereof. No assurance can be given that future legislation, administrative regulations or rulings or court decisions will not significantly impact the contents of this discussion. This summary is general in nature and does not purport to address every issue that may be relevant to an investment in the notes by an ERISA plan investor or non-ERISA plan investor. Potential ERISA plan investors and non-ERISA plan investors are encouraged to consult their own legal counsel regarding the fiduciary aspects, potential prohibited transaction risks, and other legal aspects of an investment in the notes.

Fiduciary Considerations

        A fiduciary of an ERISA plan investor should consider its fiduciary responsibilities under ERISA before investing in the notes. These duties require the fiduciary to act solely in the interests of the ERISA plan's participants and beneficiaries. These duties also obligate the fiduciary to consider the appropriateness of any one given investment in light of the ERISA plan's entire portfolio.

        Before investing in the notes, fiduciaries of ERISA plan investors should review and determine:

  •
  ERISA's fiduciary standards;

  •
  whether an investment in the notes would be consistent with ERISA's prudence and diversification requirements, including consideration of the "Risk Factors" disclosed elsewhere in this Prospectus;

  •
  whether such an investment would constitute a direct or indirect non-exempt prohibited transaction; and

  •
  whether the fiduciaries have the appropriate authority to make the investment under the governing ERISA plan documents and investment policies, as well as under Title I of ERISA.

        Fiduciaries of ERISA plan investors should also consider prohibitions in ERISA and in the Internal Revenue Code relating to an ERISA plan investor engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to such plan. As noted above, the prohibited transaction provisions of the Internal Revenue Code also apply to some non-ERISA plan investors and such investors also should consider these provisions prior to investing in the notes. These prohibited transaction rules are complex and may prohibit an investment in the notes by certain ERISA plan investors and non-ERISA plan investors.

        ERISA plan investors may currently maintain relationships with the indenture trustee, the owner trustee, the servicer, the depositor, a swap counterparty or one or more underwriters or their principals or affiliates. Such entities may be deemed parties in interest or fiduciaries with respect to an ERISA plan investor. ERISA prohibits the use of plan assets for the benefit of a party in interest and also prohibits a fiduciary with respect to an ERISA plan investor from using its position to cause an ERISA plan investor to make an investment from which it or certain third parties related to the fiduciary would receive a fee or other consideration. Similar provisions are imposed by the Internal Revenue Code with respect to IRAs and retirement plans covering only self employed individuals. In certain cases, exemptions apply with respect to certain transactions that might otherwise be prohibited by ERISA.

        Each ERISA plan investor should consult with its own legal counsel to determine whether investment in the notes may be prohibited by ERISA or the Internal Revenue Code or otherwise would violate ERISA or the Code.

        Each IRA non-ERISA plan investor should consult with its legal counsel to determine whether investment in the notes may be a prohibited transaction for purposes of Section 4975 of the Code.

Plan Asset Issues

        To the extent that the assets of an issuing entity, as opposed to the notes issued by such entity, are considered to be "plan assets" of any ERISA plan investor, it is possible that the issuing entity, the indenture trustee, the owner trustee, the servicer, the depositor, a swap counterparty or an underwriter or certain of their affiliates, including Harley-Davidson, could be an ERISA fiduciary or party in interest of the ERISA plan investor for purposes of the fiduciary rules discussed above, including the prohibited transaction rules applicable to some transaction involving "plan assets".

        Neither ERISA nor the Internal Revenue Code specifically defines the term "plan assets" as applied to ERISA plan investors or non-ERISA plan investors who are subject to Section 4975 of the Internal Revenue Code. The Department of Labor, however, has issued a regulation defining such term. See 29 C.F.R. § 2510.3-101, as amended by Section 3(42) of ERISA ("Plan Asset Regulations"). As relevant here, the Plan Asset Regulations provide that when an ERISA plan investor acquires an equity interest in an entity that is neither publically traded nor a security issued by an investment company registered under the Investment Company Act, the assets of the ERISA plan investor include not only the such interest, but also an undivided interest in the underlying assets of the entity, unless the entity is an operating company (as defined in the regulations) or investment by ERISA plan investors in the entity is not "significant" (as defined in the regulations).

        It is anticipated that the notes will constitute debt and not constitute an equity interest in the issuing entity and, accordingly, notes purchased by an ERISA plan investor will constitute "plan assets", but the assets of the issuing entity will not be considered "plan assets" of the ERISA plan investor for purposes of ERISA. However, due to the complexities of ERISA and the prohibited transaction rules, and the penalties and other adverse consequences imposed on persons involved in a breach of fiduciary duty or non-exempt prohibited transactions, it is important that the investment fiduciary of any ERISA plan investor that is considering investing in any series of notes consult with its own legal advisers regarding whether or not the assets of any issuing entity may be considered plan assets of any ERISA plan investor that invests in such notes.

        ERISA plan investors should also read the "ERISA and Related Considerations" section of the prospectus supplement applicable to the issuing entity that will be issuing the specific notes in which the ERISA plan investor is considering investing.

Ratings of the Notes

        Each class of notes specified as being offered by the applicable prospectus supplement will initially be rated by at least one nationally recognized statistical rating agency or organization that is hired by the sponsor to rate the notes. Any rating that is made may be lowered or withdrawn by the assigning rating agency at any time if, in its judgment, circumstances so warrant. If a rating or ratings of notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes so qualified, reduced or withdrawn.

        The ratings of the notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the notes do not address the likelihood of payment of principal of any class of notes prior to the stated maturity date of the notes, or the possibility of the imposition of United States withholding tax with respect to non-United States persons.

Plan of Distribution

        An issuing entity may sell notes to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell notes directly to other purchasers or through agents. The depositor intends to offer the notes through these various methods from time to time.

        The seller, the depositor and certain of their affiliates may agree to indemnify the underwriters and agents who participate in the distribution of the notes against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the underwriters may be required to make.

        Funds in cash collateral accounts and the trust accounts may, from time to time, be invested in certain investments acquired from the underwriters.

Legal Matters

        Foley & Lardner LLP, Milwaukee, Wisconsin, will provide a legal opinion relating to the notes in its capacity as special counsel to the issuing entity, the depositor, the seller and the servicer. In addition, certain United States federal income tax matters will be passed upon for the related issuing entity by Foley & Lardner LLP. Other legal matters will be passed upon for the underwriters by counsel to the underwriters.

Where You Can Find More Information

        Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, monthly and current reports and other information. You can read and copy these documents at the public reference room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, DC, 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the public reference room or visit Securities and Exchange Commission's web site at http://www.sec.gov to access available filings.

        The Securities and Exchange Commission allows offerors of securities to incorporate by reference some of the information in documents they file with it. This means that offerors can disclose important information to you by referring you to those documents. Documents incorporated by reference will be filed under the depositor's name. The information that the depositor incorporates by reference is considered to be part of this prospectus, and later information that the depositor files with the Securities and Exchange Commission will automatically update and supersede this information.

        All documents filed by the administrator, on behalf of the issuing entity, or the depositor under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the notes, will be incorporated by reference into this prospectus.

        If you are a beneficial owner of the notes to whom a prospectus has been delivered, the depositor will, on request, send you a copy of the information that has been incorporated by reference in this prospectus. The depositor will provide this information at no cost to you. Please address requests to the depositor: c/o Harley-Davidson Credit Corp., Suite 2000, 222 West Adams Street, Chicago, Illinois 60606.

INDEX OF DEFINED TERMS

acquisition premium	69
adjusted issue price	68
administrator	1
bank sale and participation agreement	18
certificate distribution account	28
current value	70
depositor	1
Dodd-Frank Act	15, 62
DTC	41
ERISA	78
ERISA plan investors	78
FDIC	13
fixed rate notes	39
floating rate notes	39
FTC Rule	64
Harley-Davidson	1
HDCC	15, 17
HDFS	17
indenture trustee	1
IRAs	76
IRS	65
issuing entity	1
market discount	72
MSRP	21
non-ERISA plan investors	76
non-U.S. holder	66
note factor	31
objective rate	70
OID	68
OLA	62
originators	1
owner trustee	1
Plan Asset Regulations	77
qualified floating rate	70
qualified institution	38
qualified inverse floating rate	71
qualified stated interest	68
seller	1
servicer	1
short-term note	69
sponsor	1
spread	39
spread multiplier	39
stated redemption price at maturity	68
transfer and servicing agreements	45
trust	1
U.S. holder	65
UCC	57
variable rate debt instrument	70
weighted average life	30

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the notes offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Harley-Davidson Motorcycle Trust 2012-1
Issuing Entity

$519,834,000 Motorcycle Contract Backed Notes

Harley-Davidson Customer Funding Corp.
Depositor

Harley-Davidson Credit Corp.
Seller, Servicer and Sponsor

PROSPECTUS SUPPLEMENT

                    , 2012

Joint Bookrunners

J.P. Morgan	Citigroup	RBS

Co-Managers

BMO Capital Markets	Mizuho Securities USA Inc.	Wells Fargo Securities	The Williams Capital Group, L.P.